Exhibit 10.10

[This Exhibit 10.10 translated from Hebrew]

Lease Agreement

Made and entered into in Jerusalem on September 5, 2008

By:	RMPA Assets Ltd.
(By Mr. Yair Hadar
Who is authorized to sign on the company’s behalf)
(who for the sake of convenience will hereinafter be known as:
the “Lessor”)

Of the first part;

And between:	Chiasma (Israel) Ltd.
(By Ms. Roni Mamluk
And Mr. Martin Burg
Who are authorized to sign on the company’s behalf)
(who for the sake of convenience will hereinafter be known as:
the “Lessee”)

Of the second part;

Whereas	the Lessor holds the right to be registered with the Israel Land Administration as the owner of a long term lease on a lot located on Parcel 100 of Block 30243 on Hartum Street in Har Hotzvim, Jerusalem, as well as on the building built on the Parcel known as Beit Hadar Nechasim (hereinafter known as: the “Building”); and

Whereas	the Lessor represents that it is the sole party eligible to be registered as the long term lessee with respect to the Building and the sole holder thereof, with the exception of the other lessees in the Building, and that it has the right to lease the Leased Property (as defined below) in accordance with the terms of this Agreement; and

Whereas	the Lessee inspected the land and the validity of the Lessor’s rights and found them to meet its needs and objectives, and the Lessee further performed all preliminary inspections it deemed necessary and appropriate and examined the particulars that would have an effect on its decision to enter into this Agreement; and

Whereas	the Lessee desires to lease from the Lessor a certain area of the Building (including a pro rata share of the Building reserved for common use) marked on the plan of the leased property attached to this Agreement as Appendix A (hereinafter: the “Leased Property”), and the Lessor desires to lease the Leased Property to the Lessee by means of an unprotected lease (hereinafter: the “Lease”) for a certain period, consideration and purpose, all subject to the terms and conditions set forth below in this Agreement.

Now therefore, it is hereby stipulated, conditioned and warranted between the parties as follows:

1.	Preamble, Appendices and Headings

1.1.	The preamble to this Agreement constitutes an integral part thereof.

1.2.	The appendices attached to this Agreement constitute and integral part thereof.

1.3.	The section headings in this Agreement are provided for convenience only. They do not constitute part of this Agreement and shall not be used in its interpretation.

Appendix A – Leased Property Plan.

Appendix B – Technical Specifications for the Offices (hereinafter: the “Specifications”) + plans.

Appendix C – Electricity Supply Rules.

Appendix D – Management Agreement Terms.

Appendix E – Removed.

Appendix F – Parent Company Guarantee.

Appendix G – Bank Guarantee.

Appendix H – Form Insurance Authorizations.

Appendix I – Removed.

Appendix J – Collection of Special Terms.

Appendix K – Confirmation of Lessee Authorized Signatories.

Appendix L – Amounts Form.

2.	Definitions

The following terms shall have the meanings set forth beside them in this Agreement below:

Area of the Leased Property	As defined in section 5 of the Agreement, as described in Appendix A to this Agreement and as described in Appendix J to this Agreement.

Bank	Bank Leumi L’Israel.

Base Index	As defined in Appendix J to this Agreement.

Building	The 7 story building built on the Land (a number of the stories are underground).

Commencement Date of the Customization Works	The date determined by the parties, as set forth in Appendix J to this Agreement.

External Public Areas	All areas outside the Area of the Building intended for use by the Building’s tenants and visitors, including roads, access ways, sidewalks, gardens, signs, pathways, etc., with the exception of areas used and/or designated for use as parking areas.

Gallery	Any horizontal partition that creates a mezzanine (insofar as one may be built in the structure and/or the Leased Property) in the Leased Property that separates the floor and ceiling of the Leased Property.

Index	The consumer price index (the general index) that includes fruits and vegetables and is published by the Israeli Central Bureau of Statistics. In the event that the Central Bureau of Statistics ceases to publish such index, it shall be replaced by an identical or materially similar index published by another governmental bureau or authority, or by any other authorized entity.

Internal Public Areas	All areas inside the Building, including all structures, additions or improvements added from time to time, and including roofs, corridors, entrances and exits, service rooms and areas, service corridors, restrooms, technical areas such as electrical rooms, air conditioning rooms and systems, loading and unloading areas, elevators, escalators, stairwells and any other area within the Building intended for and/or actually used by the tenants, including secured areas, all with the exception of areas to be leased out and/or actually leased out by the Lessor.

Land	A registered, 4,489 square meter, plot of land located in the Har Hotzvim Industrial Zone in Jerusalem, also known as Parcel 100 of Block 30243, and all structures thereon, including the Building.

Lease Agreement	This Lease Agreement with all its appendices, including the appendix setting forth the Management Agreement Terms.

Leased Property	As defined in Appendix J to this Agreement and marked in [the color] on Appendix A to this Agreement. The Leased Property includes parking spaces, storage rooms, customizations, etc. and any other area leased to the Lessee for its use.

Lessee’s Payments	All payments that the Lessee must make in accordance with the provisions of this Agreement and the Management Agreement Terms appendix.

Lessor	Including the Lessor’s engineer and anyone validly appointed by the Lessor from time to time to be its agent or representative in general or for a particular purpose.

Linked, Linkage Differentials, Linked Values and any similar term	The product of the relevant amount multiplied by the relative increase in the Index known at the time of the calculation and/or the applicable payment from the Base Index, or by the relative increase in any other index, if so explicitly stated, provided that in any event such ratio shall not be less than 1.

Management Company	The Lessor or another company appointed by the Lessor from time to time for the purpose of managing and maintaining the Building, as set forth in section 17 of this Agreement.

Management Fees	All payments that the Lessee must pay the Management Company in accordance with the provisions of this Agreement and the Management Agreement Terms appendix.

Public Areas	Unless specified otherwise, including both the Internal Public Areas and the External Public Areas.

Quarter	January through March, April through June, July through September and October through December of every calendar year.

Rental Fees	The rental fees as defined in section 9 of this Agreement according to the amounts set forth in Appendix J to this Agreement.

Term of the Lease	As defined in section 8 of this Agreement and Appendix J attached hereto, and unless expressly stated otherwise – including both the Initial Term and the Additional Terms (insofar as they are exercised).

Transfer Date	The date on which the Lessee receives possession of the Leased Property in accordance with the provisions of section 14 of this Agreement.

3.	The Transaction

The Lessor hereby undertakes to lease the Leased Property to the Lessee, and the Lessee hereby undertakes to lease the Leased Property from the Lessor, all as set forth in the provisions of this Lease Agreement.

4.	Representations of the Parties

Representations and Undertakings of the Lessee:

4.1.	That, subject to the Lessor’s representations set forth in sections 4.8, 4.9, 4.10, 4.11 and 4.12, the Lessee viewed and inspected the Land and its surroundings, the Building and the Leased Property, including the legal and design status, accessibility and surroundings thereof, the zoning plans to which they are subject, the nature of the Lessor’s rights to them, the location of the Leased Property within the Building, and every other aspect the Lessee saw fit to inspect, and it found all of the above to be suitable for its purposes and, subject to the Lessor’s representations and the performance of the customization works as of the date of the signing of this Agreement, the Lessee hereby waives any argument or claim with respect to unsuitability, damage, defect and any other claim concerning the Building and/or the Leased Property and/or in connection with the possibility of using the Leased Property for the Lessee’s purposes, with the exception of any claim relating to any hidden damage or defect.

4.2.	That all of the signatories signing this Agreement on behalf of the Lessee are legally authorized to sign in its name and accept undertakings in its name and on its behalf for the purpose of this Lease Agreement, and that the Lessee’s authorized organs approved its entry into this Lease Agreement.

The Lessee’s confirmation of authorized signatories is attached as Appendix K to this Agreement.

4.3.	That the Lessee read the Management Agreement Terms, understood the content and meaning thereof and found them to meet its requirements. Furthermore, the Lessee will sign the Management Agreement Terms appendix on the date of the signing of this Agreement.

4.4.	The Lessee declares that the Lessor’s consent to the purpose of the Lease does not constitute a permit and/or license for the purpose of the Lease, that the Lessee must procure on its own and at its own expense all permits and authorizations necessary for the performance of its business in the Leased Property in accordance with the purpose of the Lease, and that the receipt or non-receipt of such permits and authorizations does not constitute a condition for the performance of its undertakings under this Agreement.

4.5.	That the Lessee is aware that, subject to applicable law, the Lessor may perform any change and/or addition to the Building from time to time, including the performance of any additional construction up, down or across, the performance of all works and changes, the construction of additional levels, the enlargement and/or change of the areas of the leased properties (with the exception of the Leased Property in this Agreement) and/or the increase or reduction of the size of the Public Areas. The Lessee hereby waives in advance any argument or claim or demand in connection with the foregoing, provided that the Lessee’s rights to use the Leased Property in accordance with this Agreement are not prejudiced.

4.6.	That the Lessee is aware that the entirety of the Building is intended for lease and/or sale to third parties and that nothing in the lease of the Leased Property in accordance with this Agreement shall limit and/or prevent the Lessor in any way from selling and/or leasing and/or attaching areas within the Building to any party to whom it may see fit, or for the benefit thereof, provided that such areas are not part of the Leased Property or were not designated solely for the purposes of the Leased Property or together with other leased properties under this Agreement, all provided that the Lessor’s transactions with third parties do not conflict with this Agreement and/or prejudice and/or derogate from and/or change the Leased Property and the Lessee’s rights or obligations under this Agreement and provided that the Lessee’s right to make reasonable use of the Leased Property is not prejudiced.

4.7.	Subject to the Lessor’s representations set forth in sections 4.8, 4.9, 4.10, 4.11 and 4.12, and subject to the Lessor’s warranty that the Leased Property’s and Building’s systems shall be properly functioning and in working order on the Date of Transfer of Physical Possession, the Lessee represents that on the basis of its inspections it has elected to lease the Leased Property in its current state, AS IS. Subject to the Lessor’s representations set forth in sections 4.8, 4.9, 4.10, 4.11 and 4.12, as of the date of the signing of this Agreement the Lessee hereby waives any and all claims in connection with the Leased Property, its condition and suitability for use, with the exception of any hidden damage or defect, all subject to the performance of the customization works in accordance with the Specifications and the plans set forth in Appendix J.

Representations and Undertakings of the Lessor:

4.8.	That the Lessor is eligible to be registered as the owner of the rights to a long term lease on the Land and that it has the right to lease the Leased Property to the Lessee in accordance with the terms of this Agreement.

4.9.	That the Leased Property is free of any third party rights and that there is no impediment whatsoever to the Lessor’s entry into this Agreement with the Lessee, subject to all of the terms, arrangements and provisions set forth herein and to the fulfillment of the Lessor’s undertakings hereunder.

4.10.	That the Lessor is not aware of any impairment, defect, failure and/or damage in or to the Leased Property as of the date of the signing of this Agreement and the Date of Transfer of Physical Possession of the Leased Property, and that the Leased Property’s systems shall be properly functioning and in working order as of the date of the completion of the customization works and the Date of Transfer of Physical Possession.

4.11.	That the Lessor has not received any warning and/or demolition orders in connection with the Building and the Leased Property and that to the Lessor’s best knowledge the Building contains no construction deviations whatsoever.

4.12.	That the Building has received a certificate of completion and that there is no impediment under law for the occupation of the Building and the Leased Property.

5.	Area of the Leased Property

The boundaries of the Leased Property are as marked in Appendix A. For the purposes of calculating the Lessee’s payments in accordance with this Agreement, the Leased Property shall include an additional 20% of the net Area of the Leased Property for the Lessee’s participation in the common use of the Public Areas, as set forth in Appendix J.

The Area of the Leased Property will be determined by measurements conducted by the parties on the Date of Transfer of Physical Possession. When measuring the Area of the Leased Property, the parties will consider the net area of the floor of the Leased Property, including pillars, internal walls, external walls (with respect to walls common to the Leased Property and other leased properties in the Building, only half of the area of the wall will be counted), storage rooms and restrooms, a Gallery or second level in the Leased Property, if any, along with terrace areas, if any. This area will then be increased by 20% in respect of the Lessee’s participation in the common use of the Public Areas. The measured area along with the 20% increase shall together constitute the total Area of the Leased Property for purposes of the Lessee’s obligation to pay the Rental Fees, Management Fees and all other payments that the Lessee must make under this Agreement, the Management Agreement and applicable law.

6.	Purpose of the Lease

6.1.	The Lessee hereby leases the Leased Property for a certain purpose in accordance with the zoning plan that covers the Land, as set forth in Appendix J attached to this Agreement, and not for any other purpose whatsoever (hereinafter: the “Purpose of the Lease”).

6.2.	The Lessee hereby undertakes to conduct its business in the Leased Property solely within the scope of the Purpose of the Lease, without deviating from the Purpose of the Lease. Any change or expansion of the Purpose of the Lease is subject to the advance written consent of the Lessor, and the Lessor may object to any such change or expansion for any reason whatsoever, at its sole and absolute discretion.

6.3.	Without derogating from the generality of the aforesaid, the Lessee hereby confirms that it is aware that any operation of the Leased Property not in accordance with the Purpose of the Lease constitutes a material breach of this Agreement and may result in the breach of other lease agreements between the Lessor and other lessees in the Building. Therefore, the Lessor shall have the right, without prejudice to its right to receive any other relief or remedy in the event of the operation of the business in the Leased Property in non-conformance with, or deviation from, the Purpose of the Lease, to request and receive an injunction or other relief against such operation.

6.4.	The Lessee hereby represents and undertakes that it has the knowledge, experience and abilities to operate its business in accordance with the Purpose of the Lease.

6.5.	The Lessee further declares that it was not granted or promised any exceptionality and/or exclusivity in connection with the Leased Property and the business to be conducted therein, and that the Lessor may lease out areas in the Building for the purpose of operating similar businesses that are parallel or even identical to that of the Lessee, and the Lessee hereby waives any claim and/or demand in respect thereof.

7.	No Protected Tenant Rights

7.1.	The Lessee hereby represents, undertakes and confirms that it is aware that the Leased Property is located in a new building whose construction was completed after August 20, 1968, that on August 20, 1968 there was no tenant who had rights to the Leased Property and that the Lease under this Agreement is not subject to sections 9 and 14 of the Tenant Protection Law [Consolidated Version], 5732-1972, which removes the Lease from the application of the tenant protections laws.

7.2.	The Lessee hereby declares that it was not asked to pay, and that it has not paid, any key money or other payment that may be construed as key money, that all of the works, changes, improvements and enhancements that the Lessee may make in or to the Leased Property, if any, are not and shall not be of a material nature and the costs incurred as a result thereof shall not be considered key money, and that upon vacating the Leased Property the Lessee shall not be entitled to receive any payment whatsoever, whether as key money or otherwise.

7.3.	The Lease, Lessee and Lessor are not protected under the provisions of the Tenant Protection Law [Consolidated Version], 5732-1972 or under the provisions of any other law that protects a lessee or a tenant in any manner whatsoever, and such laws and the regulations and rules promulgated thereunder do not apply and will not apply to the Lease, the Lessee, the Lessor or this Agreement.

8.	Term of the Lease

8.1.	The Lessor hereby leases the Leased Property to the Lessee, and the Lessee hereby leases the Leased Property from the Lessor, in an unprotected lease, for the term set forth in Appendix J to this Agreement, which shall commence as of the date of the signing of this Agreement (hereinafter: the “Initial Term”). The Leased Property shall be vacant of all tenants at such time. The Lessor undertakes that as of the Date of Transfer of Physical Possession, as defined in Appendix J, the Leased Property shall be fit for occupation by the Lessee, after completion of the customization works, vacant of all people and objects, with all systems in the Leased Property functioning properly and in working order and with the Leased Property clean of all construction debris.

8.2.	The Lessee shall have the option to extend the Term of the Lease for an additional period (or periods, one period at a time), as set forth and defined in Appendix J to this Agreement, which, subject to the prior fulfillment of the provisions of sections 8.3 and 8.4 below, shall begin immediately following the culmination of the Initial Term (hereinafter: the “Additional Terms”).

8.3.	Each option for extension of the Term of the Lease as set forth in this section 8 and in Appendix J is contingent on the Lessee’s complete fulfillment for the duration of the Term of the Lease prior to the relevant extension of all of its undertakings toward the Lessor and/or anyone acting on its behalf and/or the Management Company under this Agreement in a full and timely manner, including, without derogating from the generality of the aforesaid, the Lessee having made all of the payments that it is obligated to make under this Agreement in full and the Lessee not having committed a material breach of this Agreement, as well as there not being any pending legal proceedings and/or other arbitration proceedings between the parties with respect to any of the Lessee’s obligations under this Agreement and/or one of its appendices.

Moreover, each option for extension is subject to the Lessee, prior to the end of the relevant Term of the Lease, extending the validity of all of the security interests provided by the Lessee to the Lessor under this Agreement so that such interests remain fully valid for the duration of the Additional Term.

8.4.	Subject to the terms set forth in section 8.3 above and as set forth in Appendix J, each option for the extension of the Term of the Lease shall exercise automatically, unless the Lessee notifies the Lessor in writing by registered mail of the Lessee’s intention not to exercise an option for an Additional Term and such notice is received by the Lessor at least 180 days prior to the end of the relevant Term of the Lease.

8.5.	The Lessee shall not have the right to terminate the Lease and/or vacate the Leased Property. However, nothing in the foregoing shall derogate from the Lessor’s right under this Agreement and/or under applicable law to instruct the Lessee to vacate the Leased Property. In the event that despite the aforesaid the Lessee vacates the Leased Property prior to the end of the Term of the Lease, or ceases to conduct its business in the Leased Property, such action shall not relieve the Lessee of its obligations under this Agreement, in whole or in part, and the Lessee shall be obligated to make all of the payments applicable to it under this Agreement until the end of the Term of the Lease, provided that the Lessor took reasonable measures to minimize any damages.

(b) Notwithstanding the foregoing in sub-section (a) above, in the event that the Lessee is not in a position to fulfill its undertakings set forth in this Agreement as a result of it experiencing financial difficulties, it shall have the right to terminate the Lease under this Agreement prior to the end of the Term of the Lease, provided that it produces a replacement lessee for the Leased Property (the “Replacement Lessee”), that the Replacement Lessee takes upon itself all of the Lessee’s rights and obligations under this Agreement, signs a lease agreement similar in form to this Agreement with respect to the remainder of the Term of the Lease, with such agreement containing terms no less favorable to the Lessor than those set forth in this Agreement, and provided further that the Replacement Lessee provides the Lessor with security interests no less valuable than those provided hereunder and is approved by the Lessor as a replacement lessee, with such approval not to be unreasonably withheld.

The date of the beginning of the Replacement Lessee’s lease of the Leased Property shall be considered the date on which the Lessee’s Lease terminates under this Agreement, provided that the Replacement Lessee has fulfilled the obligations set forth in this section 8.5(b) above and provided further that the Lessee has vacated the Leased Property prior to such date in accordance with this Agreement.

(c) It is hereby clarified and agreed that in the event that the Replacement Lessee replaces the Lessee, and subject to the provisions of this sub-section (c) below, the Lessee shall be obligated to refund the Lessor’s investment pursuant to the calculation set forth in section 8 of Appendix J.

Notwithstanding the aforesaid in this sub-section (c) above, it is hereby clarified and agreed that in the event that the Replacement Lessee accepts upon itself the repayment of the Lessor’s investment (as set forth in Appendix J), subject to the arrangement set forth in section 8 of Appendix J, until the end of the Term of the Lease and the five Additional Terms, the Lessee shall be exempt from repaying the Lessor’s investment as set forth in this sub-section (c) above.

(d) Following the signing by the Replacement Lessee of a lease agreement as set forth above, the Lessor shall refund to the Lessee all payments made in advance by the Lessee to the Lessor by the later of 14 days of the signing of the aforementioned agreement and the Lessor’s receipt of the first installment of rental fees from the Replacement Lessee. Subject to the provisions of this Agreement, including section 26 hereunder and the dates set forth thereunder for the return of the security interests provided under this Agreement, the Lessor shall also release the Lessee of all of its undertakings under this Agreement, including with respect to the security interests provided hereunder.

8.6.	The terms of this Agreement shall apply in full during all of the Terms of the Lease, subject to special provisions set forth in this Agreement solely with respect to certain Terms of the Lease.

9.	Rental Fees

In consideration of the Lease, the Lessee undertakes to pay the Lessor monthly or Quarterly or annual Rental Fees, as set forth in Appendix J to this Agreement. The Rental Fees shall be paid on the first day of each aforementioned period (hereinafter: the “Rental Fees”).

9.1.	In consideration of the Initial Term, the Lessee shall pay Rental Fees, with added VAT as required by law, against its receipt of a valid tax invoice and receipt within 14 days of remitting payment to the Lessor. Such payment shall be made in consideration of each month of the Term of the Lease and/or each year of the Lease in the amount set forth in Appendix J to this Agreement, with such amount Linked to the Base Index.

9.2.	In the event of the exercise of the option to extend the Lease, in consideration of the Additional Term the Lessee shall pay Rental Fees, with added VAT as required by law, against its receipt of a valid tax invoice and receipt within 14 days of remitting payment to the Lessor. Such payment shall be made in consideration of each month of the Term of the Lease and/or each year of the Lease in the amount set forth in Appendix J to this Agreement, with such amount Linked to the Base Index.

9.3.	The Linkage Differentials will be considered part of the Rental Fees for all intents and purposes.

9.4.	For the sake of the convenience of collection of the Rental Fees and any other payment owed by the Lessee to the Lessor under this Agreement, the Lessee undertakes to provide the Lessor, within 7 days of the Lessee’s receipt of constructive possession (as defined in section 14), with an authorization to debit its account in the form generally employed by the Lessor, unless the parties determined in Appendix J that payment would be made by means of bank transfer or by any other method. The Lessor undertakes not to withdraw any amounts under such authorization beyond those amounts it is authorized to withdraw in accordance with this Agreement.

9.5.	For the removal of doubt, it is hereby declared that in no event shall the creation of the standing debit order and/or any demand in respect thereof be considered payment, except upon the full and timely payment of all of the payments.

9.6.	In the event of a failure to remit to the Lessor two or more consecutive installments and/or six non-consecutive installments of the Rental Fees within 14 days of the relevant payment date as set forth in this Agreement, including a failure by the Bank to remit full payment of the Rental Fees to the Lessor pursuant to the standing debit order provided by the Lessee, the balance of the unpaid Rental Fees for the Term of the Lease or for the Additional Terms, as applicable, shall become fully due and payable, all without prejudice to the Lessor’s right to any other relief or remedy for the Lessee’s material breach of this Agreement, but all subject to the Lessor’s obligation to minimize i damages.

9.7.	The Lessee undertakes to pay the Rental Fees to the Lessor and the Management Fees to the Lessor or to the Management Company as set forth in section 17 below for the duration of the Term of the Lease, regardless of whether or not the Lessee actually made use of the Leased Property.

10.	Value Added Tax

10.1.	For every payment of the Rental Fees, and for every other payment that the Lessee must make in accordance with this Agreement, that is subject to Value Added Tax, the Lessee shall pay the Value Added Tax in addition to such payment according to the legal tax rate in effect from time to time, and/or any other tax or levy that may come in its stead and/or any other tax that applies under law to any of the payments that the Lessee must make in accordance with the provisions of this Agreement, all against the Lessee’s receipt of a valid tax invoice and receipt within 14 days of making the relevant payment (hereinabove and below: “VAT” or “Value Added Tax”).

10.2.	For the removal of doubt, with respect to the Lessee’s obligation to make payments in accordance with this Agreement, Value Added Tax, or any other tax that may apply as aforesaid, shall be considered the same as the Rental Fees in respect of which it is paid. The Lessee shall receive a valid tax invoice from the Lessor immediately following completion of the payment and the relevant tax amount and in any event no later than 14 days following completion of the payment.

11.	Other Payments

11.1.	For the duration of the Term of the Lease, in addition to the Rental Fees the Lessee shall pay all of the amounts that it owes under this section 11, as well as all of the taxes, fees, rates and obligatory payments of any kind, whether municipal and/or governmental and/or otherwise, including all fees, licensing fees and licenses of any kind that apply under law or custom to a property holder/lessee (with the exception of a long term lessee) and that relate to the Leased Property and/or its operation and/or maintenance and/or use, including the cost of insuring the Leased Property as set forth in this Agreement, provided that such payments apply to the Term of the Lease or to the Additional Terms, in the event of the Lessee’s exercise and realization thereof. Taxes and/or levies and/or fees and/or participation fees that relate to the Leased Property or to its operation, maintenance, the business conducted therein or in connection with the Rental Fees that will be applied in the future to owners under law, but do not exist as of the signing of this Agreement, shall apply to the Lessor only if levied during the Initial Term. Taxes and/or levies and/or fees and/or participation fees as set forth above that are levied under law in the future on owners, lessees or holders, shall apply to the Lessee if levied during the Additional Terms, insofar as the options in respect thereof are exercised. In the event that such a payment is levied in respect of an entire year, of which only part falls during the Term of the Lease or the Additional Term, the Lessee shall pay a proportional amount of such payment.

11.2.	All obligatory payments in respect of the Leased Property and/or the Building and/or the operation thereof that apply under law or custom to a property owner and/or a long term lessee (and not to a holder) shall apply to, and be paid by, the Lessor. For the removal of doubt, it is hereby agreed that the Lessee shall not be liable for payment of property tax, if applicable, or for payment of development levies, sewage levies, betterment tax and betterment levies in connection with the Building and/or Leased Property and/or Land.

11.3.	The Lessee undertakes, for the duration of the Term of the Lease, to pay all of the payments and expenses in connection with electricity supply, water, telephone, sewage, property rates and any other utility provided to the Leased Property that applies under law or custom or this Agreement to the land holder, including with respect to its pro rata share (based on floor area or any other reasonable calculation method to be determined by the Lessor) of the electricity costs incurred in connection with the supply of air conditioning to the Leased Property.

11.4.

The Lessee undertakes that prior to the date of its occupation of the Leased Property it shall install, at its own expense, a separate water meter and electricity meter that will link the Leased Property directly to the relevant providers, the Israel Electric Company and the Gihon company, and the Lessee shall enter into contracts for the supply of electricity and water. Or, alternatively, should the Lessor decide that separate directly linked meters should not be installed, the separate water meters shall be linked to meters to be installed in central locations in the Building by means of sub-meters in accordance with the Lessor’s instructions. In such latter case, the Lessee shall pay the Lessor and/or in accordance with its instruction for the Lessee’s pro rata share in the aforementioned utilities, pursuant to the meter readings. The Lessee hereby agrees to the location of the meter and to the relevant charges to be determined pursuant to the meter readings, as well as to any change in the location of the meter that may be made at the Lessor’s discretion.

11.5.	It is hereby clarified that use of the air conditioning systems in the Leased Property is limited to the relative size of the Leased Property in the Building. In the event that the Lessee shall require additional air conditioning in the Leased Property, the Lessee must make such arrangements privately and at its own expense, although always in coordination with the Lessor.

11.6.	All of the taxes and payments owed to the municipality and/or government and/or other entity in connection with the conduct of the Lessee’s business in the Leased Property, including business tax, signage tax, fees and licenses, shall be the sole responsibility of, and borne by, the Lessee.

11.7.	For the duration of the Term of the Lease, the Lessee shall pay any tax and/or levy and/or royalty that may apply and/or be applied in the future to the use of the Leased Property and to any activity carried out in the Leased Property, including any tax and/or levy that may be applied for the sounding of music and including any royalty that may be owed to ACUM – the Association of Composers and Music Publishers.

11.8.	The Lessee undertakes to notify the local authority and other relevant entities in writing of its lease of the Leased Property. Immediately following the beginning of the Term of the Lease, the Lessee undertakes to transfer to its own name all water bills and/or telephone bills and/or electricity bills and/or municipal bills and/or any other bill relating to any payment and/or tax to which the Lessee is subject in respect of the Leased Property. Upon the termination of the Term of the Lease, the parties will cooperate as necessary to transfer such bills back to the Lessor’s name or to the name of an alternative lessee set to take possession of the Leased Property at such time.

11.9.	The Lessor shall have the right, but not the obligation, to make any payment owed by the Lessee under this Agreement, after providing the Lessee with a written notice demanding the performance of such payment and the Lessee failing to comply with such written notice within 14 days. In such a case, the Lessee shall be obligated to repay the Lessor any such amount paid by the Lessor immediately upon its first demand, with added interest and Linkage Differentials, or, at the Lessor’s discretion, with added arrears interest calculated in the manner set forth in section 24.6.3 below. The Lessor shall provide receipts or proofs of payment in respect of such payment, save for with respect to its payment of Management Fees and parking fees.

11.10.	For the duration of the Term of the Lease, the Lessee shall bear its pro rata share of the ongoing maintenance and Management Fees in respect of the Leased Property and the Building, as well as of any expenses incurred in connection with the regular maintenance, operation, management and inspection of the common areas in the Building, including with respect to the payment of payments and/or taxes and/or levies that apply and/or may apply to the Public Areas in the Building, in addition to its payment of the Management Fees, as set forth in the Management Agreement Terms appendix and the provisions of section 17 below, in the amount of 15% of the total amount owed by the Lessee in accordance with the foregoing in this section (viz. the actual cost will be COST + 15%) and in addition to payment for parking spaces as set forth in Appendix J and for use of the parking garages in accordance with the provisions of sections 18 and 19 below.

For the purposes of this section 11.10, sections 17 and 21.7 and the Management Agreement Terms, “pro rata share” shall mean the ratio of the Area of the Leased Property (including the area of the parking spaces allotted to the Lessee) to the area of the areas in the Building designated for lease or sale, including the area of all of the parking spaces.

Telephone lines, if installed by the Lessee, shall be the Lessee’s property and it may transfer them from the Leased Property, at its own expense, upon the termination of the Term of the Lease.

12.	Customization Works in the Leased Property

12.1.	The Lessor shall provide the Lessee with the Leased Property in its current state as of the date determined by the parties, with the systems listed in Appendix B to this Agreement in functioning and working order, and the Lessor shall grant the Lessee possession of the Leased Property in such state on the date determined for such purpose in Appendix J (hereinafter: the “Transfer Date”).

12.2.	The Lessee, on its own or through others acting on its behalf, shall perform (if necessary) customization and finishing works for the purpose of preparing its business in anticipation of its opening (hereinafter: the “Customization Works”). The Lessee’s status in the Leased Property and in the Building during this period shall be of lessee for all intents and purposes, including with regard to payment of the Rental Fees and any other payment for which the Lessee is responsible under this Agreement.

12.3.

The Lessee shall be responsible, at its own expense, for performing the Customization Works, as well as any other work and/or assembly and/or any other installation of any kind necessary for the opening of the Lessee’s business in the Leased Property, and it shall be responsible for all equipment and materials it, or anyone acting on its behalf, brings in for the purpose of performing the Customization Works, for as long as such equipment or materials are present in the Building. The Lessee shall not place any equipment or material outside the Leased Property without prior coordination with the Lessor and having first received its written consent. It is hereby clarified that despite the fact that the Lessee is solely responsible for the Customization Works, their cost, etc. (unless otherwise agreed hereunder in writing), the Lessor shall have the right to supervise the quality and duration of the works and their effect on the remainder of the structure and, in particular (but not only), with regard to connections to the Building’s systems and/or common systems or to the use of utilities belonging to the structure, such as plumbing, electricity boards, air conditioning, etc. Furthermore, the Lessor shall have the right to demand consultation with the Building’s consultants (structural engineers, air conditioning specialists, electrical engineers, etc.) during the process, as necessary, to ensure that no immediate or future damage is caused to the structure or to other lessees or to other systems and that the improvements to the Leased Property do not negatively deviate in standard and quality from what is customary in similar buildings.

12.4.	Prior to performing the Customization Works, the Lessee shall submit detailed plans of its anticipated works for the Lessor’s approval, including, without derogating from the generality of the aforesaid, air conditioning and electrical plans and any other and/or additional plan that involves changes to the Leased Property’s systems or façade or structure, as well as the relevant specifications. The Lessor shall evaluate such plans and approve them or provide its comments within 10 days of its receipt of such plans. The Lessee shall amend the plans in accordance with the Lessor’s comments. Without derogating from the aforesaid, the Lessee may not perform Customization Works in the Leased Property that affect the structure and/or systems and/or façade of the Building, or works that require building permits for their performance.

12.5.	The Lessee undertakes that the contractors who are to perform the Customization Works be contractors who are agreed to and approved in advance by the Lessor, and the Lessor may reasonably reject or approve such contractors at its own discretion.

In any event, the proposed contractors shall be appropriately registered for the performance of works of the nature of the Customization Works and shall have performed similar projects in Har Hotzvim or in the Technology Park or in another hi tech park in Tel Aviv or Kiryat Atidim and shall be experienced in projects of the nature of the Customization Works.

12.6.	The Lessee shall perform the Customization Works in such a way as to cause minimum disturbance to the activities of the other lessees in the Building and without hindering any other works being performed in parallel in the Building by the Lessor or anyone acting on its behalf or by other lessees.

12.7.	The Lessee alone shall be responsible toward the Lessor and any third party for any damage caused to the Leased Property and/or the Building and/or other leased properties in the Building and/or the Lessor and/or any third party in connection with the performance of the Customization Works.

The Lessee shall insure such liability and, inter alia, the provisions of section 21 below, including all of its sub-sections, shall apply. The Lessee is responsible and undertakes that for the duration of the performance of the Customization Works it shall maintain appropriate contractors’ building insurance for the performance of the Customization Works, with the Lessor being named as an additional insured party. The Lessee shall also cause the contractors who perform the Customization Works to insure their activities with insurance that appropriately covers the relevant risk factors, and such insurance coverage shall in any event not be lower than the amount set forth in the sub-sections of section 21 of this Agreement.

12.8.	The Lessee shall notify the Lessor of the Commencement Date of the Customization Works and of the Lessee’s planned date for their completion.

12.9.	For the removal of doubt the Lessee alone shall be responsible for procuring all of the permits and/or licenses required and/or that may be required under applicable law for the performance of the Customization Works prior to the commencement of such works. The Lessee shall also be responsible for the opening and management of its business in the Leased Property and shall bear all of the expenses in connection therewith. The Lessee undertakes to fulfill all of the conditions necessary for procuring such permits, to manage its business in accordance with the terms of such permits, to maintain their validity for the duration of the Term of the Lease and not to perform any unusual activities in the Leased Property or to operate therein any business that is currently or will be considered unlawful under applicable law.

12.10.	Upon the termination of the Term of the Lease or of this Agreement, all of the systems in the Leased Property and all of the improvements, changes and additions thereto made by the Lessee during the Term of the Lease shall belong to the Lessor and the Lessee hereby waives any claim and/or demand in respect thereof.

13.	Changes or Additions by the Lessor

13.1.	Subject to applicable law, the Lessor shall have the right at any time, of its own accord and at its discretion, to implement changes to the Building and initiate changes to the city zoning plan that governs the Building, and to request leniencies and a permit for alternative or deviating use with respect to any part of the Building, including, but without derogating from the generality of the aforesaid, in connection with the construction and use of the terraces and/or roofs in and of the Building, all provided that any such change shall not include a change to the Leased Property itself and shall not prevent the Lessee from using the Leased Property in the manner set forth in this Agreement. Subject to the foregoing, the Lessee undertakes not to object to any such change or request.

13.2.	Subject to applicable law, the Lessor shall have the right at all times, at its sole discretion and without the need for Lessee consent, to perform any change or addition or renovation in the Building and/or in any part thereof and/or in any of the leased properties therein, both before the beginning of the Term of the Lease and thereafter, including, but not limited to, performing any enhancement or reduction to any areas of any kind, attaching and building additional levels, areas or wings in the Building, both under and over the Building and/or the Leased Property, turning closed or open Public Areas into areas designated for the exclusive use of various users, making changes to entrances and corridors, performing various building additions as well as any other change to the Building’s structure and/or plans and/or to the use of the various areas in the Building, all provided that if such a change is made inside the Leased Property it shall be made in such a way as to reasonably limit and mitigate, to the greatest extent possible, any inconvenience suffered by the Lessee and without prejudicing the Lessee’s right to use the Leased Property in accordance with the Purpose of the Lease and this Agreement.

13.3.	The Lessor shall have the right, without requiring Lessee consent, to pass through the Building and the Leased Property and install, on its own, by means of anyone acting on its behalf or by means of any authority, institution or other entity, any kind of piping and infrastructure, including air conditioning ducts, water and gas pipes, electrical cables and wiring, television and/or telephone and/or other communication cables, whether or not such infrastructure services the Lessee and/or the Leased Property and/or the Building, and the Lessee undertakes to permit the Lessor or anyone acting on its behalf to enter the Leased Property in order to perform such installations and everything entailed thereby. During the Term of the Lease, the Lessor shall notify the Lessee of the Lessor’s intention to perform such works reasonably in advance of their performance, in accordance with the relevant circumstances. The Lessor undertakes that such works and/or repairs shall be performed in a manner that will reasonably and to the greatest extent possible minimize and limit the disruption of the Lessee’s reasonable use of the Leased Property, and that following the completion of such works all resulting damage will be repaired and the Leased Property will be restored to its previous state at the Lessor’s expense. It is hereby clarified that in the event that such works must be performed in order to service other lessees and the Lessee is aware of such works on the date of the signing of this Agreement, the Lessor shall make best efforts to perform such works immediately following the signing of this Agreement.

13.4.	For the removal of doubt, it is hereby clarified that nothing in this section 13 shall grant the Lessor the right to change the Leased Property and/or its description as it appears in this Agreement and in its appendices and/or to damage the Leased Property.

14.	Transfer of Possession and Transfer Protocol

The transfer of constructive possession (legal and theoretical) of the Leased Property to the Lessee solely for tax purposes as set forth in Appendix J, as opposed to the actual transfer of physical possession of the Leased Property, shall be effected on the date set forth in Appendix J. Physical possession of the Leased Property shall be transferred to the Lessee following the completion of the Customization Works on the date set forth in such respect in Appendix J.

14.1.	The Lessee shall receive possession of the Leased Property on the date of the transfer of constructive possession, with the Leased Property being in the same state as on the date of the signing of the Agreement – AS IS.

14.2.	On the date of the transfer of physical possession, as set forth in Appendix J, a transfer protocol shall be drawn up between representatives of both parties that will set forth the state of the Leased Property and any discrepancy between it and the description set forth in Appendix B, in the Specifications and in the plans, and it shall list all of the repairs and defects in the Leased Property that fall under the Lessor’s responsibility and that the Lessor is obligated to remedy. The Lessee shall then confirm in the protocol its receipt of the Leased Property in accordance with this Agreement. The Lessor undertakes to perform the necessary repairs in accordance with the transfer protocol within a reasonable time frame, with the exception of urgent repairs that require the Lessor’s immediate attention and performance.

On the date of the completion of the Customization Works, physical possession of the Leased Property shall be transferred to the Lessee in accordance with Appendix J, with the Leased Property being empty and clear of any person and/or object and free of all construction related debris, with the Customization Works having been performed in accordance with the Specifications and the plans and with all of the Leased Property’s systems functioning and in working order, as set forth in Appendix J.

14.3.	The Lessee undertakes to receive physical possession on the date of the completion of the Customization Works, as set forth in Appendix J, and confirms that in the event that it does not come to take possession on such date it shall be considered to have taken possession of the Leased Property without reservation as to its state and the Lessee shall henceforth be obligated to pay all Rental Fees as of their relevant due dates in the manner set forth in this Agreement and in Appendix J. It is hereby clarified that the Lessee shall not have the right to refuse to take possession of the Leased Property unless it is not suitable for reasonable use in accordance with the Purpose of the Lease.

14.4.	Within 7 days of the date of the transfer of constructive possession, the Lessee undertakes to provide the Lessor with the insurance authorizations as set forth in section 21, with the bank guarantee as set forth in section 26 and with the authorization for the standing debit order as set forth in section 9.4 of this Agreement, in the event that any of these documents is not provided to the Lessor on the date determined for such purpose in this Agreement hereinabove and below. Notwithstanding the above, the parent company guarantee as set forth in section 26 shall be provided to the Lessor within 21 days of the date of the transfer of constructive possession.

14.5.	Subject to the fulfillment of the terms of section 14.2 above, the Lessee’s receipt of physical possession of the Leased Property shall constitute the Lessee’s confirmation that it received the Leased Property in full conformance with the provisions of this Agreement and to its full satisfaction, save for in respect of any hidden defect or damage, and that the Lessee has no, and shall have no, claim with respect to the Leased Property and to this Agreement, subject to the Lessor’s fulfillment of its undertakings under this Agreement and as set forth in the transfer protocol.

15.	Possession of the Leased Property During the Term of the Lease

15.1.

The Lessee undertakes to maintain the Leased Property and its systems, including plumbing, electrical, lighting and air conditioning (with the exception of the central air conditioning system on the roof of the Building, which shall be maintained by the Management Company) systems in good and working order and to perform all relevant maintenance work, not to cause disruption to the other lessees in the Building, to maintain the cleanliness of the Leased

Property and its surroundings, to refrain from causing any damage or defect to the Leased Property or to any of its parts, save for regular and reasonable wear and tear to the Leased Property and with the exception of malfunctions and/or defects in the Building and/or structure of the Building, and to be responsible and immediately repair at its own expense any such damage or malfunction or defect caused to the Leased Property and its systems by the Lessee and/or its visitors and/or clients and/or employees and/or anyone who enters the Leased Property on behalf of the Lessee. In the event that the Lessee does not perform such repair within 14 days of the creation of the damage and/or malfunction and following 7 days’ written notice to the Lessee to such effect, the Lessor and/or the Management Company shall have the right to enter the Leased Property and perform the relevant repair in lieu of the Lessee, and the provisions of section 27 of this Agreement shall apply. Notwithstanding and subject to the following, it is hereby agreed that the Lessor shall be responsible for malfunctions in the Leased Property that result from regular and reasonable use by the Lessee and/or malfunctions or defects of any type whatsoever in the structure of the Leased Property and/or the Building and/or in the central air conditioning system and its fitness for use. The Lessor undertakes to repair such malfunction/defect within 14 days, and in the event that urgent repairs are necessary, such repairs shall be carried out immediately. In the event that neither party performs such repairs, the injured party may perform the repairs at its own expense and the breaching party undertakes to refund any expended amount to the paying party immediately upon first demand, together with interest in the amount determined below in this Agreement that will accrue as of the date of the expenditure until its actual repayment to the paying party.

15.2.	The Lessee undertakes to manage its business in the Leased Property in accordance with applicable law and without causing any disturbance whatsoever under applicable law, including, but not limited to, as a result of noise, smells and pollution, as well as not to cause any distraction or nuisance to the holders and/or the users of the remainder of the Building and its surroundings. In the event that the Lessee makes use of any fumes in the Leased Property, it shall do so in accordance with applicable law.

The Lessee undertakes not to perform any internal and/or external changes to the Leased Property and not to add or destroy any part thereof and/or device therein without first receiving the Lessor’s prior written consent; the Lessor shall be entitled to prevent the performance of any of the aforementioned actions and to remove any change or addition made in contradiction to the provisions of this section. The Lessor shall not unreasonably refuse the Lessee’s request for making an internal change. A breach of this section by the Lessee shall grant the Lessor, in addition to any other remedy available to it under law, the right to terminate this Agreement, and in such event the Lessor shall have the right, if it so chooses, to appropriate for itself at no cost all of the additions, repairs and changes made in breach of this Agreement. For the removal of any doubt, nothing in the foregoing shall limit the Lessee in any way in its installation of furniture and/or equipment and/or other additions that are not permanently fixed to the Leased Property and that do not cause the Leased Property any damage upon their removal, or in its moving of transferable property within the Leased Property and in its painting of the walls of the Leased Property.

15.3.	In the event that the Lessor agrees in writing to the Lessee’s request to make changes to the Leased Property, the Lessee, upon the termination of the Term of the Lease, shall be obligated to return the Leased Property to its previous state, as it was on the date of the completion of the Customization Works, subject to reasonable wear and tear, unless the Lessor notifies the Lessee of the Lessor’s desire that the changes, or any number of them, remain in place without the Lessee having the right to demand and/or receive any consideration or compensation in respect thereof.

15.4.	The installation and operation of electrical equipment, telephones and other communications systems in the Leased Property, which cause induction and/or transmission, and the laying of electrical cables for the operation of such equipment, is subject to the Lessor’s prior written consent as well as to any instructions provided by the Lessor, and, if relevant, to receipt of a permit from the Ministry of Communications and/or Bezeq for the equipment and its installation.

15.5.	For the removal of doubt it is hereby clarified that the Lessee shall not be entitled to install any equipment outside of the Leased Property, unless such equipment appears on the plans. Notwithstanding the foregoing, with regard to equipment or systems necessary for the Lessee’s use of the Leased Property but not currently on the plans, the Lessee shall be entitled to approach the Lessor with a request to permit their installation at the Lessee’s expense. Such request shall include a full description of the components of the system and the Lessor shall have the right to authorize or refuse the installation and placement of such equipment and systems, as applicable and pursuant to what is customary, as well as to determine the payment it is to receive in exchange for providing the space for the installation of such equipment.

15.6.	It is hereby agreed that the Lessor shall have the right to instruct the Lessee to change the location within the Building of any such system to an alternative location in the Building and/or on the plot if and when the system creates a disturbance of some kind to any of the other tenants of the Building. In the event that such instruction stems from the Lessor’s desire to build or use the space on which such system is placed for its own purposes, then the relocation of the system shall be effected by the Lessor at its own expense, upon 5 days’ advance notice and coordination of the method and date of relocation with the Lessee, and the Lessee shall have no claim in such regard. The Lessee shall not use flammable gas, open flames or other methods that cause the dissemination of cooking odors in any part of the Leased Property, including in the kitchenette, if one is located in the Leased Property. Notwithstanding the foregoing, the Lessee shall be entitled to use flammable or other gas (but not cooking gas) in, and for the purposes of, the laboratory (if one exists in the Leased Property), in accordance with relevant regulation and subject to receiving the Lessor’s prior written consent with regard to the use of the particular type of gas, the quantity held in the structure and its storage method and location, with such consent not to be unreasonably withheld.

15.7.	The Lessor and/or its representative s and/or the Management Company shall be entitled to enter the Leased Property at any reasonable time and upon prior coordination with the Lessee in order to assess the state of the Leased Property, to ensure fulfillment of the provisions of the Lease Agreement and to perform work and repairs for the benefit of other parts of the Building. The Lessor shall coordinate its entry into the Leased Property with the Lessee, save for in urgent cases. Nothing in the aforesaid shall impose any obligation whatsoever on the Lessor to perform any of the aforementioned activities.

In performing such activities, the Lessor shall make best efforts to ensure that any damage caused the Lessee, if at all, shall be kept to a minimum and that the duration of the activities shall be as short as possible, and upon completion of the work the Lessor shall return the Leased Property to its prior state.

15.8.	The Lessee undertakes not to maintain any substances, tools, equipment, inventory or other effects (hereinafter: the “Effects”) in the entrance or outside the Leased Property, including in the floor lobby or in common corridors, to ensure the cleanliness of the Leased Property’s surroundings and to maintain its business solely within the confines of the Leased Property. In the event that any of the Lessee’s Effects are found outside of the Leased Property, the Lessor or the Management Company shall have the right to immediately remove them at the Lessee’s expense after providing 48 hours’ notice to the Lessee and, if following such notice such Effects were not removed, they shall be removed without the Lessor or the Management Company being responsible for the state of such Effects or for any damage caused to the Lessee in such regard, if any. In the event that Effects found outside of the Leased Property constitute a material disturbance, the Lessee shall receive 12 hours’ notice before the removal of such Effects by the Lessor as set forth above, and in the event that Effects found outside the Leased Property constitute a danger and/or safety hazard, such Effects shall be removed by the Lessor within a reasonable amount of time, as necessary.

15.9.	The Lessee shall not be entitled to post any signs or advertisements on the façade of the Leased Property or in the lobby of the Building or in the common areas, including in the floor lobby or on any external wall of the Leased Property or on any other external or other area of the Building, or to install mail boxes, without receiving the Lessor’s prior consent. The Lessee shall pay a pro rata share of the signage and general mail box costs (if any) and of the cost of installing signage in the floor lobby on the floor on which the Leased Property is located. The Lessee shall own a pro rata share of any signage installed by the Lessor in the Building reflective of the Lessee’s share in the Building or of the relevant floor. The Lessee shall request the Lessor’s approval for the installation and placement in the Leased Property of equipment and furniture whose weight and/or size may exceed the permitted measurements. The Lessor shall have the right to obligate the Lessee to receive approval from the Building’s architect or from any other engineer, at the Lessor’s discretion.

15.10.	The Lessee undertakes to fulfill and perform any directive under law, regulation, order or bylaw in connection with the possession or use of the Leased Property and the operation of its business therein, and not to perform any act, and not to permit the performance of any act, in the Leased Property or in connection therewith that may constitute a hazard or nuisance or that may cause damage to the Lessor or the Building or to other lessees or other users or visitors in the Building.

15.11.	The Lessee shall operate its business in the Leased Property while adhering to all of the directives and instructions issued by the Management Company, and the Lessee undertakes that all parties with whom it does business, including suppliers, shall adhere to the instructions issued by the Management Company.

15.12.	The Lessee undertakes to compensate and indemnify the Lessor for any damage or expense caused it as a result of any claim filed against it, whether of a criminal or civil nature, and of the need to defend itself from such claim, insofar as such claim results from the Lessee’s non-fulfillment or breach of any of its undertakings hereunder. The Lessor shall notify the Lessee as soon as possible and within a reasonable amount of time with regard to any such claim filed against the Lessor and shall permit the Lessee to manage the defense of such claim at its own expense.

Since the Lessee is leasing the Leased Property so that it may be used by the Lessee for its business, it is hereby agreed that without derogating from anything else set forth in this Agreement, if anything, the Lessee shall be responsible and undertakes to procure all permits and licenses required by any authority in connection with the Lessee’s business, including with respect to the storage and use of hazardous materials, removal of waste and sewage and anything else in connection with its business.

When necessary, the Lessor undertakes to sign any requests and documents in order to allow the Lessee to procure the licenses and permits necessary for the operation of its business in the Leased Property.

16.	Additions and Changes

The Lessee shall not have the right to make any changes or additions whatsoever to the Leased Property, whether internal or external, without receiving the Lessor’s prior written consent, which is not to be unreasonably withheld (hereinafter: “Changes and Additions”).

Without derogating from the aforesaid, if and when the Lessee makes and/or performs any Changes and Additions to the Leased Property, with the exception of the Customization Works, the Lessor shall have the right and choice to demand that upon return of the possession of the Leased Property to the Lessor, for whatever reason, the Lessee, at its own expense, shall remove such Changes and Additions. In the event that the Lessor does not demand the removal of the Changes and Additions, they shall become the property of the Lessor and the Lessee shall have no claim and/or demand against the Lessor in respect of the Changes and Additions and/or in respect of its investment therein.

For the removal of doubt, it is hereby clarified that the Customization Works in the Leased Property and/or on its systems shall also become the property of the Lessor upon the termination of the Lessee’s Lease on the Leased Property, for whatever reason, although at such time the Lessee shall be responsible for removing its equipment from the Leased Property, such as computers, furniture, closets, goods and other Effects.

17.	Management of the Building

17.1.	The Lessee declares that it is aware that the Lessor intends to manage the Building or any part thereof on its own or through a Management Company or by any other means, all at the Lessor’s sole and absolute discretion (hereinafter: the “Management Company”). The Management Company shall from time to time institute arrangements and rules in connection with the management and maintenance of the Building for all of the lessees and users of the Building and shall follow up on their performance. The Lessee undertakes to sign the Management Agreement Terms appendix, which is attached hereto as Appendix D, together with the Management Company. The Lessee undertakes to adhere to the provisions of the terms appendix and to the rules, including any changes made thereto from time to time, provided that such rules do not negatively affect the Lessee’s rights and impose on it any obligations, including of financial nature, beyond those set forth in the Management Agreement Terms appendix and in this Agreement.

17.2.	The Management Company shall perform services in the Building (hereinafter: the “Services”), either on its own or by means of sub-contractors, with sufficient regularity and at a level appropriate for this type of building and other similar buildings owned by the Lessor in Har Hotzvim, and will ensure that the Building and its systems shall be operated properly and in an ongoing manner, and shall be in good working order, clean and fit for use.

17.3.	The Management Company shall have access to the Leased Property during reasonable hours and subject to advance coordination with the Lessee, unless it is necessary to perform urgent repairs essential for the performance of any work or maintenance in the Leased Property that is necessary for the provision of the Services, or any part thereof, to the Leased Property and/or the other leased properties and/or the Building, and provided that the work is performed in such a way so as not to cause the Lessee any material harm to its operation of the Leased Property beyond what is necessary and that upon completion of the work the Leased Property is restored to its prior state.

17.4.	The Management Company shall employ employees, sub-contractors, suppliers, consultants, accountants, lawyers, etc. (hereinafter: “Service Providers”) as it sees fit for the performance of its tasks. The Management Fees shall include all reasonable expenses incurred by the Management Company relative to the quality of the service received from the Service Providers in respect of all of the above, as well as reasonable general expenses relative to the quality of the service.

17.5.	The Lessee shall contribute its pro rata share of all of the Management Company’s reasonable expenses (relative to the quality of the service, as set forth in section 17.4) incurred as a result of the performance of the Services on the basis of their cost, including the cost of foreign currency or Index Linked financing, all at the Management Company’s discretion. VAT shall be added to all payments as required by law. It is hereby clarified that any use of the term Management Fees in this Agreement shall include both Management Fees and the expenses incurred by the Management Company.

17.6.	The Lessee shall pay Management Fees calculated according to the pro rata size of the Area of the Leased Property and in accordance with the schedule, rates and index defined in the Management Agreement Terms appendix.

17.7.	The Lessee’s refusal and/or unwillingness and/or reluctance to receive any Service and/or its desire to cease to receive any or all of the Services shall not release the Lessee from its obligations under this section 17 and under the Management Agreement Terms appendix.

17.8.	The Lessee’s signing of this Agreement constitutes its direct undertaking toward the Management Company and toward the Lessor to fulfill all of the Lessee’s undertakings toward the Management Company, whether set forth in this Agreement or in the Management Agreement Terms appendix, and any breach of the Management Agreement Terms appendix shall constitute a breach of this Agreement.

17.9.	At the Lessor’s request, the Lessee shall sign the Management Agreement Terms appendix together with the Management Company in the form attached hereto to this Agreement. The Lessee confirms that it is aware of the possibility that certain changes may be made to the Management Agreement Terms appendix and in such event it shall sign the Management Agreement in the form prepared and approved by the Lessor and the Management Company, provided that such Management Agreement does not derogate from any of the Lessee’s rights and does not impose on the Lessee any obligations, including any financial obligations, beyond those obligations and undertakings imposed upon the Lessee under the Management Agreement Terms appendix and this Agreement.

It is hereby clarified that the Services set forth in the Management Agreement Terms appendix, which is attached to this Agreement as in integral part thereof and marked as Appendix D, are provided and performed in consideration of the payment of the aforementioned amount.

Subject to the Management Agreement Terms appendix and this Agreement, the Lessee undertakes to cooperate with the Management Company and to adhere to its instructions and those of anyone acting on its behalf.

18.	Parking Garage

18.1.	The Lessee represents that it is aware that the Building houses a parking garage for private and commercial vehicles up to 3 tons and a maximum height of 2.2 meters that is designated for the use of the Building’s tenants and the public. However, the public garage shall not be included in the Building’s Public Areas (in order to calculate the Lessee’s pro rata share for Management Fee purposes – see section 11.10 above). The Lessee shall have the right to lease parking spaces in the parking garage from the Lessor in consideration of parking rental fees to be paid on a per parking space basis, as set forth in Appendix J to this Agreement.

For the removal of doubt, it is hereby clarified that parking rights shall be allocated to a particular vehicle in a specific and defined parking space (to be determined by the Lessor and/or the Management Company). In addition to any other payment it is obligated to make under this Agreement, the Lessee undertakes to deposit a certain amount with the Lessor in connection with the remote controls to be provided to the Lessee for its use of the parking garage, as set forth in Appendix J.

18.2.	The Lessor shall have the right, at its absolute discretion and subject to applicable law, to elect from time to time to operate the parking garage as a lot for hire, whether independently or through others, including be means of the Management Company, or to lease the parking garage to a subcontractor for its operation as a lot for hire. However, it is hereby clarified that the Lessee shall pay the parking rates as set forth in Appendix J. Moreover, the Lessor shall be entitled to determine terms of use and entry and exit operations for the parking garages, and to amend these terms and operational instructions from time to time, and the Lessee undertakes to use the parking spaces in accordance with such terms.

18.3.	Subject to applicable law, the Lessee shall be solely responsible for its use of the parking garage. The Lessor and/or the Management Company and/or anyone acting on their behalf shall have no liability whatsoever for any loss or damage to vehicles entering the parking garage or to the effects found therein.

19.	Parking Rates

The Lessor shall manage the parking garage at its discretion, but subject to applicable law and the following provisions:

19.1.	The Lessor is entitled to collect payment for parking in the parking garage from the Building’s clientele and visitors and the Lessee shall have no claim in such respect.

19.2.	In the event that the Lessor chooses an external management company for the operation of the parking garage, the Lessor shall be entitled to all of the income generated from the parking garage, and the income and expenses in connection with the operation and maintenance of the parking garage shall not constitute part of the income and expenses of the Management Company.

19.3.	It is hereby clarified that payment for parking is not and shall not, under any circumstances, constitute a part of the Rental Fees, as they are defined in this Agreement, or of the Management Fees.

20.	Lessee Liability

20.1.	The Lessee undertakes to maintain the Leased Property during the Term of the Lease in good and working order, to refrain from causing damage or harm to the Building or the Leased Property or to any of its systems, unless such damage or harm resulted from wear and tear stemming from normal and reasonable use of the Leased Property, and further undertakes to immediately repair, at its own expense, any such damage caused to the Leased Property as a result of use by the Lessee and/or anyone acting on its behalf, including its employees, visitors and clients, save for damage stemming from normal and reasonable wear and tear.

For the duration of the Term of the Lease, the Lessor and/or Management Company shall be responsible for, and shall repair at its own expense: (a) all damage to the shell of the Building or to its systems that results from quality of construction and/or the construction materials and equipment, (b) any damage and/or malfunction in the Leased Property and/or Building stemming from normal and reasonable wear and tear, and (c) any damage and/or malfunction in the Public Areas that is not a direct result of the actions or omissions of the Lessee or of anyone acting on its behalf.

20.2.	The Lessee shall be responsible for all damage of any kind caused to the Leased Property and/or Building and/or Lessor and/or any third party present in the Leased Property and/or in the Building that results from the actions or omissions of the Lessee, including those of its employees, invitees, clients and others acting on its behalf and/or from the operation of its business in the Leased Property, with the exception of damage and/or malfunction that results from regular and reasonable use or from normal wear and tear and/or from an act or omission of the Lessor and/or Management Company and/or other lessees in the Building and/or anyone acting on their behalf.

20.3.	The Lessor shall have no liability or obligation whatsoever for any personal damage and/or loss and/or property damage of any kind caused the Lessee and/or its employees and/or clients and/or visitors and/or any other person acting on its behalf present in the Leased Property or on its way to or from the Leased Property, and the Lessee accepts upon itself full liability for any such damage and undertakes to compensate and indemnify the Lessor for any damage or loss it may sustain and for any expense it may expend in connection with such event, unless such damage or loss resulted from an act or omission of the Lessor and/or Management Company and/or other lessees in the Building and/or anyone acting on their behalf.

21.	Insurance

21.1.	Without derogating from the Lessee’s responsibilities as set forth in section 12 above, the Lessee undertakes, at its own expense, to insure the contents of the Leased Property, its business and the additions and improvements that have been made, or that will be made, to the structure and systems of the Leased Property, as well as its activities in the Leased Property, at their full reinstatement value, with the insurance amounts to be updated from time to time as necessary and to account for all possible, known, customary and accepted risks. The insurance shall be purchased from an authorized and reputable insurance company. Without derogating from the generality of the aforesaid, the Lessee hereby undertakes to insure the contents of the Leased Property for their reinstatement value against the risk of fire, break-in, theft, forced entry, standard loss, broken glass, flood, mechanical breakdown and water damage of any kind.

21.2.	The Lessee further undertakes, at its own expense, to insure its activities in the Leased Property with the following insurance:

21.2.1.	Liability insurance in respect of the Leased Property, the business operated therein and the Lessee’s activities. Such insurance shall cover any liability of the Lessor, the Management Company and the Lessee toward any person for personal injury or property or pecuniary damage caused in connection with the Leased Property and/or the activities performed therein or in the Building in connection with the Lessee’s business. The limitations of liability in the third party insurance policies shall not be lower than the following:

$500,000 per claim per event for personal injury and $2,000,000 for multiple claims in respect of a single event.

$2,000,000 for property damage per event and period.

$5,000,000 for employer liability insurance.

21.2.2.	Coverage for loss of profits and any other consequential damages resulting from damage caused the Leased Property or its contents.

21.3.	The Lessee hereby undertakes to add the name of the Lessor (and of the Management Company) as additional insured parties to the policies listed in sections 21.1 and 21.2 above. The Lessee undertakes, within 7 days of the transfer of constructive possession, to provide the Lessor with an insurer’s confirmation of coverage, signed by the insurers, in the form attached to this Agreement as Appendix H1 and H2.

21.4.	The Lessee undertakes to fulfill all of the terms of the policies listed above in this section, to pay the insurance premiums in timely fashion and to ensure that the policies are renewed and remain fully valid for the duration of the Term of the Lease.

21.5.	It is hereby expressly agreed and declared that the Lessor and Management Company shall not bear any liability of any kind toward the Lessee for any damage caused to the Leased Property or its contents by a third party for whatever reason, regardless of whether or not the cause of the damage or malfunction was known beforehand, and the Lessee shall cause the insurance policies to contain an explicit provision stating that the insurer expressly waives any right of subrogation or other right under law to return to the Lessor and/or Management Company with a claim of subrogation or demand for refund or indemnity in respect of direct or indirect damage caused on account of the Lessor, if any.

21.6.	The Lessor’s right to inspect and view the policies and to demand any update, addition or amendment thereto, or its abstention from exercising such right, shall not impose upon it any liability whatsoever in respect of the policies or their nature or validity, or the lack thereof.

21.7.

The Lessor, on its own or through the Management Company, shall insure the Leased Property and the other areas of the Building under its possession, including common areas in the Building, with comprehensive insurance (the insurance shall only cover the structure and not the Customization Works or any other works or changes, if any) and third party insurance for property damage and/or personal injury, subject to the terms and limitations determined by the Lessor from time to time. The Lessee shall pay the Lessor and/or the Management Company, as applicable, a pro rata portion of the insurance costs, calculated based on the size of the Area of the Leased Property and the parking spaces relative to the entire insured area.

For the removal of doubt, it is hereby expressly agreed that the purchase of such insurance shall not detract or derogate from the Lessee’s responsibility to maintain the integrity of the Leased Property and from Lessee’s obligation to return the Leased Property to the Lessor upon the termination of the Term of the Lease free of damage or defect, with the exception of regular wear and tear resulting from reasonable use. The Lessee undertakes to pay any amount necessary for the repair of the structure of the Leased Property that for whatever reason is not paid by the insurers.

21.8.	The Lessee hereby undertakes not to perform, or to permit others to perform, any act or omission that may potentially increase the Lessor’s insurance costs in respect of the Building. In the event that the Lessor or the Management Company are obligated to pay additional insurance costs beyond what is customary as a direct result of an act or omission of the Lessee and/or the nature of its activities in the Leased Property, the Lessee shall pay the relevant increase to the Lessor or the Management Company, as applicable, immediately upon first demand by the Lessor or the Management Company. With regard to the laboratory animals (solely insofar as express written permission is received from the Lessor and subject to its terms), the structure insurance does not include coverage for damage sustained in respect of lab animals and the Lessee shall be fully responsible in such respect.

22.	Permits

22.1.	For the duration of the Term of the Lease, the Lessee alone shall be responsible for taking steps in order to procure at all times all of the permits required under applicable law for the operation of its business in the Leased Property, as well as for the renewal and maintenance thereof. In the event that the operation of the Lessee’s business in the Leased Property requires procurement of a business license and/or any other permit, the Lessee shall be responsible for procuring such permit and undertakes to take the relevant steps to procure such necessary permit/s at its own expense. The Lessee represents that it is knowledgeable and familiar with the business that it intends to conduct in the Leased Property, as well as with the licensing issues and the necessary permits for the conduct of such business. It is hereby clarified that the receipt or non-receipt of such authorizations and/or permits shall not constitute a condition for the Lessee’s fulfillment of its undertakings in accordance with this Agreement, including with respect to the payment of the Rental Fees and any other payments to which the Lessee is subject in accordance herewith. The sole responsibility for receiving such permits shall rest with the Lessee. The Lessor shall cooperate with the Lessee in this matter inasmuch as is necessary.

Without derogating from the aforesaid, the Lessee undertakes and shall be responsible for acting to receive any permit required in connection with its activities in the Leased Property from the Ministry of the Environment, the Ministry of Health, the Jerusalem Municipality

and any additional and/or other entity whose approval is required for the Lessee’s activities in the Leased Property. The Lessee further undertakes to comply with any such requirement or directive, including with respect to sewage removal, waste removal and disposal, water pollution, maintenance and storage of flammable, chemical and other materials, etc.

22.2.	At the Lessee’s request, the Lessor shall sign any document and/or application reasonably necessary for receiving a business license and/or other permit required for the operation of the business under law for the Purpose of the Lease, subject to the provisions of this Agreement and applicable law, and provided that the Lessor shall not become subject to any obligation or liability as a result thereof and provided further that the Lessor shall not incur any expenses as a result thereof. For the removal of doubt, it is hereby clarified that nothing in this undertaking by the Lessor shall derogate from the Lessee’s undertaking and obligation to act to receive any such license or permit.

22.3.	Without derogating from the aforesaid, the Lessee undertakes to operate its business and fulfill all requirements under the Licensing of Businesses Law, 5728-1968 (hereinafter: the “Law”), to act to receive all licenses and permits required by the Law for the operation of its business in the Leased Property in accordance with the Purpose of the Lease and to act in order to renew such license from time to time as required by law.

The Lessee alone shall be responsible for any transgression and/or violation of the Law in the Leased Property insofar as it and/or anyone acting on its behalf and/or any of its invitees and/or employees and/or clients performed such transgression and/or violation, and such transgression and/or violation does not result from any violation of the Law by the Lessor, Management Company and/or anyone acting on their behalf.

22.4.	The Lessee shall be solely responsible for any fine or penalty imposed in respect of the operation of the business and/or use of the Leased Property by the Lessee and/or its employees and/or agents and/or clients without a permit or in deviation from such permit, regardless of whether such fine or penalty was imposed upon the Lessor, the Management Company or the Lessee.

22.5.	Nothing in the aforesaid shall constitute authorization by the Lessor for the Lessee to use the Leased Property and/or conduct its business therein without receiving a permit and/or in deviation from such permit.

22.6.	It is hereby agreed that non-receipt of any permit required by the Lessee for the performance of its business in the Leased Property shall not release the Lessee from the performance of any of its obligations under this Agreement and shall not constitute justification or cause for termination of this Agreement by the Lessee.

22.7.	The Lessee hereby represents that prior to its signing of this Agreement it received the opportunity to ascertain, and that it in fact ascertained, the suitability of the Leased Property for the Purpose of the Lease and the possibility of receiving a license for the operation of the Leased Property for the Purpose of the Lease.

23.	Transfer of Rights

23.1.	The Lessee shall not have the right to transfer and/or assign its rights under this Agreement, in whole or in part, to another or others in any way whatsoever, directly or indirectly, without the Lessor’s prior express written consent and pursuant to the terms determined by the Lessor at its sole discretion.

23.2.	The Lessee shall not sub-lease the Leased Property or any part thereof, transfer the Leased Property or any part thereof to another, transfer possession of the Leased Property or any part thereof to another or permit any other to use the Leased Property or any part thereof, for consideration or no consideration, and shall not create a charge or mortgage against any of its rights under this Agreement.

It is hereby clarified that the addition of a parent/subsidiary company as an additional lessee together with the Lessee shall not constitute a breach of this Agreement or a prohibited transfer and/or assignment and/or lease and/or sub-lease of the Leased Property; however, such transfer shall require prior notice to, and the consent of, the Lessor, which the Lessor shall not unreasonably withhold, and provided that the parent or subsidiary company, as applicable, shall join and sign the current Lease Agreement as an additional lessee of the Leased Property together with the Lessee and that the terms and security interests in this Agreement shall not be amended or reduced in any way.

Furthermore, use of the Leased Property by the Lessee’s affiliate companies shall require the consent of the Lessor.

23.3.	The Lessee undertakes that for the duration of the Term of the Lease it shall update the Lessor with regard to changes to its controlling shareholders.

For the purposes of this section, “control” shall mean ownership of 51% of any type of shares or rights in the corporation, including the right to appoint at least 51% of the directors and the right to appoint the CEO.

23.4.	The Lessor shall be entitled to charge and/or mortgage and/or assign all or part of its rights and/or obligations under this Agreement, in whole or in part, but all provided that the Lessee’s rights under this Agreement are not prejudiced in any way. The Lessee undertakes to cooperate and sign any document requested by the Lessor, if any, for the authorization and/or performance of this section.

23.5.	The Lessee confirms that it is aware that the rights in the Land on which the Building is built are mortgaged and charged to the Bank and that the Lessor may mortgage and/or charge them again and/or anew, provided that such financing or refinancing does not prejudice the rights of the Lessee and/or increase its obligations under this Agreement.

23.6.	The Lessor shall be entitled to irrevocably instruct the Lessee to transfer all of the funds and payments that the Lessee must pay the Lessor under this Agreement to the Bank account indicated by the Lessor to the Lessee, and to it alone, and the Lessee hereby irrevocably undertakes to adhere to such instruction.

24.	Reliefs and Remedies

24.1.	In the event of the breach of any of the provisions of this Agreement by either of the parties, the injured party shall have the right to receive all of the reliefs set forth in the Contracts (Remedies for Breach of Contract) Law, 5731-1970 and in the Lease and Loan Law, 5731-1971, unless such reliefs were explicitly made conditional in this Agreement. Such reliefs shall be granted even if this Agreement affords specific relief or remedy for such a breach and nothing in this Agreement shall be interpreted as derogating from such right of the injured party and all without derogating from the provisions of this Agreement or applicable law.

24.2.	Without derogating from the Lessor’s right to receive higher compensation or any other relief, in the event of a material breach of this Agreement by the Lessee, the Lessor, after providing the Lessee with written notice in such regard and provided that such breach was not remedied within 14 days of the Lessee’s receipt of such notice, shall have the right to receive fixed and pre-determined compensation in the amount set forth in Appendix J to this Agreement, with such amount to be Linked to the Base Index through the Index known on the date of actual repayment, regardless of whether the Lessor elected to maintain or terminate the Agreement. The parties represent that they consider such amount to be agreed and appropriate compensation for the damage that the parties consider to be a likely result of a material breach of this Lease Agreement by the Lessee.

24.3.	The breach of any of the following provisions of this Agreement shall be considered to be a material breach thereof:

24.3.1.	The breach of any of the provisions of sections 4, 8, 9, 12, 14, 15, 17, 20, 21, 22, 23, 24, 25 and 26 of this Agreement, including any of the sub-sections thereof and subject to any amendments, supplements and changes made to such sections in Appendix J.

24.3.2.	A delay of more than 7 days in making any payment for which the Lessee is responsible hereunder and/or the failure to make timely payment of 2 consecutive payments and/or failure to make timely payment of any 3 payments for which the Lessee is responsible hereunder during the entire Term of the Lease.

24.3.3.	3 or more breaches of any of the provisions of section 17, including the sub-sections thereof, during one year of the Lease, and in the event of an ongoing breach, the existence of such breach during 3 or more consecutive days.

24.3.4.	Nothing in this section shall derogate from the provisions of section 25 below.

24.4.	In any event in which the Lessee ceases to operate its business in the Leased Property or terminates the Lease Agreement for any reason whatsoever, subject to the terms of this Agreement and provided that the Lessor makes reasonable efforts to minimize its damages as required by law, the Lessee shall be obligated to pay all payment to which it is subject by virtue of the provisions of this Agreement for the duration of the Term of the Lease.

24.5.	Notwithstanding any provision of this Agreement in respect of the Term of the Lease, the Lessor shall have the right to terminate this Agreement and demand that the Lessee immediately vacate the Leased Property upon 7 days’ advance notice (hereinafter: the “Termination Notice”) and return possession thereof to the Lessor as set forth in section 25 of this Agreement upon the occurrence of any of the following:

24.5.1.	The Lessee materially breached this Agreement or any of its material provisions and did not remedy such breach after receiving a demand in writing to do so.

24.5.2.	The Lessee breached this Agreement in non-material fashion and did not remedy such breach within 15 days of it being demanded to do so in writing.

24.5.3.	The Lessee passed away and/or the Lessee or the parent company guaranteeing this Agreement became the subject of a request filed with the court for its liquidation, declaration as bankrupt, becoming subject to the appointment of an executor, liquidator, temporary liquidator, pre-liquidator, receiver for a material portion of its assets and/or for the creation of a lien on a material part of its assets and a court order was issued in accordance with such request or such request was not cancelled or denied within 45 days of its filing with the court and/or in the event that the Lessee or the parent company guaranteeing this Agreement submitted a request for the liquidation of the Lessee or for the declaration of its bankruptcy and/or for the declaration of its bankruptcy and/or for an arrangement with its creditors and/or for a stay of proceedings.

Notwithstanding the aforesaid, in the event of the occurrence of any of the aforementioned events in respect of any of the guarantors of this Agreement, the Lessee shall be entitled to produce an alternative guarantor who shall be approved by the Lessor within 15 days of the occurrence of such event.

24.5.4.	The other guarantees and/or security interests provided for the full or partial performance of this Agreement expired or were cancelled or were declared by the competent court to be cancelled or invalid for any reason whatsoever, or were foreclosed on by the Lessor and/or the Management Company without the Lessee substituting for them and re-providing them in timely fashion.

24.6.	In the event that a Termination Notice was provided by the Lessor for the reasons set forth above, the provisions of section 25 below shall apply in addition to the following provisions:

24.6.1.

The Lessor and the Management Company shall have a right of lien over all of the Lessee’s equipment and inventory in the Leased Property, as well as any effects belonging to additional sub-lessees, if any, and/or to any other user then in the Leased Property by consent and/or not by consent and/or of any subsidiary and/or parent company and/or a company of any kind otherwise affiliated with the Lessee and/or in the Building as a security interest for the payment of all of the compensation and funds owed the Lessor and/or the Management Company by the Lessee in such a case. The Lessor and/or the Management Company shall have the right to appropriate all of the equipment and inventory and/or collect from them by selling them or by any other means in order to repay the Lessee’s debts owed them, in the event that such debts are not paid within 15 days of the Lessee’s receipt of a first written demand in such regard. For the removal of doubt, it is hereby clarified that the Lessor and/or the Management Company shall not be subject to any bailee liability, whether as a bailee for reward or a gratuitous bailee.

24.6.2.	The Lessee shall be responsible for repaying all of the expenses, damages and reasonable losses incurred by the Lessor and the Management Company as a result of the Lessee’s breach of the Agreement immediately upon first written demand, subject to the submission of relevant receipts and documentation.

24.6.3.	The Lessee shall have no right to object in any way and/or to attempt to delay or prevent any engagement between the Lessor and an alternative lessee and/or to attempt to prevent or delay the lease of the Leased Property to any alternative lessee. All of the above shall apply to the relationship between the Lessor and the Lessee and to the relationship between the Lessee and a sub-lessee and shall inter alia be considered contractual provisions for the benefit of a third party.

24.7.	In the event that the Lessee is more than 7 days late in making any payment owed the Lessor under this Agreement, the Lessee shall pay the Lessor on account of such late amount Linkage Differentials from the Index as well as interest at a rate equaling the higher of the then current market interest rate at the time of the breach or the rate employed by Bank Leumi L’Israel Ltd. at the time of actual payment for Index Linked loans plus 10% per year, calculate as of the date on which the Lessee was to pay the amount in arrears until the date on which it actually paid such amount, or, at the Lessor’s discretion, the Lessee shall pay the Lessor interest on account of the amount in arrears at the maximum rate employed by Bank Leumi L’Israel Ltd. for overdrawn lines of credit in general current loan accounts, compounded monthly (hereinafter: “Arrears Interest”), including associated fees charged by the Bank. The Arrears Interest shall be calculated for the period from the date on which the Lessee was to have paid the Lessor the amount in arrears until the date that the Lessee actually paid such amount, all without derogating from the right of the Lessor and/or Management Company to receive a higher level of compensation or to pursue any other remedy.

Written confirmation by one of the Bank’s branch managers regarding the interest rate shall constitute final and sufficient proof with regard to the level of such rate.

25.	Evacuation of the Leased Property

25.1.	The Lessee undertakes to vacate the Leased Property upon the earlier of the end of the Term of the Lease or its abbreviation as a result of the termination or expiration of the Lease Agreement for any reason whatsoever, as applicable, and to return sole possession of the Leased Property to the Lessor with the Leased Property in the same state as it was upon the completion of the Customization Works in the Leased Property as set forth in this Agreement (if such works were actually performed), all subject to reasonable wear and tear, with the Leased Property being in good working order and painted in white or cream.

The Lessee must return the Leased Property clear of any object or person, including equipment as set forth in section 16 above, at the sole expense of the Lessee.

25.2.	The disassembly or fixed objects and/or systems in the Leased Property that are owned by the Lessee shall be performed in accordance with the instructions of an engineer, and in any event without damaging the structure of the Building and/or the systems installed therein used by the Building and/or other lessees in the Building and/or the ongoing activity of the Building and/or of other lessees in the Building and shall include the restoration of all systems and/or other elements of the Leased Property (ceilings, walls, piping, etc.) to their previous state and/or to working order, all subject to normal and reasonable wear and tear.

25.3.	Upon the evacuation of the Leased Property for any reason whatsoever, or at the latest up to 60 days thereafter, the Lessee shall provide the Lessor, if possible under the circumstances, with confirmation from every municipal and/or governmental and/or other authority and/or any other entity that the Lessee undertook in this Agreement to pay directly, that the Lessee in fact made all payments in respect of the Term of the Lease and has no pending obligation or debt to any such authority.

For the removal of doubt, in the event that the Lessee does not provide such confirmations in a timely fashion and does not extend the validity of the security interests, including the bank guarantee, until the receipt of such confirmations, the Lessee, for the purposes of this Agreement, shall be considered not to have made such payments at all and the Lessor shall be entitled to assert all relevant rights in such respect, including the right to realize the security interests provided to guarantee the Lessee’s obligations, or any part thereof, and provided that the Lessor gave the Lessee 7 days’ advance written notice stating the Lessor’s intention to realize such rights.

25.4.	For each day that the Lessee does not vacate the Leased Property, the Lessee shall pay the Lessor a fixed and agreed upon amount equaling three times the Rental Fees that would have been paid under this Agreement, if it had been extended upon the same terms, for the period between the date on which the Leased Property was to have been vacated and the date on which it was actually vacated (including Linkage Differentials), all subject to the provisions concerning Linkage set forth in this Agreement. Notwithstanding the above in this Agreement, it is hereby agreed that late payments of less than 7 days shall not afford the Lessor any compensation, with the exception of Rental Fees and Management Fees for such period of delay.

The parties represent that the aforementioned amount constitutes agreed and appropriate compensation for the damage considered by the parties to be a likely result of such delay in vacating the Leased Property, all, however, without derogating from the Lessor’s right to seek any other remedy and/or higher compensation, including compensation that the Lessor may be liable to pay any alternative lessee, if at all.

25.5.	Without derogating from the Lessor’s right to receive any other remedy in the event of the Lessee’s failure to vacate the Leased Property in a timely manner, the Lessor shall be entitled to do the following:

25.5.1.	After providing 7 days’ advance notice of its intention to do so, the Lessor may immediately cease providing the Lessee and/or the Leased Property and/or to instruct the Management Company, which shall be obligated to comply with such instruction, to cease providing the Lessee and/or the Leased Property with electricity, water, air conditioning or other utilities at the Lessor’s discretion and the Lessee shall have no claim or demand in such regard.

25.5.2.	To enter the Leased Property on its own or by means of others, including by breaking the locks, and to use reasonable force for such purpose, to vacate the Leased Property of all objects and Effects present therein and to change the locks or prevent access by the Lessee or anyone acting on its behalf to the Leased Property in any way it sees fit.

25.6.	The Lessor shall be entitled to vacate the premises at any time of its choosing, without the need to provide prior notice to such effect. The Lessor shall have the right to treat the property and equipment found in the Leased Property as its sees fit. The Lessor shall have the right to move the property and equipment outside the Building and shall be entitled, but not obligated, to store the property and equipment in a location of its choosing and in such event the Lessee shall be obligated to pay for such removal and storage, for all expenses incurred by the Lessor and any Rental Fees determined by the Lessor at its sole and absolute discretion, and the Lessee hereby waives in advance any claim with regard to the amount determined by the Lessor.

25.7.	The Lessee hereby provides the Lessor with its consent and permission for the performance of the actions described above in this section.

25.8.	For the removal of doubt and without derogating from all of the aforesaid, the Lessee shall be obligated to pay all of the Lessee’s Payments for the period of delay in the evacuation of the Leased Property, including and particularly the payments in respect of which the Lessee is obligated to provide confirmations as set forth in section 25 above.

26.	Security Interests

As security for the fulfillment of all of its obligations under this Lease Agreement and under the Management Agreement, the Lessee shall provide the Lessor on the dates set forth below with the security interests set forth below:

26.1.

No later than 21 days from the date of the transfer of constructive possession, the Lessee shall provide the Lessor with a parent company guarantee (as set forth in section 14.3) in the form attached to this Agreement as Appendix F, signed by the authorized signatories of the parent company and confirming that the parent company jointly and severally guarantees all of the Lessee’s undertakings hereunder.

26.2.	No later than 7 days from the date of the transfer of constructive possession, the Lessee shall provide the Lessor with an autonomous bank guarantee that is unconditional, non-assignable, drawn up in favor of the Lessor and the Management Company as joint and several beneficiaries, exercisable in parts and validly stamped (if necessary) at the Lessee’s expense, in the form attached to this Agreement as Appendix G. The bank guarantee shall remain valid for the duration of the Term of the Lease and until 90 days following the termination thereof and shall be for an amount equal to the Rental Fees, Management Fees, parking rental fees and the Addition to the Rental Fees (as defined in Appendix J) for six months of the Lease, with added VAT as required by law, with the amount of the guarantee to be Linked to the Base Index. For the removal of doubt, in the event of any increase in the Rental Fees, the Lessee shall be obligated to increase the amount of the guarantee accordingly. In the event of the foreclosure on all or part of the guarantee, for any reason whatsoever, the Lessee shall be obligated to provide a new guarantee for the full amount within 2 days of the foreclosure on the guarantee, without the need for any demand in such regard from the Lessor and/or the Management Company. In the event that this Agreement affords the Lessee the right to extend the Term of the Lease and the Lessee exercised such right, the Lessee shall provide the Lessor, together with the relevant notice regarding the extension of the Lease and as a precondition to the validity thereof, with a bank guarantee in the manner set forth above that is valid for 90 days after the end of the Term of the Lease, including the extension of the Term of the Lease as requested in the notice. The Lessee shall bear all of the costs associated with the bank guarantee, including the cost of the stamps (if any), renewal costs and the fees of the guaranteeing bank. For the removal of doubt, this guarantee is also intended to guarantee the return of the Lessor’s investment in accordance with the repayment mechanism set forth in section 8 of Appendix J.

26.3.	The parent company and bank guarantees (hereinafter: the “Security Interests”) shall be returned to the Lessee 90 days after the earlier of the date of the termination of the Term of the Lease and/or the date of the Lessee’s actual evacuation of the Leased Property, after it has been proven to the Lessor’s complete satisfaction that the Lessee fulfilled its obligations in accordance with this Agreement and the Management Agreement Terms, including by providing payment confirmation of all payments owed by the Lessee in the manner set forth above in section 25.3. In the event that the Lessee provides such confirmation prior to the expiration of such 90 day period from the termination of the Term of the Lease and/or from the date of the actual evacuation of the Leased Property, as applicable, and the Lessor has been completely satisfied that the Lessee fulfilled all of its obligations set forth in this Agreement and the Management Agreement Terms appendix, the Security Interests shall be returned to the Lessee.

26.4.

The Lessor shall have the right to use the Security Interests, in whole or in part, and to demand their exercise and the repayment of the amounts secured by such interests, in whole or in part, in the event that the Lessee is in material breach of one or more of the provisions of this Agreement, including its default on any of the payments owed the Lessor hereunder, one the following dates: (1) the Lessor shall be entitled to exercise the Lessee’s bank guarantee after providing the Lessee advance written notice of 7 days to such effect and provided that the Lessee did not remedy such material breach during such 7 day period; (2) the Lessor shall be entitled to exercise the parent company guarantee after providing the Lessee advance written notice of 14 days to such effect and provided that the Lessee did not remedy such material breach during such 14 day period; (3) notwithstanding the foregoing, it is hereby clarified that the Lessor shall not be required to provide such advance notice in the event that the Lessee ceased to conduct its business and/or of failure to contact the Lessee following reasonable efforts made to such effect.

For the removal of doubt, nothing in the provision of such Security Interests or any part thereof and/or in the exercise thereof by the Lessor and/or the Management Company shall derogate from the right of the Lessor and/or the Management Company to collect what is owed them by the Lessee by any other means, or to release the Lessee from any of its obligations under this Agreement or the Management Agreement Terms, or to limit the compensation and/or damages amount that the Lessor and/or Management Company may collect from the Lessor.

27.	Allocation of Payments and No Right of Offset

27.1.	In the event that the Lessee has several outstanding monetary obligations toward the Lessor, the Lessor, at its discretion, shall have the right to determine at the time of any payment to which debt to attribute the amount paid by the Lessee. Insofar as the Lessor does not otherwise notify the Lessee, any amount owed the Lessor by the Lessee shall be allocated in the following manner: first for interest, then for Linkage Differentials. Thereafter, for repayment of ongoing expenses (water, electricity, Management Fees, etc.), and only then, for payment of Rental Fees and finally for payment of parking fees and for the remaining expenses by their order.

27.2.	The Lessee shall not be entitled to offset from payments it owes in accordance with this Agreement, including the Rental Fees, any amounts owed it by the Lessor, if any, whether by virtue of this Agreement or as a result of other transactions.

27.3.	For the removal of doubt, the Lessee shall not have the right to offset from its payments any amount owed it by the Management Company, if any.

28.	Performing Obligations In Lieu of Another Party

In any event that the Lessee is obligated to perform a certain action or task, or make any payment, under this Agreement, and the Lessee does not perform such action or task or make such payment by the appropriate date, as determined in this Agreement or under applicable law – and if no such date has been determined then by the relevant date set forth in the written demand notice received by the Lessee from the Lessor in respect of such action, task or payment – the Lessor and/or the Management Company shall be entitled, but not obligated, to perform the action or task or make the payment in lieu, and at the expense, of the Lessee, whether by themselves or through other parties. In such event the Lessee shall be obligated to pay the Lessor immediately following its first demand, against provision by the Lessor to the Lessee of receipts and/or proofs of payment in respect of such expenses, all amounts or expenses or damages that the Lessor or the Management Company paid or incurred in connection with the performance of such action or task or payment, with an added 15% of such amounts for general expenses and with added Index Linkage Differentials and interest as of the date on which the Lessor and/or Management Company bore the expense until the date of the Lessee’s full actual repayment of such amount.

29.	Jurisdiction

The competent courts in the city of Jerusalem, Israel shall have full and exclusive jurisdiction over any dispute and/or disagreement between the parties arising from their entry into and/or the validity and/or breach and/or performance and/or interpretation of this Agreement and its appendices.

30.	Miscellaneous

30.1.	All equipment installed on the roof of the Building, if any, following receipt of the appropriate permit in writing from the Lessor, must be accompanied by the installation of reasonably sized shock absorbers appropriate for such equipment based on its type and customary industry standards.

30.2.	This Agreement, together with its appendices, is the sole and exclusive representation and formalization of the relationship of rights and obligations between the parties.

30.3.	Upon the signing of this Agreement, which constitutes the full and binding agreement between the parties, all other contracts and/or letters of intent and/or agreements and/or declarations made between the parties and/or any prospect and/or promise and/or advertisement, if any, made by the Lessor or its representatives or anyone acting on its behalf, are all hereby rendered null and void and shall not obligate the parties in any respect whatsoever.

30.4.	The parties hereby represent that they entered into this Agreement following the completion of appropriate investigations and inspections and that neither party based any decision on any information besides that which is explicitly set forth in this Agreement.

30.5.	None of the provisions or terms of this Agreement and its appendices shall derogate from any of the other provisions or terms or this Agreement, but rather to complement them, unless otherwise set forth explicitly in this Agreement or required by the context of the relevant term.

30.6.	No amendment and/or waiver and/or deviation of or from the provisions of this Agreement shall be valid unless made in writing and signed by both parties hereto.

30.7.	The consent of either party hereunder to deviate from the provisions of this Agreement in a particular case shall not be instructive or constitute a precedent with respect to any other case. A party’s failure to exercise any of its rights hereunder in a particular case shall not constitute a waiver of such right in respect of the occurrence of any parallel and/or similar and/or other case and it shall not be indicative of such party’s waiver of any right afforded it under this Agreement. No inference may be made from a party’s waiver of its rights in one case with regard to such party’s rights in any other case.

30.8.	Nothing in this Agreement shall create any partnership and/or agency between the parties and nothing herein shall grant any rights to any third parties not mentioned in this Agreement. Furthermore, nothing in this Agreement shall prejudice or derogate from any third party obligation or undertaking whatsoever.

30.9.	For the removal of doubt, it is hereby clarified that the rights afforded the Lessee under this Agreement, if any, are afforded the Lessee only with respect to the Leased Property and the Lessee does not and shall not have any right in connection with existing and/or additional building rights and/or existing and/or additional building areas that will be approved and built by the Lessor or by any third party whatsoever, and/or in connection with the use of any part of the Building that is not part of the Leased Property, whether or not currently existing, including roofs, corridors, etc. the Lessee hereby grants its consent in advance for any such activity and/or use and it shall not have the right to object in any way to such activity and/or use.

30.10.	It is further clarified for the removal of doubt that the Lessee shall not have the right, at any time, to register a caveat by virtue of its rights under this Agreement or in connection therewith. In the event that despite the terms of this section the Lessee registers a caveat or other registration with the Land Registration Offices, such registration shall be considered a material breach of this Agreement that affords the Lessor with all applicable remedies under law.

30.11.	The parties’ addresses and contact information for the purposes of this Agreement shall be as set forth in the preamble to this Agreement and any notice sent by one party to the other pursuant to such contact information, or pursuant to any other contact information provided by one party to the other in accordance with the provisions of this Agreement, shall be considered received: (a) if sent by registered mail – 3 business days from dispatch, (b) if sent by fax or email, and a failure to send notice was not received by the sender – after 1 business day from dispatch, and (c) if delivered by hand – upon delivery.

Notwithstanding the foregoing in this section, it is hereby clarified that as of the Date of Transfer of Physical Possession, the Lessee’s address shall be at the Leased Property and not as set forth in the preamble to this Agreement.

It is hereby further clarified that notices sent to the parent company shall be sent to the Lessee’s address and such notices shall be considered validly served for all intents and purposes.

Now therefore, the parties hereby affix their signatures on September 5, 2008 in the place and on the date set forth above.

Lessor	Lessee

By: /s/ Yair Hadar	By: /s/ Roni Mamluk
Yair Hadar	Roni Mamluk, CEO

By: /s/ Martin Burg
Martin Burg, VP Operations

Appendix A

APPENDIX B

BEIT HADAR PROPERTIES – TECHNICAL

SPECIFICATION FOR OFFICES

1.	Mineral acoustic ceiling (dimensions approx. 60X60).

2.	A. Helicopter smooth concrete floor.

B.     Carpet at the Lessor’s choice (basic price $12 per sq.m.)

3.	Internal division (by plaster walls) including wooden doors with veneered or impressed plywood lintels at the decision of the Lessor’s advisors.

4.	Aluminum windows with anodized or colored profile in accordance with the building plan at the decision of the Lessor’s advisors.

Preparations for connection to electricity, sub-meters to the building’s main board, possible size of the connection for each floor 250X3.

5.	A complete public electricity system including —

A.	3 appliances sockets every 14 sq.m. of the leased property, 1 computers socket (with pull cord).

B.	Lighting in offices at an average initial lighting strength of 500 lux per sq.m.

C.	Lighting in the corridors the public areas t an average initial lighting strength of 200 lux.

6.	Air conditioning — in accordance with the size of the leased property and according to the determination off the Lessor’s advisors.

The system shall include central network connections (water cooling). The system shall include the supply of fresh air and suction from the bathrooms and kitchenette. Internal summer temperature 24[0] C, when the temperature is up to 37[0] C outside, internal winter temperature 20[0] C, when the temperature is up to 5[0] C outside.

7.	PREPARATION FOR TELEPHONES ACCORDING TO “BEZEK’S” REQUIREMENTS

Preparation including push cords from the point up to the switchboard for 1 telephone points (extension) every 14 sq.m. of the leased property (the lines will be ordered and paid for by the Lessee).

8.	Bathrooms and kitchenette on the floor of the leased property and a kitchenette for the Lessee’s service.

Kitchenette — including lower and upper closets, marble working surface and double sink with hot and cold water faucet.

The porcelain tiles will be manufactured by Negev Ceramics and/or Aloni and/or other equivalent manufacture.

The sanitary fixtures will be made of Class A earthenware.

APPENDIX C

RULES FOR THE SUPPLY OF ELECTRICITY SERVICES

1.	PREAMBLE

This appendix sets out in detail the mutual undertakings of the parties to the agreement, in all matters pertaining to the supply of electricity services to the leased property.

2.	DEFINITIONS

The following terms shall be given the interpretation stated alongside them, as follows:

“The Agreement” — the lease agreement signed between the Lessor and the Lessee, including the management agreement and the appendix thereto.

“The Lessor” — the Lessor pursuant to the Agreement, including the management company and/or anyone on their behalf.

“The Lessee” — the Lessee pursuant to the Agreement.

“The Engineer” — an electrical engineer or qualified electrician or representative on behalf of the Lessor who will be responsible from time to time for the electricity system in the building.

“The Electricity Services” — the supply of electricity, the maintenance of electrical facilities to be installed in the building and the leased property by the Lessor, insurance for the aforesaid electrical facilities, operation and maintenance of the electricity control systems in the building and its facilities, but excluding the electrical facilities to be installed in the leased property by the Lessee.

3.	GENERAL

A.	All the Electricity Services to the leased property shall be supplied by the Lessor.

B.	The Lessee’s charge for the supply of the Electricity Services shall be made on the basis of the electricity meter reading that shall measure the supply of electricity to the leased property, plus charges for the use of the electrical installations, maintenance of the electrical installations etc., all as set out in detail below in this appendix.

C.	The Lessee again hereby undertakes to use solely and exclusively the electricity supply services to be supplied by the Lessor, and not to apply to the Electric Corporation with a request to install a separate meter and/or separate and/or direct supply of electricity and/or payment directly to the Electric Corporation and the Lessee shall be responsible for all the Lessor’s damages in such event. The aforesaid does not derogate from the Israel Electric Corporation Ltd.‘s right to connect the Lessee directly to the electricity network for the supply of electricity provided on behalf of the Electric Corporation, at its sole discretion in conjunction with the Lessor.

The Lessee shall have no claim on any ground whatsoever against the Electric Corporation in respect of the non-supply of electricity current and/or interruptions in the supply thereof, including with regard to electronic or other equipment to be installed by the Lessee, if installed, in the leased property, and the Lessee also undertakes to indemnify the Electric Corporation in respect of any expense and damage that it may incur as a result of a claim in respect of the aforesaid matters of any guest and/or licensee on behalf of the Lessee.

D.	The Lessor shall provide the Lessee with Electricity Services to the leased property, when the method of use of the electricity in the leased property itself shall be subject to the Lessee’s discretion, subject to any law and/or condition and/or rules concerning electricity and the use thereof, and subject to the other provisions in this appendix.

4.	INSPECTION OF ELECTRICAL FACILITIES IN THE LEASED PROPERTY

A.	The Lessor shall be entitled to visit the leased property at any reasonable time, without the necessity of advance notice, and inspect all kinds of electrical facilities, to examine its safety and conformance to the prevailing safety standards.

B.	If the Engineer is of the opinion that any electrical facility whatsoever that has been installed in the leased property is liable to cause damage to the building’s electricity supply network and/or it constitutes a safety hazard and risk and/or does not comply with the prevalent safety standards and/or the load it imposes on the Electricity Services supply system is liable to interfere with the system – the Engineer shall be entitled to demand a repair and/or replacement and/or change in the facility, and the Lessee undertakes to take all the measures required to comply with the Engineer’s demand within 14 days.

C.	The Lessee shall be liable for any damage that may be caused to the equipment and/or the electrical facilities in the leased property as a result of the operation of the faulty electrical facility, as set out in detail above.

5.	CHANGES AND ADDITIONS TO THE ELECTRICITY SYSTEM

The Lessee may not perform any extensions and/or changes and/or additions to the electricity supply facilities to be provided to the leased property, and the Lessor shall be entitled to immediately disconnect and/or remove any extension, change, addition etc. that was made without the Lessor’s permission, and at the Lessee’s expense, without derogating from the Lessee’s liability for any damage that may be caused to the electricity supply facilities as a result of work as aforesaid. Any change, extension and/or addition in the electricity supply facilities that may be demanded by the Lessee beyond what is stated in the agreement and that are approved by the Lessor shall be subject to a charge.

6.	ACCESS TO AND TREATMENT OF THE ELECTRICITY FACILITIES

A.	The Lessee shall allow access to every competent employee on behalf of the Lessor at an reasonable hour, to every electrical facility in the leased property, for the purpose of inspection, control, installation, repair, replacement of faulty parts, removal, dismantling, assembly etc. works that may be required in the Lessor’s opinion in the electrical facilities supplying the electricity services to the leased property.

B.	For the purpose of performing the works as aforesaid, the Lessor shall be entitled to temporarily disconnect, for the period of time required, the supply of electricity to the leased property, provided that the period of time when the supply of electricity to the leased property is disconnected is reasonable, taking into account the type of work in the leased property.

C.	The Lessee shall arrange to vacate and/or move any fixture that might interfere with the access to and performance of the works as set out in detail above.

7.	OWNERSHIP RIGHTS

Any instrument, appliance and other equipment that are connected to the electricity supply services installed by the Lessor are the sole property of the Lessor, and it makes no difference whether the Lessee contributed to the purchase and/or connection etc. expenses of the aforesaid equipment.

8.	LIABILITY FOR THE LESSOR’S PROPERTY

A.	The Lessee shall be forbidden from performing any work of any kind whatsoever in the appliances, tools and other equipment belonging to the ole supply services system to the leased property, unless it has obtained permission from the Lessor in writing and in advance for performance of the works as aforesaid otherwise than by the Lessor.

B.	The Lessee shall be responsible for preserving all the equipment described above in good working order throughout the entire term of the lease and/or the use of the leased property, and it shall be liable vis-à-vis the Lessor for any damage that may be caused to the equipment that is not such as arises from reasonable and normal wear and tear.

9.	DELIVERY OF ELECTRICITY

The Lessee may not supply and/or sell electricity and/or provide any electricity services whatsoever that have been supplied to it by the Lessor, for or without consideration and in any other manner whatsoever, unless it is a matter of the supply of electricity inside the confines of the leased property, for licensees and other occupiers, put the agreement.

10.	LIMITATION OF THE LESSOR’S LIABILITY IN THE EVENT OF INTERRUPTION OF ELECTRICITY

A.	The Lessor shall be entitled to terminate or restrict the supply of the Electricity Services to the leased property and other places in the building, in the cases set out in detail below:

1.	In any event of the termination or restriction of the supply of the Electricity Services to the leased property originating in an internal and/or external fault to the central Electricity Services supply system in the building, such as national or regional power outages originating in the Electric Corporation’s network, or in the building’s internal electricity distribution network.

2.	In any event where there is danger to person or property.

3.	In any other event, where the Engineer has ordered the necessity of an outage as aforesaid.

B.	In any event where it is possible to notify the Lessee of the expected interruption to the supply of the Electricity Services, notice thereof shall be given in advance from the Lessor, and in the manner determined by the Lessor.

C.	The Lessor shall not be liable and shall not pay for any damage that the Lessee may incur in respect of the power outages, in the cases set out in details above and/or in any other case over which the Lessor has no control.

11.	UNANTICIPATED CHANGES

If and as a result of any law, regulation, order or act of a government authority or other competent authority, it becomes necessary, at the Lessor’s discretion, to perform any changes whatsoever in the system for the supply of the Electricity Services to the leased property, the Lessor shall make the aforesaid changes, without the Lessee raising any contention and/or claim whatsoever in respect of making the change as aforesaid and the Lessee shall pay the expenses entailed by the works as aforesaid.

12.	DETERMINATION OF THE ELECTRICITY POWER CONSUMED BY THE LEASED PROPERTY

A.	The quantity of electricity power consumed at the leased property is part of the elements in respect of which the Lessee pays use fees, in consideration for the supply of the Electricity Services.

B.	The quantity of electricity power (in kilowatts per hour) that the Lessee consumes in the leased property shall be measured via a separate meter to be installed together with all the meters in the building and/or in a place in the building determined by the Lessor.

C.	The meter shall be read by competent employees on behalf of the Lessor or via computerized electronic means, and this shall serve as absolute testimony in relation to the quantity of electricity consumed.

D.	In the event that the meter has not operated properly for a particular period of time, or for any other reason whatsoever, or in the event that the Lessee has consumed electricity in the leased property otherwise than via the meter or in a way that has not been agreed upon according to the rate of consumption during previous periods, and if this is not possible, an estimate shall be made by way of comparison to consumption by similar businesses in the building.

E.	In the even that the Lessee disputes the Lessor’s estimates as set out in detail above, the Engineer shall decide in the matter, and his ruling shall be final and binding.

F.	In any other event where the Lessee disputes the calculation of the amount of electricity consumption in the leased property, its contention shall be examined by the competent employees on behalf of the Lessor, and if this examination shows that the calculation was not exact, for a reason that is not dependent upon the Lessee, the calculation shall be corrected, and the Lessee shall be credited and/or charged, as the case may be, in the following account, by the amount entailed by the correction of the error.

G.	In any event of an examination conducted at the Lessee’s request as aforesaid, where it is found that the Lessee’s arguments are unfounded, and that all the equipment installed by the Lessor is working properly, the Lessee shall be charged the expenses of the examination, by the sum determined by the Lessor from time to time.

13.	TERMINATION OF THE ELECTRICITY SERVICES DURING THE TERM OF THE LEASE

A.	In the event of a fundamental breach of the agreement, including and in particular where the Lessee has not paid the rent it owes, the Lessor may disconnect the supply of electricity to the Lessee after giving advance notice.

B.	In the event of termination of the electricity supply as aforesaid, all the costs, damages and losses in respect of such termination such be the Lessee’s sole liability.

14.	TERMINATION OF THE SUPPLY OF ELECTRICITY SERVICES AT THE END OF THE TERM OF THE LEASE

When possession in the leased property is seized by the Lessor following vacation of the leased property by the Lessee at the end of the term of the lease, or following any other event where the Lessee vacates the leased property and ceases to use them, either pursuant to the agreement or following the breach thereof, the meter connected to the leased property shall be read and its reading recorded. This reading shall be used in the final reckoning between the parties in all matters pertaining to the calculation of the payment that the Lessee owes the Lessor in respect of the supply of the Electricity Services.

15.	PAYMENT FOR THE SUPPLY OF THE ELECTRICITY SERVICES

A.	The payment to be paid by the Lessee to the Lessor in respect of the supply of the Electricity Services shall be in accordance with the costs of the electricity supply by the Israel Electric Corporation Ltd.

B.	The Lessee shall be obliged to pay the Lessor the price of the cost of the use of the Electricity Services as set out in detail above, according to an account to be presented to the Lessee once a month.

C.	Payment in respect of the electricity supply shall be charged together with the rent and/or the management fees and in the same way as the management fees and/or the rent are collected, or by a payment made directly to the Lessor’s and/or the management company’s bank account as may be notified from time to time on the payment accounts, on such date as is notified by the Lessor, all in accordance with the instructions given by the Lessor at its discretion.

D.	The bank bond deposited by the Lessee with the Lessor and/or the Management Company upon the occasion of the signature of this Agreement shall serve as surety for the payment of the sum the Lessee owes the Lessor, in respect of the supply of Electricity Services throughout the term of the ongoing charge, and as surety for the Lessee’s liability to look after the electricity equipment provided by the Lessor, and the Lessor shall be entitled, at its choice, to use the bond and/or part thereof to cover any sum the Lessee owes it in respect of the use of the Electricity Services. If the Lessor has used the bond, all or part thereof, the Lessee shall be obliged, immediately it has been required to do so, to renew and/or supplement the defective bond. Provision of the bond as aforesaid shall not derogate from any other right of the Lessor in accordance with any law and pursuant to this Agreement and this appendix.

16.	All the fixtures, equipment, systems etc. that are connected to the supply of the Electricity Services to the building in general and the property leased to the Lessee in particular shall be planned according to the best discretion of the professionals proficient in this field on the Lessor’s behalf and the nature, quality, quantity, size, type etc. thereof as the professionals may determine.

APPENDIX D

PRINCIPLES OF THE MANAGEMENT AGREEMENT

1.	DEFINITIONS

“The Management Company” —

The Lessor and/or a company on its behalf and/or in its name.

“Management and Maintenance Charges” —

All the sums that the Lessee owes to the Management Company (hereinafter – “the Management Agreement”).

“The Public Areas” —

Means all the areas within the confines of the land as defined in the lease agreement, including, and without derogating from the generality of the aforesaid, all the buildings, additions or improvements that may be added from time to time, the parking lots – external and/or underground, gardens, roofs, passages, stairwells, entrances and exits, basements, internal streets, sidewalks, service rooms, bathrooms, air conditioning and systems, loading and unloading bays, elevators, stairs, stairwells, escalators and any other area within the confines of the plot upon which the project is built that are available to the general public and/or that may be made available to it and/or such areas serving and/or that may serve all or the majority of the lessees in the project, such as transformator rooms, refuse compressors, unloading and/or loading and/or storage basements, the management company’s offices as well as the shelters, all excluding such parts in the building and the plot that have been designated for sale and/or rental.

THE MANAGEMENT COMPANY’S UNDERTAKINGS

A.	The Management Company undertakes to manage, maintain and operate the building, in a reasonable and proficient manner as is customary in buildings in Har HaHotzvim that are owned by the Lessor.

The Lessee undertakes not to perform by itself and/or via another on its behalf the services and other acts entrusted to the Management Company pursuant to the Management Agreement, and agrees that these services and acts shall be performed exclusively by the Management Company.

B.	Without derogating from the generality of the aforesaid, the Management Company shall be entitled to arrange, inter alia, the following matters included within the framework of the management, maintenance and operation of the building and the plot:

1)	Cleaning, lighting and reception clerk at the lobby 24 hours a day in the Public Areas.

2)	Air conditioning in Public Areas where air conditioning is available and appropriate.

3)	Gardening of the gardens and vegetation in Public Areas.

4)	The installation of equipment and property to be used by and that will serve the visitors to the plot.

5)	Maintenance, inspection and upkeep of Public Areas and of the equipment and property serving the building and/or the lessees and/or the holders of rights in the building, all or any of them, insofar as this concerns equipment that is not owned by and/or under the liability of any of the lessees and inter alia: generators, gas and gasoline containers, the sewage, plumbing, electricity, and drainage systems, the lighting, elevators and escalators in the Public Areas in the building.

THE MANAGEMENT COMPANY’S POWERS

A.	For the purpose of performing its undertakings pursuant to the Management Agreement it may, inter alia, at its sole and absolute discretion, and on such conditions as it thinks fit:

To maintain offices in the building and/or in any other place and to employ managers, clerks, accountants, bookkeepers, attorneys, workers, craftsmen, professionals, advisors, engineers, architects, contractors, sub-contractors and other employees, and all in accordance with what it regards necessary at its discretion. The above-mentioned employment shall be effected solely and exclusively paying attention to the requirements of the occupiers and owners of the areas in the building.

B.	To acquire building insurance for the project against loss or damage following risks of fire, lightning, explosion, earthquake, rioting, terror damages, strikes and malicious damage, flooding and water damages, electricity and other natural damages as well as against any other risk that may be required in the Management Company’s opinion, in sums or without any restriction on sum, as the Management Company may determine as prevalent in similar buildings owned by the Lessor at Har HaHotzvim. The insurance as aforesaid shall include a clause regarding waiver of the right of substitution vis-à-vis the lessees in respect of damage they unintentionally cause to the structure of the building.

C.	To acquire third party liability insurance insuring the duty of the Lessor, the Management Company and the Lessee vis-à-vis any third party whatsoever, in sums or without any restriction on sum at the discretion of the Management Company from time to time as prevalent in similar buildings owned by the Lessor at Har HaHotzvim, within the confines of the Public Areas that do not constitute part of the Leased Areas.

The policy shall contain a “cross-liability” clause.

D.	To acquire employer’s liability insurance insuring the duty of the Management Company and the Lessor vis-à-vis their employees pursuant to the Civil Wrongs Ordinance (New Version) and/or pursuant to any other statue in respect of death and/or any personal injury (including psychiatric or mental damage) to any employee as a result of accident or illness during the course of and consequent upon his employment.

E.	To acquire insurance against loss of rent and/or management fees and/or consequential loss and loss of profits for the Lessor and/or the Management Company as a result of loss or damage to the project and/or the leased property, and any other insurance necessary in the opinion of the Management company and concerning destruction and/or damage and/or loss and/or obligation in connection with the project and the management and operation thereof.

F.	To arrange for payment for water, electricity and energy in respect of the Public Areas, payment of the municipal and government taxes levied on the Public Areas, payment of all the other payments of any kind and nature whatsoever that are not levied on specific areas, and also payment of all the remaining other payments in respect of services and maintenance of the building, and in respect of the operation of the Management Company as stated in this agreement.

PERFORMANCE OF WORKS BY THE MANAGEMENT COMPANY

The Management Company may at any time enter the leased property after prior arrangement with the Lessee (excluding in urgent cases) and perform therein any act that in its opinion is required for the purpose of exercising its powers pursuant to this agreement. Without derogating from the generality of the aforesaid the Management Company shall be entitled, inter alia, to open walls, floors, ceilings and other parts in the leased property, and replace and repair piping and plumbing and connect to them, and also to perform any electricity works whatsoever.

The Management Company undertakes to make its best endeavors in order to arrange that the interference to the Lessee shall be as minimal as possible and to restore the property to its former condition as quickly as possible.

The Lessee undertakes to do everything required in order to assist the Management Company in the performance of the works it performs in the leased property, and to permit the Management company to cause as minimal interference as possible to the operation of the leased property.

MANAGEMENT AND MAINTENANCE FEES

In consideration for the management and maintenance services to be provided by the Management Company as stated in the Management Agreement, the Lessee undertakes to pay the Management Company management and maintenance fees as follows:

1.	The Lessee’s proportionate part (as defined in Section 11.10 of the Lease Agreement) of the payment of the expenses involved in the operation, management and maintenance of the building and the Public Areas by the Management Company and in the performance of the Management Company’s undertakings as set out in detail in the Principles of the Management Agreement Appendix (including financing expenses and expenses in respect of depreciation of equipment at the rate prescribed in by law that shall be paid to the Lessor in respect of the installation and/or replacement of equipment for the service of the public and/or the lessees in the building or part thereof) (hereinafter – “Operation and Maintenance Expenses”).

2.	Payment of all the expenses or the Lessee’s proportionate part (as defined in Section 11.10 of the Lease Agreement) of the expenses that are not included in the operation and maintenance expenses as defined above, that at the Management Company’s sole discretion should be levied on the Lessee and/or on the Lessee together with a further particular number of lessees since the expense arises from the management of the particular business of the Lessee and/or the business of several lessees in the building.

3.	Expenses that may be incurred by particular lessees shall be levied on such lessees (like for example electricity for the air conditioning).

4.	In addition to the payments in respect of the Operation And Maintenance Expenses and the expenses as aforesaid, the Lessee shall pay the Management Company management fees at the rate of 15% (fifteen percent) of the payment the Lessee is charged under the aforesaid (namely – the actual payment shall be 15% + COST) plus statutory V.A.T. against the receipt of a statutory tax invoice and receipt within 14 days from the date the payments are made in the sum of all the payments.

5.	The Lessee may peruse the books of the management expenses at any reasonable time after prior arrangement with the manager of the Management company and at the Company’s offices.

THE TERM OF THE PRINCIPLES OF MANAGEMENT

After the expiration of the term of the lease or the term of the opinion if applicable, whichever of the two is the later or upon revocation of the Lease Agreement according to what is prescribed in the Lease Agreement, the Principles of the Management Agreement Appendix shall cease to be valid and a final reckoning shall be conducted between the Lessee and the Management Company with regard to their rights and obligations according to the contents of the Principles of the Management Agreement Appendix, and all subject to the fulfillment of all the conditions for making the reckoning in the Lease Agreement.

USE OF THE UPPER ROOF AND/OR BALCONY

It is hereby agreed that the Lessee shall not be given the right of use on the upper roof above the leased property or any other external roof, excluding by express written consent from the Lessor.

PARKING LOT

It is hereby agreed that the management of the parking lot shall be entrusted to the Lessor or anyone on its behalf and the Lessee undertakes to act according to their instructions.

APPENDIX “F”

Parent Company Guarantee

Date: September 5, 2008

Chiasma, Inc.

To: R.M.P.A. Properties Ltd.

We, the undersigned, Chiasma, Inc. (hereinafter: the “Company”), the owner on the date hereof of 100% of the issued and outstanding shares of the tenant. Chiasma Israel Ltd. (hereinafter: the “Tenant”), hereby guarantee irrevocably, absolutely, fully and for an unlimited amount all of the undertakings of the Tenant, pursuant to the lease agreement entered into on or about the date of this guarantee (including the exhibits thereto) between the Tenant and R.M.P.A. Properties, Ltd. (hereinafter: the “Landlord”) and the Management Company (as defined in the Lease Agreement) (hereinafter: the “Lease Agreement”).

This guarantee will also apply to any amendment, supplement, exhibit, understanding and waiver to any of the undertakings of the Tenant, including transfer of obligations and rights, which will be agreed upon between the Tenant and the Landlord and/or the Management Company, without either of them having an obligation to inform us thereof in advance or to obtain our consent therefor.

We hereby waive the requirements of any demand to the Tenant prior to demanding payment from us under this guarantee. Any demand made to the Tenant will, ipso facto, be considered a demand to us and we undertake to indemnify the Landlord and/or the Management Company with respect to all of the undertakings of the Tenant, specified in the Lease Agreement, including payment of damages as if we are directly responsible to the Landlord.

For the removal of doubt this guarantee shall remain in full force and effect until 90 (ninety) days after the expiry of the lease period under the Lease Agreement and any extension thereof with respect to all of the undertakings of the Tenant pursuant to the Lease Agreement.

We are aware that providing this guarantee is a condition precedent to the agreement of the Landlord to enter into the Lease Agreement.

It is hereby agreed that we may rely on any right, claim, limitation of liability, etc. which the Tenant may have.

For the removal of doubt, by signing this guarantee we hereby subject ourselves to the jurisdiction and choice of law provided for in the Lease Agreement.

In Witness Whereof, we have affixed our signature on this 5th day of September 2008.

Chiasma, Inc.

/s/ Martin Berg
Martin Berg

/s/ Roni Mamluk
Roni Mamluk

APPENDIX “G”

BANK BOND FORMAT

R.M.P.A. Properties Ltd.

Whose address is 12 Hartoum Street Har HaHotzvim Jerusalem

Dear Sir or Madam,

RE: BANK BOND

As surety for the fulfillment of all the Lessee’s undertakings pursuant to the Lease Agreement and according to the Management Agreement, at the request of Chiasma (Israel) Ltd. (hereinafter: “the Lessee”) we hereby undertake and hereby stand guarantee vis-à-vis yourselves for the Lessee for the payment of any sum up to the sum of NIS                                      (in words:                                  new shekels), when this sum is linked to the Consumer Price Index I (including fruits and vegetables) published by the Central Bureau for Statistics, when the base index is the Index for May 2008 (hereinafter: “the Bond Sum”) and all in connection with ensuring the Lease Agreement and the Management Agreement between the Lessee and yourselves dated September 5, 2008, in the building constructed on Parcel 100 in Block 30243 at 10 Hartoum Street in Har HaHotzvim in Jerusalem that is known as “Beit Hadar Properties” (that shall hereinafter be called: “the Building”).

We hereby undertake to pay you any sum that you may demand within the limits of the Bond Sum immediately at your first written demand, and no later than two working days from the date of the demand, and without your being required to found or prove your demand.

You shall be entitled to demand from us payment of the Bond Sum in full or to demand from us from time to time sums on account of the Bond Sum, and in such instance after every payment the bond shall remain valid with regard to the balance of the Bond Sums, provided that the total of your entire demand does not exceed the Bond Sum.

This our undertaking is irrevocable and shall remain valid until                             .

This bond shall be valid in full until                                                   at 12:00 inclusive, and any demand thereunder must be sent to us no later than the above-mentioned date.

This bond may not be endorsed, transferred or assigned.

Bank

Branch

APPENDIX “H-1”

CONFIRMATION OF MAKING CONSTRUCTION WORKS INSURANCE

R.M.P.A. Properties Ltd.	Date:

12 Hartoum Street Har HaHotzvim Jerusalem

Dear Sir or Madam,

RE: Our Insured:                                                   (hereinafter: “the Lessee”)

Confirmation of taking out insurance in connection with the

Lease Agreement dated

Made between the Lessor and the Lessee (hereinafter: “the Agreement”)

We hereby confirm that with effect from                                                   and until                                                   our company at the Lessee’s request has issued an all risks contractor works insurance policy (hereinafter: “the Policy”) in respect of the works performed by it at the site of the leased property.

The Policy contains the following insurance heads:

HEAD A —

Insurance for the works themselves including materials and any property and/or equipment and/or fixtures used for the performance of the works, for their full value. This head includes waiver of the right of substitution vis-à-vis the Lessor and/or the Management Company and/or anyone on their behalf as well as vis-à-vis the other lessees and/or tenants in the building where the property insurances of the other lessees and/or tenants in the building includes a parallel clause regarding waiver of the right of substitution vis-à-vis the Lessee, provided that waiver of the right of substitution as aforesaid shall not apply in favor of anyone who has caused damage with malicious intent.

HEAD B —

Third Party Liability Insurance to cover the insureds’ liability by law in respect of injury and/or damage that are liable to be incurred to the person and/or property of any person and/or body whatsoever, with liability limits of $500,000 for one claimant for one event and $2,000,000 for several claimants for one event and in the accumulative for an annual insurance term. The insurance does not include any limitation regarding liability arising from fire, explosion, panic, lifting equipment, unlading and loading, defective sanitary fixtures, poisoning, rioting, strikes, damage with malicious intent, liability in respect of and vis-à-vis contractors, sub-contractors and their employees as well as claims for substitution on the part of the National insurance Institute. The insurance is extended to cover the liability of the Lessor and/or the Management Company for the acts and/or omissions of the Lessee and/or anyone on its behalf and also their liability as owners and/or managers of the leased property, subject to a cross-liability clause.

The Lessor’s property for the purpose of the insurance under this head (expressly including the leased property structure) shall be deemed to be third party property.

HEAD C —

Employers Liability Insurance to cover the Lessee’s liability pursuant to the Civil Wrongs Ordinance (New Version) and/or the Liability for Defective Products Law, 5740 – 1980 vis-à-vis all those retained in the performance of the works, with liability limits of $5,000,000 for one claimant for one event and in the accumulative for an annual insurance term. This head does not contain any restriction regarding contractors, sub-contractors and their employees, works at high and low altitude, baits and toxins, youth employment and working hours.

The insurance under this head is extended to indemnify the Lessor and the Management Company as additional insureds.

GENERAL —

1.	The name of the insured in the Policy (all heads thereof) is extended to include also contractors and/or sub-contractors. Likewise, and in all matters pertaining to Heads B and C the name of the insured is extended to include also the Lessor and the Management Company.

2.	The Policy includes a waiver of the right of substitution vis-à-vis the Lessor and/or the Management Company.

3.	A breach of the conditions of the Policy by the Lessee shall not derogate from the rights of the Lessor and/or the Management Company thereunder.

4.	The insurance takes precedence over any insurance made by the Lessor and/or the Management Company, and we waive any contention and/or demand regarding joining the insurances of the Lessor and/or the Management Company.

5.	We hereby confirm that the Lessee alone is liable for the payment of the premiums and excess sums in respect of the above insurance.

6.	We hereby undertake that the above-mentioned Policy shall not be reduced and shall not be cancelled throughout the insurance term, otherwise than by 60 days advance notice to the Lessor and the Management Company, in writing, by registered mail.

This our confirmation is subject to the conditions and reservations of the original insurance policy, insofar as it has not been changed in accordance with the contents of this confirmation.

(Insurer’s stamp)	(Insurer’s signature)	(Signatory’s name)	(Signatory’s position)

APPENDIX “H-2”

CONFIRMATION OF MAKING THE LESSEE’S INSURANCES

R.M.P.A. Properties Ltd.	Date:

12 Hartoum Street Har HaHotzvim Jerusalem

Dear Sir or Madam,

RE: Our Insured:                                                   (hereinafter: “the Lessee”)

Confirmation of taking out insurance in connection with the

Lease Agreement dated

Made between the Lessor and the Lessee (hereinafter: “the Agreement”)

We hereby confirm that with effect from                                                   and until                                                   we have issued the insurances set out in detail below in respect of the Lessee’s activity, including as defined in the Agreement:

A.	Insurance covering in full the restitution value of the contents of the leased property and its business including any property and/or equipment serving the leased property under the ownership and/or liability of the Lessee and that is situated outside the leased property as well as any change and/or addition to the leased property made and/or that may be made by the Lessee and/or for it, for their full value on the basis of “restitution as new” with contents insurance for the lased property including, fire, lightning, smoke, explosion, storm, hurricane, flooding, all kinds of water damages, break-in, robbery, forced entry or normal destruction, broken glass, rioting, strikes, and malicious damage all at restitution values.

The insurance includes waiver of the right of substitution vis-à-vis the Lessor and/or the Management Company and/or anyone on their behalf as well as vis-à-vis the other lessees and/or tenants in the building where the property insurances of the other lessees and/or tenants in the building includes a parallel clause regarding waiver of the right of substitution vis-à-vis the Lessee, provided that waiver of the right of substitution as aforesaid shall not apply in favor of anyone who has caused damage with malicious intent.

B.

Third Party Liability Insurance to cover the Lessee’s liability by law in respect of injury and/or damage that are liable to be incurred to the person and/or property of any person and/or body whatsoever, with liability limits of $500,000 for one claimant for one event and $2,000,000 for several claimants for one event and in the accumulative for an annual insurance term. The insurance does not include any limitation regarding liability arising from fire, explosion, panic, lifting equipment, unlading and loading, defective sanitary fixtures, poisoning, rioting, strikes, damage with malicious intent, liability in respect of and vis-à-vis contractors, sub-contractors and their employees as well as claims for substitution on the part of the National insurance Institute. The insurance is extended to cover the liability of the Lessor and/or the Management Company for the acts and/or omissions of the Lessee and/or anyone on its behalf and also their liability as owners and/or managers of the leased property, subject to a cross-liability clause.

C.	Employers Liability Insurance to cover the Lessee’s liability pursuant to the Civil Wrongs Ordinance (New Version) vis-à-vis its employees in respect of physical injury and/or illness that they are liable to incur during the course of and consequent upon their employment, with liability limits of $5,000,000 for one claimant for one event and in the accumulative for an annual insurance term.

The insurance does not contain any restriction regarding the Lessee vis-à-vis the contractors, sub-contractors and their employees as well as regarding works at high and low altitude, baits and toxins, working hours and youth employment. The insurance is extended to indemnify the Lessor and/or the Management Company if they are deemed to be the employers of any of the Lessee’s employees.

D.	The Lessee undertakes that it shall not address the Lessor or anyone on its behalf or any of its insurers with any contention and/or demand consequent loss of profits.

E.	The insurance includes waiver of the right of substitution vis-à-vis the Lessor and/or the Management Company and/or anyone on their behalf as well as vis-à-vis the other lessees and/or tenants in the building where in the consequential loss insurances of the other lessees and/or tenants in the building includes a parallel clause regarding waiver of the right of substitution vis-à-vis the Lessee, provided that waiver of the right of substitution as aforesaid shall not apply in favor of anyone who has caused damage with malicious intent.

F.	The name of the insured in the policies in all matters pertaining to Sections B and C is extended to include also the Lessor and the Management Company in addition to the Lessee.

G.

(Insurer’s stamp)	(Insurer’s signature)	(Signatory’s name)	(Signatory’s position)

APPENDIX J — SPECIAL TERMS

The language beside the sections listed below in this Appendix is intended to complete and supplement the language in those sections, but not to derogate therefrom, unless otherwise stated explicitly or if necessary from the specific context. Nevertheless, in the event of a contradiction between the sections added and/or amended and/or redacted in this Appendix and those in the Agreement or in the Management Agreement, the provisions of this Appendix shall prevail, despite anything set forth in the Agreement, while the remaining provisions of the Agreement shall remain valid and in full force.

Section 2 — Definitions

2.1	Leased Property — the units on the fourth story of the Building marked on the plan attached as Appendix A.

2.2	Area of the Leased Property — the net Area of the Leased Property for the purposes of this Agreement is approximately 800-900 square meters, plus an additional 20% for the Lessee’s participation in the use of the Public Areas as set forth in section 5 of the Agreement, for a gross total of square meters.

A final and binding measurement of the Area of the Leased Property will be performed by the Parties following the actual division of the Leased Property.

2.3	Base Index — the index published on the fifteenth day with respect to the month of May of the year 2008 ( points, base of ).

2.4	Date of Transfer of Constructive Possession — this date shall be on the date of the signing of the Agreement. This will be the transfer date with regard to legal and theoretical possession of the Leased Property, for taxation purposes only, as opposed to physical possession of the Leased Property. On this date the Lessee will begin paying any amounts, taxes and fees in respect of the Leased Property that are owed by a property holder or lessee (as opposed to a long term lessee) in accordance with applicable law or custom, as set forth in section 11 of the Agreement. It is hereby clarified that nothing herein shall derogate from the Lessee’s right to request an exemption from payment of property taxes as a result of the performance of renovations to the Leased Property (as opposed to an exemption for an empty property, which is a right that belongs to the owner and therefore not available to the Lessee).

2.5	Date of Transfer of Physical Possession — the Date of Transfer of Physical Possession will be the Date of the Transfer of the Customization Works or the Deferred Date of the Transfer of the Customization Works, as applicable and as these terms are defined in section 12.8 of this Appendix.

2.6	Date of Submission of the Plans by the Lessee — the date of the signing of the Agreement.

2.7	Commencement Date of the Customization Works — the later of the date on which the Lessee’s representatives give the order to commence the Customization Works or the date on which all of the plans are submitted by the Lessee’s representatives in the manner set forth in section 12 of this Appendix.

Section 6 — Purpose of the Lease

6.1	The Purpose of the Lease is the management of a bio-tech company, which shall only include offices and biology, chemistry and pharmaceutical labs, all in accordance with the zoning plan that governs the Land.

6.2	The Lessor is aware that the Lessee’s labs will contain rooms housing small animals for the purpose of experimentation on animals such as rats.

Section 8 — Term of the Lease

8.1	Initial Term — a term of 5 years beginning as of September 5, 2008 and ending on September 4, 2013 (hereinafter: the “Initial Term”).

8.2	Additional Term — subject to the fulfillment of all of the preconditions set forth in sections 8.3-8.4 of the Agreement and subject to the Lessee exercising its option to extend the Lease by 1 year each time, 5 consecutive Additional Terms, each of 12 months, shall commence immediately following the termination of the Initial Term (hereinafter: the “Additional Terms”). The first Additional Term shall terminate on September 4, 2014 (hereinafter: the “First Additional Term”).

8.3	It is hereby clarified that following the Initial Term or upon the termination of each Additional Term, as applicable, the Lease shall automatically renew for an additional 12 months, subject to the terms to be determined between the Parties prior to such renewal, unless the Lessee provides written notice 180 days prior to the termination of the Initial Term or the Additional Term, as applicable, concerning its desire not to renew the Lease.

8.4	It is hereby clarified and agreed that in the event that the Lessee requests the termination of the Lease before the end of the Initial Term and the Lessor approves such request, as well as in the event that the Lessee vacates the Leased Property before the end of the Term of the Lease for any reason whatsoever, the Lessee, subject to the following, shall be obligated to repay the amounts invested by the Lessor in the performance of the Customization Works in the Leased Property (as defined in section 12.12 below) (hereinafter: the “Repayment of the Lessor Investment Amounts”) according to the following calculation:

8.4.1	In the event that the Lease is terminated after 24 months, but before 36 months, the Lessee shall pay 70% of the Lessor’s investment;

8.4.2	In the event that the Lease is terminated after 36 months, but before 48 months, the Lessee shall pay 60% of the Lessor’s investment;

8.4.3	In the event that the Lease is terminated after 48 months, but before 60 months, the Lessee shall pay 50% of the Lessor’s investment.

8.4.4	In the event that the Lessee elects not to extend the Initial Term and not to exercise the Additional Terms, the Lessee shall be obligated to repay 50% of the Lessor’s investment upon the termination of the Initial Term. It is hereby agreed that in the event that the Lessee exercises the Additional Terms, each such Additional Term, at the end of such 12 month period, shall reduce the amount owed on account of the Repayment of the Lessor Investment Amounts as set forth in this section (50%) by 8% per each 12 month Additional Term renewed by the Lessee.

For the removal of doubt, the Lessee shall not owe any amounts in respect of the Repayment of the Lessor Investment Amounts and/or in respect of any other payment in connection with the Lessor’s investment, in the event that the Lessee leased the Leased Property for a period not shorter than 10 years.

8.5	It is hereby clarified that in the event of the termination of the Term of the Lease as set forth in section 8.5 of the Agreement and the introduction of a Replacement Lessee, the arrangement set forth in section 8.5 shall apply.

8.6	It is hereby clarified that for the purposes of the Repayment of the Lessor Investment Amounts, the calculation of the Lessor’s Investment Amounts shall account for Linkage Differentials between the Base Index and the Index known on the date of actual repayment.

8.7	It is further clarified that in the event that the Lease is terminated as set forth in this section, the Lessor’s Investment Amounts shall become immediately due and payable and for any delay in payment on account of the Repayment of the Lessor Investment Amounts the Lessee shall be charged with Arrears Interest in the manner set forth in this Agreement. For the removal of doubt, non-payment of the Repayment of the Lessor Investment Amounts shall be tantamount to non-payment by the Lessee of the Rental Fees and/or Management Fees and such non-payment shall thus trigger all reliefs and remedies available to the Lessor under this Agreement.

Section 9 — Rental Fees

9.1	“Rental Fees” — the Rental Fees on account of the Leased Property as set forth in this section 9 of the Special Terms.

9.2	Rental Fees for the Initial Term:

In consideration of the first year of the Term of the Lease, the Lessee shall pay the Lessor Rental Fees as follows:

For the office space in the Leased Property — a total of NIS 47 per square meter per month, with added VAT as required by law, against provision by the Lessor of a valid tax receipt, with added Linkage Differentials as set forth in the Definitions section of the Agreement.

For the laboratories and Public Areas — a total of NIS 40 per square meter per month, with added VAT as required by law, against provision by the Lessor of a valid tax receipt, with added Linkage Differentials as set forth in the Definitions section of the Agreement.

In consideration of every subsequent year of the Term of the Lease (from year 2 onward), the Lessee shall pay the Lessor Rental Fees as follows:

For the office space in the Leased Property — a total of NIS 50 per square meter per month, with added VAT as required by law, against provision by the Lessor of a valid tax receipt, with added Linkage Differentials as set forth in the Definitions section of the Agreement.

For the laboratories and Public Areas — a total of NIS 43 per gross square meter per month, with added VAT as required by law, against provision by the Lessor of a valid tax receipt, with added Linkage Differentials as set forth in the Definitions section of the Agreement.

9.3	It is hereby clarified and agreed that the Lessee shall pay the Rental Fees for the Term of the Lease beginning as of 75 days from the Date of Transfer of Constructive Possession, provided that such date shall not be later than September 24, 2008 (hereinafter: the “Date of the First Payment of Rental Fees”), i.e., notwithstanding the fact that the Term of the Lease shall commence as of the date of the signing of this Agreement, payment shall only commence on the aforementioned date.

Notwithstanding the foregoing, it is hereby clarified that on the Date of Transfer of Constructive Possession the Lessee shall make an immediately redeemable payment equaling three months of Rental Fees to the Lessor on account of the first three months of Rental Fees owed by the Lessee as of the Date of the First Payment of Rental Fees.

Thereafter, during the six month period between 3 months after the Date of the First Payment of Rental Fees and 9 months after the Date of the First Payment of Rental Fees, the Rental Fees shall be paid in advance on a monthly basis, on the first day of every month.

Thereafter, after the lapse of 9 months from the Date of the First Payment of Rental Fees, the Lessee shall pay the Rental Fees to the Lessor in advance on a Quarterly basis, on the first day of every Quarter.

9.4	Notwithstanding the terms set forth in section 9.5 of the Agreement, it is hereby agreed between the parties that payment of the Rental Fees shall be made by the Lessee by means of a standing debit order. All of the payments shall be made with added VAT as required by law and the Lessor shall provide the Lessee with a valid tax invoice within 14 days of the redemption of the relevant payment.

Section 11 — Other Payments

11.1	It is hereby agreed between the parties that on the Date of Transfer of Constructive Possession, as such term is defined in this appendix, the Lessee shall begin paying all amounts, taxes and fees in respect of the Leased Property that are owed by a property holder or lessee (as opposed to a long term lessee) in accordance with applicable law or custom, as set forth in section 11 of the Agreement and without derogating from the provisions of section 2.4.

11.2	Notwithstanding the provisions of section 11.4 of the Agreement, the Leased Property shall be connected to the electrical grid by means of a sub-meter to be installed in the Building by the Lessor as part of the Customization Works.

Electricity Charges for Air Conditioning Use

The Lessee’s use in the Leased Property of the Building’s air conditioning systems shall be in accordance with the Lessee’s changing needs and the Lessor undertakes to ensure that at all times, beginning as of the Date of Transfer of Physical Possession and throughout the duration of the Term of the Lease, the Lessee shall have the technical capability to utilize up to 60 tons (inclusive) of cooling. On account of its use of the Building’s air conditioning systems, the Lessee shall pay for its pro rata share of the actual electrical usage by the Building’s air conditioning system.

Any use exceeding 60 tons of cooling shall be charged in accordance with section 11.5 of the Agreement.

Charges for Construction of Corridors and Enlarged Cooling Package

Since the Lessor will be required to build additional widened corridors in the Building as part of the Customization Works, and since the cooling allowance provided by the Lessor to the Lessee is to be greater than what is standard in the Building, viz. 60 tons of cooling, it is agreed between the parties that the Lessee shall pay an additional amount, in addition to the Rental Fees, amounting to NIS 565 per month. This amount shall be Linked to the increase in the most recent Index known on the date of actual payment in relation to the Base Index, as set forth in the Definitions section of the Agreement, and shall be considered Rental Fees for all intents and purposes. Non-payment or late payment of such additional amount shall trigger all the reliefs and remedies available under this Agreement, including the exercise of the security interests.

Section 12 — Customization Works in the Leased Property

Sections 12.1 through 12.8 of the Agreement shall be replaced by the following sections:

12.1	Constructive Possession of the Leased Property shall be transferred to the Lessee on the date of the signing of this Agreement, with the Leased Property in its then current state, AS IS. Electricity, water and other meter readings (insofar as any such meters exist) shall be performed on the Date of Transfer of Constructive Possession.

12.2	The parties hereby agree that the Lessor shall be responsible for performing the Customization Works in the Leased Property at its own expense in accordance with the Specifications and the plan and under the supervision of the Lessee, all subject to the provisions of this section below.

12.3	The Lessor shall be responsible for performing the Customization Works in the Leased Property at its own expense on behalf of the Lessee. Such works shall include the division of the Leased Property into offices and laboratories and other internal work, all in accordance with the Specifications and the plans and based on the amounts and materials set forth for such purpose in the Technical Specifications for the Offices set forth in Appendix B to the Lease Agreement and pursuant to the costs set forth in the Amounts Form attached hereto as Appendix L to this Agreement.

12.4	The Lessee shall contribute to the cost of the Customization Works to be performed by the Lessor, as follows:

12.4.1	For the performance of the Customization Works in the office spaces in accordance with, and pursuant to, the Technical Specifications for the Offices, the Lessee shall contribute to the cost of the works in the amount of NIS 13 per square meter per month during the Initial Term and the Additional Terms (in the event that the Lessee exercises its option to extend the Term of the Lease). For the removal of doubt, the Rental Fee rates set forth above in section 9.2 of this Special Terms appendix, which determine the amount to be paid by the Lessee for the office spaces, already include the Lessee’s contribution to the cost of the performance of the Customization Works in the office spaces.

12.4.2 For the performance of the Customization Works in the laboratory spaces, the Lessee shall contribute to the cost of the works in the amount of NIS 12 per every NIS 1,000 of the Lessor Investment Amounts (as defined below in section 12.12) during the Initial Term and the Additional Terms. This amount is in addition to the Rental Fee rates set forth above in section 9.2 of this Special Terms appendix, which determine the amount to be paid by the Lessee for the laboratory spaces (hereinafter: the “Addition to the Rental Fees”).

It is hereby clarified that in the event that the Lessee requests that the Lessor provide an addition and/or improvement and/or change to the Technical Specifications for the Offices attached to this Agreement, in such a way that such addition and/or improvement and/or change requested by the Lessee causes an increase in the overall cost of the Customization Works to the office spaces relative to their cost as set forth in the Specifications, the Lessee shall pay the Lessor in advance to cover the difference in cost resulting in such change/improvement/addition prior to its performance of any work in such respect.

12.5	The Lessee undertakes to provide the Lessor, on the date of the signing of this Agreement, with electrical, plumbing, safety, air conditioning, laboratory, internal walls and other similar plans (hereinafter: the “Plans”).

12.6	It is hereby clarified that the Lessee shall be responsible, at its own expense, for the procurement of any permit required by the Lessee in respect of its needs pursuant to the Plans.

12.7	It is hereby clarified and agreed that the Lessor shall be responsible for purchasing the appropriate equipment and materials for the performance of the Customization Works in accordance with the Specifications and the Plans, and it shall also be responsible for the actual performance of the Customization Works and shall bear the cost of the service providers and performers of the Customization Works.

12.8	The Lessor, on its own or by means of a representative, shall perform the Customization Works in the Leased Property in accordance with the Specifications and the Plans and the following schedule:

The Lessor shall fully complete the Customization Works within a period not to exceed 120 days beginning as of the Commencement Date of the Customization Works as set forth in section 2.7 above. Without derogating from the aforesaid, it is hereby agreed that the Lessor shall make best efforts to complete the Customization Works in the areas of the Leased Property designated for office space, pursuant to the Specifications and the Plans, within 60 days of its receipt of an order to begin work, and with regard to the remainder of the areas of the Leased Property, the Lessor shall make best efforts to complete the Customization Works therein pursuant to the Plans and the Specifications within 90 days of its receipt of an order to begin work, subject to the Customization Works in such areas not requiring an order or delivery of special equipment requested by the Lessee whose delivery is outside of the Lessor’s control (hereinafter: the “Date of the Transfer of the Customization Works”).

Notwithstanding the foregoing in this Agreement, it is hereby agreed that any delay in the performance of the Customization Works caused by the actions of the Lessee, including any delay caused by the failure to submit the Plans on the date determined for such submission in this Agreement and/or the failure to submit complete Plans to the Lessor and/or requests by the Lessee to perform additions/improvements/changes in or to the Specifications or the Plans, insofar as such actions actually caused a delay, then such delay shall result in the postponement of the Date of the Transfer of the Customization Works for a period equaling the length of the delay (hereinafter: the “Deferred Date of the Transfer of the Customization Works”).

12.9	In the event that the Lessee requests the performance of additions/improvements/changes that are not included in the Plans and/or the Specifications and/or the Amounts Form (hereinafter: the “Changes”), such Changes shall be performed subject to the following:

(1) That the request for the Changes was submitted by the Lessee prior to the performance of the work regarding which the Changes were requested.

(2) That the Changes and the agreed delay for the performance of the Changes, which would cause the postponement of the Date of the Transfer of the Customization Works as set forth above in section 12.8 of this appendix, insofar as such Changes do in fact cause a delay, were approved in writing by the Lessee’s Representatives, as these are defined below in this appendix.

(3) The cost of the Changes will be determined based on the prices set forth in the Amounts Form. In the event that the Amounts Form does not list prices for the relevant items, the cost of the Changes will be determined based on rates to be agreed upon between representatives of the Lessor and the Lessee. In the event that the parties cannot reach such an agreement, but the Lessor nonetheless agrees to perform the Changes, the cost of the Changes will be determined in accordance with the Dekel Renovation Contractors Pricelist.

12.10	Subject to the aforesaid in sections 12.8 and 12.9 of this appendix, in the event that the Lessor is delayed and does not complete the Customization Works by the Date of Transfer of Physical Possession, then, notwithstanding anything to the contrary in this Lease Agreement and its appendices, the Lessee shall be exempt from payment of the Rental Fees, Management Fees and parking rental fees, provided that the Lessee has not made use of the parking spaces, all as of the Date of Transfer of Physical Possession until the actual Date of Transfer of Physical Possession.

12.11	The Lessor’s investments and expenses in connection with the Customization Works in the Leased Property performed in accordance with the Plans and the Specifications shall be subject to the prior perusal and approval of the representatives of the Lessee: Martin Burg or Moshe Tzabari or a supervisor acting on behalf of the Lessee (hereinafter: the “Supervisor”) (in this appendix, the aforementioned persons shall collectively be known as the “Lessee’s Representatives”). The Lessor shall be entitled to rely on the approval or directive of any one of the Lessee’s Representatives for all intents and purposes.

12.12	It is hereby clarified that upon the completion of the Customization Works in the laboratories there will be a final accounting of the actual costs expended by the Lessor in its performance of the Customization Works in the laboratories alone, in accordance with the Plans as updated by the parties from time to time, and the Lessee’s Representatives shall be entitled to challenge such costs. After the parties agree on the extent of the cost to the Lessor for performing the Customization Works on the laboratories alone, such amounts, and only such amounts, shall be considered the Lessor’s investment in respect of the Customization Works in the laboratories alone (hereinafter: the “Lessor Investment Amounts”) and shall be subject to the provisions of section 8 of this Appendix J with respect to the manner in which the Lessee is to contribute to the Lessor Investment Amounts in the event of the termination of the Term of the Lease.

For the removal of doubt, it is hereby clarified that the Lessor’s expenses in respect of the Customization Works in the offices and the Public Spaces shall not be considered part of the Lessor’s investment in the performance of the Customization Works in the laboratories and thus shall not constitute part of the Lessor Investment Amounts.

12.13	It is hereby agreed that the total cost to the Lessor in its performance of the Customization Works in the laboratories shall not exceed NIS 1,400,000.

12.14	The prior approval of the Lessee’s Representatives is a pre-condition to the commencement of the Customization Works by the Lessor and the counting from the Commencement Date of the Customization Works pursuant to the dates set forth above shall begin upon the issuance of a written order to begin work from the Lessee’s Representatives with regard to the Customization Works and the Amounts Form. The Lessee’s Representative shall oversee proper execution in accordance with the Specifications and the Plans for the Customization Works.

12.15	The Lessee’s Representatives shall be the sole authority on behalf of the Lessee for approval of changes and/or additions to the Plans and/or Specifications, and the advance written consent of any one of them shall constitute irrevocable authorization on behalf of the Lessee for the additions and/or changes and for the cost associated with such additions and/or changes.

It is hereby clarified and agreed that the Lessee shall pay the Supervisor’s salary.

12.16	The Lessor undertakes that the contractors who are to perform the Customization Works will be experienced and appropriately registered for the performance of works such as the Customization Works.

12.17	The Lessor undertakes to perform the Customization Works and to transfer the Leased Property to the Lessee in a completed state in accordance with the Specifications and the Plans and connected to the electrical grid, water system, telephone system (with infrastructure in place, not an active Bezeq connection) and plumbing system, all as set forth in section 14 of the Agreement.

12.18	All of the systems, improvements, changes and additions in or to the Leased Property made by the Lessor during the Term of the Lease shall, upon the termination of the Term of the Lease, be the property of the Lessor and the Lessee hereby waives any claim and/or demand with respect thereto.

12.19	Notwithstanding the provisions of section 12.17 of the Lease Agreement, the Lessor undertakes, at its own expense, to purchase and maintain, as of the signing date of the Lease Agreement and through the actual transfer of the Customization Works, all insurance in connection with the performance of the Customization Works, as set forth in section 12.17 of the Agreement. The Lessee shall be made an additional insured party under such insurance and the Lessee is hereby released from any undertaking or obligation with respect to the purchase of the insurance for the performance of the Customization Works, including the insurance set forth in section 12.7 of the Lease Agreement. Moreover, the Lessor undertakes to ensure that the contractors who actually perform the Customization Works also purchase insurance coverage appropriate for their activities and the relevant risk factors. The level of coverage shall in any event not be lower than that which is set forth in the sub-sections of section 21 of the Lease Agreement.

Section 18 — Parking Lot

18.1	20 parking spaces will be made available for the sole use of the Lessee in consideration of a monthly payment of NIS 250 per parking space. In the event that the Lessee shall require additional parking spaces during the initial 2 years of the Term of the Lease, the Lessor shall endeavor, solely on a “first come first serve” basis, to make another 10 parking spots available to the Lessee at the same rate. In the event that the Lessee shall require additional parking spaces following the end of the initial 2 years of the Term of the Lease, the Lessor shall endeavor, solely on a “first come first serve” basis, to make additional parking spots available to the Lessee at a rate to be determined by the Lessor and/or the Management Company at such time.

18.2	It is hereby clarified and agreed that the Lessee’s visitors and anyone acting on its behalf shall be entitled to park in the parking lot subject to their payment of the rates to be collected by the parking lot operator, if any.

18.3	The Lessee shall deposit with the Lessor the amount of NIS 180, with added VAT as required by law, per remote control.

Section 21 — Insurance

Section 21.5 — The provisions of section 21.5 of the Agreement shall not apply to a case in which damages result from the negligence or harmful intent of the Lessor and/or Management Company and/or any acting on their behalf.

Section 21.7 and Management Agreement Terms appendix — The Lessor shall ensure the addition of the Lessee as an additional insured party and as a holder of subrogation rights to the insurance policies set forth in section 21.7 and in the Management Agreement Terms appendix under the heading “Authority of the Management Company.”

It is hereby agreed between the parties that the Lessor shall cancel any cross liability (subrogation) clause in the building insurance in respect of the Lessee, in accordance with the insurance companies’ current practice, at no additional cost. In the event that such a request shall cause a future increase in the cost of the Lessor’s insurance policy, the Lessee shall bear such additional cost.

It is hereby agreed between the parties that the Lessor shall add the name of the Lessee to the contractual works insurance that the Lessor shall purchase for the works to be performed in the Leased Property.

Section 24 — Fixed Compensation

Fixed compensation as set forth in section 24.2 of the Lease Agreement shall be in the amount of $10,000.

Section 25 — Painting the Leased Property

Notwithstanding the provisions of section 25.1 of the Agreement, it is hereby agreed that in the event that the Lessee vacates the Leased Property for any reason whatsoever upon the termination of the Initial Term or thereafter, the Lessee shall not be obligated to paint the Leased Property. However, in the event that the Lessee vacates the Leased Property for any reason whatsoever prior to the termination of the Initial Term, the Lessee shall be obligated to paint the Leased Property in accordance with the provisions of section 25.1 of the Agreement.

APPENDIX L

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MANAGEMENT AND CONSTRUCTION OF ENGINEERING PROJECTS

QUANTITY SHEET					AGREEMENT 4.9.2008
#	DESCRIPTION	SIZE	SIZE UNIT	CONTRACT QUANTITY	UNIT NO.	TOTAL

1.00	CONSTRUCTION
1.10	PLASTER WORKS					150,600
1.11	Supply and installation of 10 cms thick plaster walls	10cms	sq.m	520	160	83,200
1.12	Addition for perpendiculars every 40 cms		sq.m	520	10	5,200
1.13	Supply and installation of fire resistant bichrome pink plaster walls	13 cms	sq.m	40	210	8,400
1.14	Supply and installation of standard acoustic ceiling including profile L + Z Georgian		sq.m	320	165	52,800
1.15	Supply and installation of aprons		m	5	200	1,000

1.20	PAINT WORKS					26,000
1.21	Painting new walls of the laboratories and offices with Tambour Supercryl paint or equivalent including preparation including corners and scraping.		sq.m	845	25	21,125
1.22	Painting existing walls with Tambour Supercryl paint or equivalent including repairs		sq.m	195	25	4,875

1.30	ALUMINUM WORKS					144,350
1.31	Supply and installation of lintel and double wing door from Klil 2000 profile color natural anodyze safety glass	210 x (80 + 40)	Unit	5	5,500	27,500
1.32	Supply and installation of lintel and single wing door from Klil 2000 profile color natural anodyze	210 x 100	Unit	14	4,000	56,000
1.33	Supply and installation of oil seals for doors — Yale or Ryobi		Unit	19	350	6,650
1.34	Addition for electric mechanism for door opening — electric lock and preparation for connection to entry system		Unit	2	850	1,700
1.35	Supply and installation of aluminum window from Klil 4500 profile color natural anodyze		Unit	2	2,000	4,000
1.36	Supply and installation of glass door 80/205 without hydraulic seal and without accessories		Unit	1	8,500	8,500
1.37	Supply and installation of glass walls — without curtain wall but only tempered glass		sq.m	40	1,000	40,000

1.40	ADDITIONAL DOORS					9,400
1.41	Supply and installation of Pladelet door	205 x 90	Unit	2	3.000	6,000
1.42	Supply and installation of door seal		Unit	2	500	1,000
1.43	Supply and installation of panic mechanism		Unit	2	1,200	2,400

1.50	TREATMENT OF FLOOR					62,160
1.51	Supply and installation of carpet in offices		sq.m			0
1.52	Supply and affixing of PVC as in the example of the anchor in selected color including scraping and polishing	Basic price NIS50 per sq.m	sq.m	340	150	51,000
1.53	Supply and assembly of anchor panels for the above-mentioned in selected catalog color		m	330	12	3,960
1.54	Ceramic flooring in shower including walls	Basic price NIS50 per sq.m	sq.m	30	240	7,200

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QUANTITY SHEET					AGREEMENT 4.9.2008
#	DESCRIPTION	SIZE	SIZE UNIT	CONTRACT QUANTITY	UNIT NO.	TOTAL

1.90	ADDITIONAL					6,000
1.91	Supply and installation of bathroom cabinets including cabinet, marble, sink and mirror		comp.	2	3,000	6,000

	TOTAL CONSTRUCTION WORKS					398,510

8.00	ELECTRICITY					42,240
8.10	LIGHTING ELEMENTS
8.11	Supply and assembly of parabolic lighting element for offices 4 x 18 manufactured by “Gaash” or equivalent including wiring, bulb and switches. Including socket	4 x 18	Unit	47	450	21,150
#REF!	Supply and assembly of lighting element for laboratory including perspex lower cover	120 x 60	Unit	28	580	16,240
#REF!	Addition of emergency converters for elements	60 mins	Unit	5	380	1,900
#REF!	Supply and assembly of emergency exit sign such as “Litech” LED lighting at planner’s choice		Unit	3	650	1,950
#REF!	Supply and assembly of main light switch next to entrance door including connector, connection to board and signage		Unit	1	1,000	1,000

8.20	CANALS					11,000
8.21	Supply and assembly of communications network canals including supports	10 x 10	m	50	54	2,700
8.22	Supply and assembly of electricity network canals including supports	10 x 20	m	60	65	3,900
8.23	Supply and assembly of PVC electricity canals	12 x 6	m	50	60	3,000
8.24	Supply and installation of preparation pipe for communications, computers, AC thermostat	16mm	m	70	20	1,400

8.30	ELECTRICITY POINTS					43,025
8.31	Supply and assembly of “ADA” complete including four electricity points, telephone point and computer point	Adplast	Point	10	908	9,000
8.32	Supply and assembly of triple sockets point for electricity canals combined with adaptor on canals		Point	35	215	7,525
8.33	Supply and assembly of water protected socket point under the plaster including accessory and wiring		Point	5	250	1,250
8.34	Supply and assembly of three phase point	3 x 32A	Point	6	550	3,300
8.35	Supply and assembly of three phase point for air conditioner including fax switch	3 x 20A	Point	9	550	4,950
8.36	Supply and assembly of single phase point for air conditioner	10A	Point	2	350	700
8.37	Supply and assembly of main electricity board according to the boards plan combined with sealed doors in the front of the board including wiring operation and inspection, all complete according to 61.4% of the cost of the board		comp.	1	15,350	15,350
8.38	Supply and assembly of main air conditioners switch next to entrance door		Unit	1	950	950

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QUANTITY SHEET					AGREEMENT 4.9.2008
#	DESCRIPTION	SIZE	SIZE UNIT	CONTRACT QUANTITY	UNIT NO.	TOTAL

8.40	EARTHS					450
8.41	Supply and installation of earth cable for electricity canals	16mm	m	50	14	700
8.42	Supply and assembly of ceiling earths		Unit	20	15	300
8.43	Supply and assembly of earths for plaster walls		Unit	10	15	150

8.50	LOW VOLTAGE					3,080
8.51	Installation of temperature control for air conditioner including wiring		Unit	11	280	3,080

8.90	ADDITIONAL					4,935
8.91	Inspection of electricity network by qualified inspector according to 61.4%		comp.	1	1,535	1,535
8.92	Excavation for electricity in room centers		Unit	1	1,000	1,000
8.93	Supply and installation of local time switch for lighting		Unit	3	550	1,650
8.94	Supply and installation of dimmer for lighting		Unit	3	250	750
	TOTAL ELECTRICITY					105,080

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QUANTITY SHEET					AGREEMENT 4.9.2008
#	DESCRIPTION	SIZE	SIZE UNIT	CONTRACT QUANTITY	UNIT NO.	TOTAL

4.00	PLUMBING
4.10	MAIN DRAINAGE AND WATER PIPING					67,000
4.11	Supply and assembly of main hot/cold water pipe Pexgol including main battery for all consumers	25mm	m	100	50	6,000
4.11A	Supply and assembly of main hot/cold water pipe Pexgol including main battery for all consumers	16mm	m	100	40	4,000
4.12	Supply and installation of main water pipe for fire extinguishing point	2"	m	50	200	10,000
4.13	Supply and installation of main gas pipe — to be performed by others	1⁄2"	m	0	0	0
4.13	Connection to existing main line — water pipes		comp.	2	1,200	2,400
4.14	Supply and assembly of drainage line for AC — PVC	Up to 50mm	m	150	110	16,500
4.15	P siphons for odor prevention in joins to main line		Unit	5	250	1,400
4.16	Supply and assembly of drainage line for drainage water welded H.D.P.E.	40-50 mm	m	50	130	6,550
4.17	Supply and assembly of main drainage line for drainage water welded H.D.P.E.	4"	m	50	180	9,000
4.18	KBG Goplate control box 110mm diameter made of H.D.P.E. (extending sleeve with cover) including framework and cover made of brass liver model painted with vitreous enamel the same color as the floor		comp.	7	350	2,450
4.19	4"/4" men’s siphons		Unit	7	500	3,500
4.20	Join to main sewage line including section of the main line and installation of welding joint	4"	comp.	10	2,000	20,000
4.21	Join to main sewage line by drilling and installation of AC drainage gasket	2"	comp.	5	650	3,250

4.20	POINTS					39,070
4.21	Supply and assembly of main hot/cold water point including piping from the main battery to the point, connection panel and Neil faucet, piping. Payment separately according to meter		point	30	400	12,000
4.22	Supply and assembly of compressed air point including piping from the main battery to the point, connection panel and Neil faucet, piping. Payment separately		Point	4	470	1,880
4.23	Supply and installation of treated water point including plastic piping, connection panel		Point	14	470	6,580
4.24	Supply and installation of gas point for procedure — to be performed by others		Point	0	0	0
4.24	Supply and installation of drainage points to sink and machines	2"	Point	23	470	10.810
4.25	Supply and installation of drainage points to air conditioners including siphon		point	15	520	7,800

4.30	ACCESSORIES					15,500
4.31	Supply and installation of water battery including Neil faucets		comp.	10	750	7,500
4.32	Supply and installation of fire extinguishing cabinet including accessories		comp.	1	2,300	2,300
4.33	Supply and installation of emergency shower — eye rinser — to be supplied and installed by others		comp.	0	0	0

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MANAGEMENT AND CONSTRUCTION OF ENGINEERING PROJECTS

QUANTITY SHEET					AGREEMENT 4.9.2008
#	DESCRIPTION	SIZE	SIZE UNIT	CONTRACT QUANTITY	UNIT NO.	TOTAL
4.34	Supply and assembly of 60 liter hot water boiler		Unit	2	2,000	2,000
4.35	Supply and installation of Monobloc toilets		Unit	10	2,000	4,000

4.40	ADDITIONAL					8,000
4.41	Performance of diamond drilling on concrete floor for passage of drains via the lower floor		comp.	10	800	8,000
	TOTAL PLUMBING					149,870

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QUANTITY SHEET					AGREEMENT 4.9.2008
#	DESCRIPTION	SIZE	SIZE UNIT	CONTRACT QUANTITY	UNIT NO.	TOTAL

12.00	AIR CONDITIONING					98,900
12.10	ELECTRA AIR CONDITIONING UNITS
12.101	Supply and installation of air conditioning unit the price includes hanging the unit connection to water, and connection to drainage, Electra	400 –600 CFM	comp.	2	4,700	9,400
12.102	Supply and installation of air conditioning unit with proportional 3-way faucet, 6 line deep battery, two degrees heating. The price includes hanging the unit connection to water, and connection to drainage	1000 –1200 CFM		2	8,000	16,000
12.103	Supply and installation of air conditioning unit with proportional 3-way faucet, 6 line deep battery, two degrees heating. The price includes hanging the unit connection to water, and connection to drainage	1400 – 1600 CFM	comp.	5	9,200	46,000
12.104	Supply and installation of air conditioning unit with proportional 3-way faucet, 6 line deep battery, two degrees heating. The price includes hanging the unit connection to water, and connection to drainage	1800 – 2000 CFM	comp.	2	7,000	14,000
12.105	Supply and installation of perfect air suction pump according to the technical specification	800 cfm	comp.	1	4,500	4,500
12.106	Supply and installation of DX mini central air conditioner	27,000 BTU	comp.	1	9,000	9,000

12.20	CANALS					103,300
12.201	Anterior AC unit switchboard made of galvanized steel with 1" thick acoustic/thermal insulation		Unit	11	800	8,800
12.202	Posterior AC unit switchboard made of galvanized steel with 1" thick acoustic/thermal insulation		Unit	1	650	650
12.203	Supply and installation of transitional collar from canal to flexible pipe according to technical specification and plans	10"	Unit	20	220	4,400
12.204	Aluminum ceiling diffuser + quantities regulator white aluminum supplier	60 x 60	Unit	33	800	26,400
12.205	Ceiling A.H. grill including filter	60 x 60	Unit	15	750	11,250
12.206	Supply and installation of standard insulated concatenation canal (pink)	8"	m	10	150	1,500
12.207	Supply and installation of standard insulated concatenation canal (pink)	10"	m	50	170	8,500
12.208	Supply and installation of unclean galvanized steel low pressure canals with Shibelist joins		Sq.m	75	160	12,000
12.209	Supply and installation of PVC suction canals	4"	m	20	250	5,000
12.210	Supply and installation of PVC suction canals including parts	6"	m	20	300	6,000
12.211	Supply and installation of PVC suction canals including parts	8"	m	40	350	14,000
12.212	Manual air regulating damper up to 0.25 sq.m		Unit	10	480	4,800
	Supply and installation of flexibles for connection from canals to AC units**		Unit	2

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MANAGEMENT AND CONSTRUCTION OF ENGINEERING PROJECTS

QUANTITY SHEET					AGREEMENT 4.9.2008
#	DESCRIPTION	SIZE	SIZE UNIT	CONTRACT QUANTITY	UNIT NO.	TOTAL

12.30	PIPING					60,560
12.301	Supply and installation of Macdowell water piping 40 black including supports and reinforcements
12.302	Supply and installation of Macdowell water piping 40 black including supports and reinforcements
12.303	Supply and installation of Macdowell water piping 40 black including supports and reinforcements
12.304	Supply and installation of Macdowell water piping 40 black including supports and reinforcements
12.305	Supply and installation of Macdowell water piping 40 black including supports and reinforcements
12.306	Supply and installation of Macdowell 40 piping part
12.307	Supply and installation of Macdowell 40 piping part
12.308	Supply and installation of Macdowell 40 piping part
12.309	Supply and installation of ball point
12.310	Supply and installation of ball point
12.311	Supply and installation of ball point
12.312	Supply and installation of ball point
12.313	Insulation of water piping with 25 mm Ermoplex insulation
12.314	Insulation of water piping with 25 mm Ermoplex insulation
12.315	Insulation of water piping with 25 mm Ermoplex insulation
12.316	Insulation of water piping with 25 mm Ermoplex insulation
12.317	Insulation of water piping with 19 mm Ermoplex insulation
12.318	Insulation of piping part
12.319	Insulation of piping part
12.320	Ball point insulation
12.321	Ball point insulation
12.322	Ball point insulation
12.323	Supply and installation of gas and electricity piping for DX units
12.324	Supply and installation of air releasers
12.325	Connection to existing line

ELECTRA ADDITIONS:

	Galvanized steel canals up to 0.8 mm thick		sq.m	1	170
	1” thick acoustic insulation for air canals		sq.m	1	90
	1” thick thermal insulation for air canals		sq.m	1	100
	TOTAL AIR CONDITIONING					262,760

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MANAGEMENT AND CONSTRUCTION OF ENGINEERING PROJECTS

QUANTITY SHEET					AGREEMENT 4.9.2008
#	DESCRIPTION	SIZE	SIZE UNIT	CONTRACT QUANTITY	UNIT NO.	TOTAL

9.00	SAFETY
9.10	FIRE DETECTOR					37,440
9.11	Supply and assembly of analog control board including display in Hebrew, the control board will carry UL standard and Israeli standard for detection and extinguishing. Including 12 ampere 24 volt battery		comp.	1	10,000	10,000
9.12	Supply and assembly of red piping for coiling fire detection wiring		Point	61	140	8,540
9.13	Supply and assembly of written detectors		Unit	40	275	11,000
9.14	Supply and assembly of marking lamp		Unit	15	80	1,200
9.15	Supply and assembly of internal fire detection flashing alarm		Unit	5	300	1,500
9.16	Supply and assembly of controlled exit inscription for operation of extinguishers		Unit	6	325	1,950
9.17	Supply and assembly of automatic speaker dialer		Unit	1	600	600
9.18	Supply and assembly of extinguishing system operation button		Unit	5	210	1,050
9.19	Connection to the building’s detection system		Unit	1	1,600	1,600

9.20	FIRE EXTINGUISHING					58,100
9.21	Extinguishing container for electricity boards at weight of up to 7 kg gas FM 200 including installation of gas conductor piping. Every extinguishing system shall carry UL/FM standard including perfect computer run		Unit	1	9,500	9,500
9.22	Supply and assembly of gas extinguishing system for archive and computerization room including container, control and sprinklers. Ham 7 kg		comp.	2	9,500	19,000
9.23	Supply and assembly of sprinklers system for site until perfect finish including certificate from the Standards Institute at end of work		sq. m	320	80	25,600
9.24	Addition for sprinklers for electricity canals		m	50	80	4,000

9.90	ADDITIONAL					5,800
9.91	Standards Institute inspection for fire detection system		comp.		2,800	2,800
9.92	Supply and assembly of loudspeakers as continuation for the building’s PA system		Unit		600	3,000
	TOTAL SAFETY					101,340

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Project Summary

#	Section	Budget
1	Construction	398,510
2	Electricity	105,080
3	Plumbing	149,870
4	Air-conditioning	264,810
5	Safety	101,340
		1,019,610
	Price per square meter $ 910

Dear Sir:

We are interested in renting four additional parking spaces in the same area, as of February.

Sincerely,

/s/ Martin Burg
Martin Burg Chiasma (Israel) Ltd.

I hereby approve four additional parking spaces as of February 1, 2009, at the contractual rate.

/s/ Yair Hadar
January 29, 2009

Amendment to Lease Agreement Dated as of September 5, 2008

Made and entered into in Jerusalem on March 24, 2010

By:	RMPA Assets Ltd. (By Mr. Yair Hadar Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessor”)

Of the first part;

And between:	Chiasma (Israel) Ltd. (By Ms. Roni Mamluk Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessee”)

Of the second part;

Whereas	on September 5, 2008 the parties signed a Lease Agreement and appendices in respect of the Leased Property, as defined in the Lease Agreement (hereinafter: the “Lease Agreement”); and

Whereas	the Lessee desires to lease from the Lessor an additional area in the Building (including the pro rata portion of the areas in the Building available for public use) marked on the plan attached to this Agreement as Appendix A (hereinafter: the “Additional Leased Property”), and the Lessor desires to lease the Additional Leased Property to the Lessee by means of an unprotected lease (hereinafter: the “Lease”) for a certain period, consideration and purpose, all subject to the terms and conditions set forth in the Lease Agreement, and the parties desire to formalize a rule with regard to the installation of a fresh air unit on the roof of the Building, as set forth below in this Agreement;

Now therefore, it is hereby stipulated, conditioned and warranted between the parties as follows:

Section 1 — Term of the Lease and List of Appendices

1.1	It is hereby clarified that save for the amendments set forth explicitly in this Amendment there shall be no change to the Lease Agreement or the provisions thereof and they shall remain valid and in full force.

1.2	It is hereby clarified that the Management Fees, the amount of the bank guarantee and any payment directly derived from the Area of the Leased Property (with the exception of the Rental Fees that are subject to the provisions of section 9.2 below) shall increase proportionally as of the date of the signing of this Amendment in respect of the area of the Additional Leased Property.

1.3	The Lessee undertakes to insure the Additional Leased Property and provide appropriate authorizations in the form set forth in the Lease Agreement with respect to the Additional Leased Property as well.

Appendix A — Plan of the Additional Leased Property.

Appendix B — Technical Specifications of the Offices to be Built in the Additional Leased Property (hereinafter: the “Specifications”) + Plans.

Section 2 — Definitions

2.1	Additional Leased Property — the area on the fourth story of the Building marked on the plan attached to this Amendment as Appendix A.

2.2	Area of the Additional Leased Property — for the purposes of this Agreement, the net area of the Additional Leased Property is approximately 110 square meters, with an additional 20% for the Lessee’s participation in the use of the Public Areas as set forth in section 5 of the Agreement, for a gross total of 132 square meters.

2.3	Base Index — the Index published on May 15, 2008.

2.4	Date of Transfer of Constructive Possession — this date shall be on the date of the signing of this Amendment.

2.5	Date of Transfer of Physical Possession — the date of actual occupation, but not later than 75 days after the signing of this Amendment.

Section 8 — Term of the Lease (and the Additional Term of the Lease, as applicable) shall mirror the terms of the Lease Agreement.

Section 9 — Rental Fees

9.1	Rental Fees — the rental fees in respect of the Additional Leased Property, as set forth below.

9.2	Rental Fees for the Initial Term:

In consideration of the first year of the Term of the Lease, the Lessee shall pay the Lessor Rental Fees as follows:

A total of NIS 43 per gross square meter per month, with added VAT as required by law, against provision by the Lessor of a valid tax receipt, with added Linkage Differentials as set forth in the Definitions section of the Agreement.

9.3	It is hereby clarified and agreed that the Lessee shall pay the Rental Fees and the Management Fees for the Term of the Lease beginning as of the Date of Transfer of Physical Possession (hereinafter: the “Date of the First Payment of Rental Fees”), i.e. notwithstanding the fact that the Term of the Lease shall commence as of the date of the signing of this Agreement, payment shall only commence on the aforementioned date.

The Rental Fees, along with all the other amounts owed the Lessor by the Lessee in respect of the Additional Leased Property, shall be paid simultaneously with, and pursuant to, the terms of payment governing the Rental Fees set forth in the Lease Agreement.

Section 11 — Other Payments

The Lessee, at its own expense, shall connect the Additional Leased Property to the Leased Property’s electrical board.

Electricity Charges for Air Conditioning Use

With respect to its use of the Building’s air conditioning systems, the Lessee shall pay for the actual use of electricity by the Additional Leased Property’s air conditioning system, pursuant to meter readings. The Lessee undertakes to connect the Additional Leased Property, at its own expense, to the existing meter in the Leased Property, no later than the Date of Transfer of Physical Possession of the Additional Leased Property.

Section 12 — Customization Works in the Additional Leased Property

12.1	Constructive Possession of the Additional Leased Property shall be transferred to the Lessee on the date of the signing of this Agreement, with the Additional Leased Property in its then current state, AS IS.

12.2	The parties hereby agree that the Lessee shall be responsible for performing the Customization Works in the Leased Property at its own expense in accordance with the Specifications and the plans approved in writing by the Lessor and subject to the provisions of section 12 of the Lease Agreement.

12.3	It is hereby clarified that the Lessee shall be responsible, at its own expense, for the procurement of any permit required by the Lessee in respect of its needs pursuant to the plans.

12.4	It is hereby clarified and agreed that the Lessee shall be responsible for purchasing the appropriate equipment and materials for the performance of the Customization Works in accordance with the Specifications and the plans, and it shall also be responsible for the actual performance of the Customization Works and shall bear the cost of the service providers and performers of the Customization Works.

12.5	The Lessee undertakes that the contractors who are to perform the Customization Works will be experienced and appropriately registered for the performance of works such as the Customization Works.

12.6	All of the systems, improvements, changes and additions in or to the Leased Property made by the Lessee during the Term of the Lease shall, upon the termination of the Term of the Lease, be the property of the Lessor and the Lessee hereby waives any claim and/or demand with respect thereto.

Section 25 — Painting the Leased Property

Notwithstanding the provisions of section 25.1 of the Agreement, it is hereby agreed that in the event that the Lessee vacates the Additional Leased Property for any reason whatsoever upon the termination of the Initial Term or thereafter, the Lessee shall not be obligated to paint the Additional Leased Property. However, in the event that the Lessee vacates the Additional Leased Property for any reason whatsoever (with the exception of a reason stemming from the Lessor) prior to the termination of the Initial Term, the Lessee shall be obligated to paint the Additional Leased Property in accordance with the provisions of section 25.1 of the Agreement.

Installation of a Fresh Air Unit on the Roof of the Building

The Lessor hereby grants its approval for the Lessee, at its own expense, to install a fresh air unit on the roof of the Building (hereinafter: the “Air Unit”), in order to allow for an increase in the amount of air in the Leased Property. The Lessor, at its own expense, undertakes to be responsible for providing an energy meter for the Air Unit. Notwithstanding the foregoing, it is hereby agreed that in the event that the Lessee vacates the Leased Property for any reason whatsoever (with the exception of a reason stemming from the Lessor) prior to the termination of the Initial Term and the Additional Terms, as these terms are defined in the Agreement, the Lessee shall return to the Lessor a full and final amount equaling NIS 15,000 for the installation of such energy meter.

Now therefore, the parties hereby affix their signatures on March 24, 2010.

In the place and on the date set forth above:

Lessor		Lessee

By:	/s/ Yair Hadar	By:	/s/ Roni Mamluk
Yair Hadar		Roni Mamluk, CEO

		By:	/s/ Sarah Kramer
Sarah Kramer, VP Operations

Amendment to Lease Agreement

That was entered into by the parties on September 5, 2008

Made and entered into in Jerusalem on June 22, 2010

By:	RMPA Assets Ltd. (who for the sake of convenience will hereinafter be known as: the “Lessor”)

Of the first part;

And between:	Chiasma (Israel) Ltd. (By Ms. Roni Mamluk Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessee”)

Of the second part;

Whereas	on September 5, 2008 the parties signed a Lease Agreement (hereinafter: the “Lease Agreement”), pursuant to which the Lessee leased certain areas located on Level A (+1) of the building built on the Parcel known as Beit Hadar Nechasim (hereinafter known as: the “Building”) as well as certain parking spaces, all as set forth in the Lease Agreement; and

Whereas	the Lessee desires to lease additional parking spaces in the Building’s parking garage; and

Whereas	the Lessor agreed to lease to the Lessee additional parking spaces on Parking Level 2 (P2) of the Building (the “Additional Parking Spaces”) and

Whereas	the parties agreed that the provisions, terms and limitations set forth in the Lease Agreement shall also apply in full to the Additional Parking Spaces set forth in this Amendment;

Now therefore, it is hereby stipulated, conditioned and warranted between the parties as follows:

1.	The Lessor shall lease to the Lessee 11 additional parking spaces on Parking Level P2 of the Building, in addition to the leased areas and parking spaces set forth in the Lease Agreement.

2.	For the removal of doubt, it is hereby clarified that the 11 Additional Parking Spaces shall be in addition to the 24 parking spaces already held by the Lessee, so that the total number of parking spaces leased by the Lessee from the Lessor, as of the date of the signing of this Amendment, will be 35.

3.	The term of the lease of the Additional Parking Spaces shall commence as of the date of the signing of this Amendment and continue for the duration of the term of the Lease Agreement, including any extensions thereof, and shall overlap with it.

4.	Upon the parties signing of this Appendix the Leased Property, as this term is defined in the Lease Agreement, shall be considered to include the Additional Parking Spaces as if they had been incorporated into the Lease Agreement from the outset.

5.	For the removal of doubt it is hereby clarified that the rental fees set forth in the Agreement with respect to each parking space shall apply, as of the date of the signing of this Agreement, to all 35 parking spaces.

6.	A plan is appended to this Appendix marking all 35 parking spaces, viz. the 24 parking spaces that were in the Lessee’s possession before the signing of this Appendix as well as the 11 parking spaces that are to be added as of the signing of this Appendix. As of the date of the signing of this Appendix, the parties shall make reference only to the provisions hereof and to the parking spaces marked on the plan attached hereto, and this plan alone shall obligate the parties with regard to the exact location of the parking spaces.

7.	The rental fees, their linkage, the management fees and the remainder of the provisions of the Lease Agreement shall apply in full to this Appendix and nothing in this Appendix shall derogate from and/or amend the provisions of the Lease Agreement, save for in respect of the Leased Property, the addition of the Additional Parking Spaces and the location of all of the parking spaces leased by the Lessee from the Lessor.

/s/ Roni Mamluk

Lessor	Lessee

Descent to parking level -2
66 65 64 63 62 61 60 59 58 57 56 55 54 53
52 51 50 49 48 47 46 45 44 43 42 41
40 39 38 37 36 35 34 33 32 31 30 29
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28
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19 18 17 16 15 14 13 12 11 10 9 8 7 6 5 4 3
Syntezza
מכון התקנים
Standards Institute
מכון התקנים
Standards Institute
Chiasma
28/12/08
December 28, 2008
24 parking spaces

Amendment to Lease Agreement Dated as of September 5, 2008

Made and entered into on November 27, 2011

By:	RMPA Assets Ltd. (By Mr. Yair Hadar Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessor”)

Of the first part;

And between:	Chiasma (Israel) Ltd. (By Ms. Roni Mamluk Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessee”)

Of the second part;

Whereas	on September 5, 2008 the parties signed a lease agreement and on January 29, 2009, March 24, 2010 and June 22, 2010 they entered into amendments to such lease agreement (the lease agreement and the amendments thereto shall collectively be known as: the “Lease Agreement”), according to which the Lessee leased the Leased Property, as such term is defined in the Lease Agreement, in the building known as Beit Hadar Nechasim (hereinafter: the “Building”) [the definition of the term Leased Property also includes parking spaces], all as set forth in the Lease Agreement; and

Whereas	the Lessee desires to lease an additional area in the Building; and

Whereas	the Lessor agreed to lease to the Lessee an additional area of a storage room on Level P3 of the Building (the “Additional Area”); and

Whereas	the parties agreed that the provisions, terms and limitations of the Lease Agreement shall also apply in full with respect to the Additional Area set forth in this Amendment;

Now therefore, it is hereby stipulated, conditioned and warranted between the parties as follows:

1.	The Lessor shall lease to the Lessee, and the Lessee shall lease from the Lessor, in addition to the Leased Property, as such term is defined in the Lease Agreement, an additional area, which, for the purposes of this Agreement, shall consist of 10 gross square meters on Level P3 of the Building. A plan is attached to this Amendment as Appendix A marking the Additional Area.

2.	The term of the lease of the Additional Area shall commence as of November 23, 2011 and continue for the duration of the term of the Lease Agreement and shall overlap with it.

3.	Upon the parties signing of this Appendix the Leased Property, as such term is defined in the Lease Agreement, shall be considered to include the Additional Area as if it had been incorporated into the Lease Agreement from the outset.

4.	In consideration of each month of the lease and use by the Lessee during the term of the lease, the Lessee shall pay the Lessor monthly rental and usage fees equaling NIS 500 with added VAT as required by law, against provision by the Lessor of a valid tax receipt within no more than 7 business days.

5.	In any event, the Lessee shall only pay the Lessor monthly rental fees and/or management fees and/or any other amount owed by the Lessee in accordance with the Lease Agreement with respect to the 10 square meters it requires. Since the total area of the storage room is approximately 20 square meters, the Lessor, at its own expense and full responsibility, reserves the right to divide the storage room and to use the remainder of the area of the storage room for itself or to lease it to another lessee. However, such division must be performed in such a way that the requested Additional Area of 10 square meters remains available to the Lessee. In the event that the Lessor creates such a division, it undertakes to make a full barrier between the Additional Area and the remaining area of the storage room, so that the Lessee has separate access and a private entrance to the Additional Area.

6.	The rental fees, their linkage, the management fees and the remainder of the provisions of the Lease Agreement shall apply in full to this Appendix and nothing in this Appendix shall derogate from and/or amend the provisions of the Lease Agreement, save for in respect of the Leased Property and the addition of the storage room.

/s/ Yair Hadar	/s/ Roni Mamluk

Lessor	Lessee

-13.00
720
1
H
125x625
נכסים בע״מ
3297

מחסן ה-3
כיאזמה.

Storage -3
Chiasma

Amendment to Lease Agreement

That was entered into by the parties on September 5, 2008

Made and entered into in Jerusalem on July 19, 2012

By:	By: RMPA Assets Ltd. (By Mr. Yair Hadar Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessor”)

Of the first part;

And between:	And between: Chiasma (Israel) Ltd. (By Ms. Roni Mamluk Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessee”)

Of the second part;

Whereas	on September 5, 2008 the parties signed a lease agreement and on January 29, 2009, March 24, 2010, June 22, 2010 and November 22, 2011 they entered into amendments to such lease agreement (the lease agreement and the amendments thereto shall hereinafter collectively be known as: the “Lease Agreement”), according to which the Lessee leased certain areas located on Level A (+1) of the building built on Parcel 100 of Block 30243 at 10 Hartum Street in Jerusalem known as Beit Hadar Nechasim (hereinafter known as: the “Building”) along with certain parking spaces, all as set forth in the Lease Agreement; and

Whereas	the Lessee desires to lease additional parking spaces in the Building’s parking garage; and

Whereas	the Lessor agreed to lease to the Lessee 5 additional parking spaces on Parking Level 3 (P3) of the Building (the “Additional Parking Spaces”); and

Whereas	the parties agreed that the provisions, terms and limitations set forth in the Lease Agreement shall also apply in full to the Additional Parking Spaces set forth in this Amendment;

Now therefore, it is hereby stipulated, conditioned and warranted between the parties as follows:

1.	The Lessor shall lease to the Lessee, and the Lessee shall lease from the Lessor, in addition to the leased areas and the parking spaces set forth in the Lease Agreement, 5 additional parking spaces on Level P3 of the Building. The lease of the Additional Parking Spaces shall commence as of August 1, 2012 (hereinafter: the “Date of the Beginning of the Lease of the Additional Parking Spaces”).

2.	For the removal of doubt, it is hereby clarified that the 5 Additional Parking Spaces shall be in addition to the 35 parking spaces already held by the Lessee, so that the total number of parking spaces leased by the Lessee from the Lessor, as of the Date of the Beginning of the Lease of the Additional Parking Spaces, will be 40.

3.	The term of the lease of the Additional Parking Spaces shall commence as of the Date of the Beginning of the Lease of the Additional Parking Spaces and continue for the duration of the term of the Lease Agreement, including any extensions thereof, and shall overlap with it.

4.	As of the Date of the Beginning of the Lease of the Additional Parking Spaces, the Leased Property, as this term is defined in the Lease Agreement, shall be considered to include the Additional Parking Spaces.

5.	It is hereby agreed that the rental fees for the Additional Parking Spaces shall be in the amount of NIS 300 per month per each Additional Parking Space, with added VAT as required by law and linked to the Consumer Price Index published on July 15, 2012 of 105.00 points.

6.	Attached to this Amendment as Appendix A is a plan is marking all 40 parking spaces, viz. the 35 parking spaces that were in the Lessee’s possession before the signing of this Appendix as well as the 5 parking spaces that are to be added as of the Date of the Beginning of the Lease of the Additional Parking Spaces. As of such date, the parties shall make reference only to the parking spaces marked on the plan attached hereto, and this plan alone shall obligate the parties with regard to the exact location of the parking spaces.

7.	The rental fees, their linkage, the management fees and the remainder of the provisions of the Lease Agreement shall apply in full to this Appendix and nothing in this Appendix shall derogate from and/or amend the provisions of the Lease Agreement, save for in respect of the Additional Parking Spaces.

/s/ Roni Mamluk

Lessor	Lessee

Parking level -3 Beit Hadar Nechasim

חניון: 3- בית הדר נכסים

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1

Chiasma 5 additional parking spaces

Amendment to Lease Agreement

That was entered into by the parties on September 5, 2008

Made and entered into in Jerusalem on August 13, 2012

By:	RMPA Assets Ltd. (By Mr. Yair Hadar Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessor”)

Of the first part;

And between:	Chiasma (Israel) Ltd. (By Ms. Roni Mamluk Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessee”)

Of the second part;

Whereas	on September 5, 2008 the parties signed a lease agreement and on January 29, 2009, March 24, 2010, June 22, 2010, November 22, 2011 and July 19, 2012 they entered into amendments to such lease agreement (the lease agreement and the amendments thereto shall hereinafter collectively be known as: the “Lease Agreement”), according to which the Lessee leased a Leased Property, as such term is defined in the Lease Agreement, in the building known as Beit Hadar Nechasim at 10 Hartum Street, Jerusalem; and

Whereas	the Lessor declares that it is the owner/has the right to be registered as owner of a building located at 12 Hartum Street in Har Hotzvim. Jerusalem, known as Beit RMPA (hereinafter: “Beit RMPA”), pursuant to a confirmation of rights dated as of October 10, 2011, which is attached hereto as Appendix A, and that it is entitled under law and/or agreement to lease to the Lessee the additional leased property in Beit RMPA, as such term is defined below in this Amendment; and

Whereas	the Lessor represents that the claim in respect of which all of the caveats were registered in the rights confirmation (Appendix A) (with the exception of the caveats registered in respect of mortgages) has been stricken; and

Whereas	the Lessee desires that the Lessor grant it an option to lease from the Lessor a certain additional area in Beit RMPA (including a pro rata share of the areas of the building open to use by the public) marked on the plan attached to this Agreement as Appendix A (hereinafter: the “Additional Leased Property in Beit RMPA”) and the Lessor desires to grant the Lessee the option to lease the Additional Leased Property in Beit RMPA by means of an unprotected lease (hereinafter: the “Lease”) for the purpose, and subject to the terms and conditions, set forth in the Lease Agreement and in this Appendix;

Now therefore, it is hereby stipulated, conditioned and warranted between the parties as follows:

Option

1.	The Lessor hereby grants the Lessee the option to lease the area of the Additional Leased Property in Beit RMPA, subject to the terms set forth in this Agreement below (hereinafter: the “Option”).

2.	The Lessee shall be entitled to notify the Lessor, by written notice delivered to the Lessor no later than October 30, 2012, regarding the Lessee’s decision whether to exercise the Option. In the event that the Lessee does not provide notice of its exercise of the Option by such date, this Amendment shall become null and void and the Lessor shall have the right to do as it pleases with the Additional Leased Property in Beit RMPA, including to lease it to another party. In the event that the Lessee exercises the Option in accordance with the provisions of this Amendment, the lease subject to the terms set forth in this Amendment shall become valid.

3.	On the date of the signing of this Amendment, the Lessee shall pay the Lessor a total of NIS 9,460, with added VAT as required by law, as full and final payment, not be refunded to the Lessee under any circumstances whatsoever, in consideration of the Option granted to the Lessee under this Amendment (hereinafter: the “Option Payment”), all without derogating from the provisions of section 10 below.

Definitions

4.	Additional Leased Property in Beit RMPA — the area marked on the plan attached hereto as Appendix B on Level 1 of Beit RMPA at 12 Hartum Street, Jerusalem.

5.	Area of the Additional Leased Property in Beit RMPA — for the purposes of the calculations pursuant to this Agreement, the gross area has been fixed at 220 square meters.

6.	Base Index — the index published on the fifteenth day with respect to the month of May of the year 2008.

7.	Date of Transfer of Possession — November 1, 2012.

8.	Beginning of the Additional Leased Property Term of Lease — November 1, 2012.

Terms that shall apply in the event of the exercise of the Option:

Rental Fees

9.	Rental Fees — the rental fees in respect of the Additional Leased Property shall be in accordance with section 9.2 of the Amendment to the Lease Agreement dated as of March 24, 2010.

10.	The Rental Fees, along with all the other payments owed by the Lessee to the Lessor in respect of the Additional Leased Property in Beit RMPA, shall be paid as of the Beginning of the Additional Leased Property Term of Lease, pursuant to the dates and terms of payment set forth in the Lease Agreement and together therewith. Notwithstanding the aforesaid in this section, the amount of NIS 9,460 plus VAT will be offset from the first payment on account of the Rental Fees as the Lessor’s one time contribution to the works performed by the Lessee.

11.	The Lessor shall transfer possession of the Additional Leased Property in Beit RMPA to the Lessee on the Date of Transfer of Possession. As of such date, the Lessee shall be responsible for all of the payments owed on account of the Additional Leased Property in Beit RMPA (rent, management fees, property rates, water, electricity, etc.).

12.	The Lessor undertakes to provide the Lessee with possession of the Additional Leased Property in Beit RMPA in its then current state, AS IS, with it including, inter alia, the air conditioning units installed therein.

13.	The parties hereby agree that the Lessee, at its own expense, shall be responsible for the performance of all of the customization works it requires for its purposes in the Additional Leased Property, with such works to be performed in accordance with the specifications and plans to be approved by the Lessor in advance and in writing. Attached to this Amendment as Appendix C is a list of tasks approved by the Lessor to be performed in the Additional Leased Property in Beit RMPA. Moreover, the Lessee is aware that it is required to install a separate electrical board in the Additional Leased Property in Beit RMPA and to connect it to the master circuit breaker in the master electrical board in the structure at its own expense (the Lessor undertakes, at its own expense, to install a sub-meter on the master circuit breaker for the purpose of measuring the Lessee’s electricity usage within 7 days of the date on which the electrical board is connected to the master circuit breaker). Furthermore, the Lessee is also aware that it is required to install connections to the communications infrastructure in accordance with its needs and that it is responsible, at its own expense, for disconnecting the temporary connections currently installed for the use of another lessee.

14.	All of the electricity, water and municipal tax bills will be paid directly to the relevant authorities pursuant to sub-meter readings. Until the installation of a sub-meter as set forth in section 13 above, the Lessee shall pay for electricity based on its pro rata share.

15.	It is hereby clarified that aside from the amendments set forth explicitly in this Amendment, there shall be no change to the Lease Agreement or its terms and these shall remain fully valid. In any case where anything is not properly clarified, it shall be read and/or interpreted in accordance with the terms of the Lease Agreement.

16.	It is hereby clarified that the management fees, the amount of the bank guarantee and any payment directly derived from the area of the property (with the exception of the Rental Fees, which shall be subject to the provisions of section 9 above) shall increase proportionally as of the date of the Beginning of the Additional Leased Property Term of Lease.

17.	The Lessee undertakes to insure the Additional Leased Property in Beit RMPA and provide authorizations in the form attached for such purpose to the Lease Agreement in respect of the Additional Leased Property in Beit RMPA as well.

18.	The term of the lease of the Additional Leased Property in Beit RMPA (and the additional terms of the lease, as applicable) shall mirror the provisions of the Lease Agreement.

19.	Upon the termination of the lease of the Additional Leased Property in Beit RMPA, the Lessee shall return the Additional Leased Property in Beit RMPA to the Lessor in its then current state, including the customization works described in section 14 above that are permanently affixed to the Additional Leased Property in Beit RMPA, for no additional consideration and subject to reasonable wear and tear.

20.	The Rental Fees (as set forth in section 9), their linkage, the management fees and the remainder of the provisions of the Lease Agreement shall apply in full to this Amendment and nothing in this Amendment shall derogate from and/or amend the provisions of the Lease Agreement, save for in respect of the provisions of this Amendment.

/s/ Yair Hadar	/s/ Roni Mamluk

Lessor	Lessee

Logo — Israel Lands

Administration

Appendix A

To:

RMPA Assets Ltd.

PO Box 45010

Jerusalem 31050

RE: CONFIRMATION OF REGISTRATION OF RIGHTS IN AN ASSET

Block: 30243          Parcel: 99             Sub-Parcel:

Plan: 3760A                             Lot: 1

Address of the Asset: Har Hotzvim, Jerusalem

Area: 4,239.0                             Approximate square meters:

1.	We hereby confirm that the rights in the asset are registered with us in the name of —

Name

RMPA Assets Ltd.

2.	The rights holders have a capitalized lease on the relevant asset that is valid until May 16, 2043.

3.	As of the date of this confirmation – the registrations, caveats and actions (undertakings to register a mortgage, lien, injunction, agreement for placement of a charge on rights, etc.) in respect of the relevant asset, as these have been updated in the asset file maintained by the Administration (not including charges registered other than with the Administration or of which the Administration has no knowledge) are as follows:

There is a legal impediment resulting from a directive issued by the Attorney General

There is a first mortgage to Israel Union Bank, with no limitation as to amount

There is a first mortgage to Bank Leumi L’Israel Ltd., with no limitation as to amount

Irregular use

There is a request to file a claim in respect of irregular use in the asset.

The asset may be registered with the Land Registry. No action will be taken prior to registration.

4.	As of the date of this confirmation (October 10, 2011; 17:31) no request has been filed with the Administration for the transfer of rights in the relevant asset.

5.	Nothing in this document shall amend any obligations or rights under law, as reflected in the Administration file, and nothing herein shall constitute consent to any deviation from/breach of the agreement mentioned above.

The remaining details (terms of long term lease, financial terms, building rights) are as set forth in the long term lease agreement, including all special terms, if any.

Logo — Israel Lands

Administration

6.	The information set forth in this document does not make reference to registrations not maintained by the Administration, including those maintained by the company as set forth above, with the Land Registry Office, the Registrar of Pledges, Registrar of Associations or the Registrar of Companies.

Since the relevant asset is eligible for registration with the Land Registry, there may be no transfer of any rights and undertakings to register a mortgage in the Administration’s books.

7.	Registration with the Land Registry supersedes any registration with the Administration and in the event of a contradiction between the two registrations — the registration with the Land Registry shall prevail.

Sincerely,

[signature + stamp]

(Name)	(Position)	(Signature)*

*	Note: the details pertaining to the asset (address, block, parcel, plan) are as listed in the Administration file.

Please note — the legal status of property rights is maintained by the Land Registry Office as set forth in the Lands Law, 5729-1969, after the update of the registration with respect to such rights. The Land Registry defines an asset in accordance with its final (and updated) block and parcel (and sub-parcel). The rights to this property have yet to be registered with the Land Registry and therefore the block and parcel designations in this form are not necessarily final.

נספח ב׳

Appendix B

Electricity
Stairs
מדרגות
ר.מ.פ.א. נכסים בע״מ

Canceled walls

1 handicap restroom

Appendix C

DESCRIPTION OF EXPENSES SECTION

Renovation of Building, including, inter alia, handling of the following issues: carpets, kitchen, restrooms, entrance door, construction and removal of drywalls, painting, replacement of faulty light fixtures, replacement of improper ceiling tiles, supplying a new electrical panel and connecting it as required, adding power points, communications and computers.

Furniture for the employee rooms

Table and chairs for the conference room

Fire detection system

Intrusion detection system

Attendance system and entrance control

Computer Communication Network / Telephony

Telephony network VOIP

Switchboard.

Amendment to Lease Agreement dated as of September 5, 2008

Made and entered into in Jerusalem on November 1, 2012

By:	RMPA Assets Ltd. (By Mr. Yair Hadar Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessor”)

Of the first part;

And between:	Chiasma (Israel) Ltd. (By Ms. Roni Mamluk Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessee”)

Of the second part;

Whereas	on August 13, 2012 the parties signed an amendment to a lease agreement (the “Lease Agreement”), according to which the Lessee leased certain areas located on Level A (+1) of the building at 12 Hartum Street in Jerusalem known as Beit RMPA (hereinafter known as: the “Building”), all as set forth in the Lease Agreement; and

Whereas	the Lessee desires to lease parking spaces in the Building’s parking garage; and

Whereas	the Lessor agreed to lease to the Lessee 5 parking spaces on the Parking Level (-2) of the Building; and

Whereas	the parties agreed that the provisions, terms and limitations set forth in the Lease Agreement shall also apply in full to the additional parking spaces set forth in this Amendment;

Now therefore, it is hereby stipulated, conditioned and warranted between the parties as follows:

1.	The Lessor shall lease to the Lessee, and the Lessee shall lease from the Lessor, in addition to the leased areas set forth in the Lease Agreement, the 5 parking spaces on Level (-2) of the Building marked on the plan attached hereto as Appendix A to this Amendment (the “Parking Spaces”). The plan (Appendix A) shall obligate the parties with respect to the exact location of the Parking Spaces.

2.	The term of the lease of the Parking Spaces shall commence as of November 15, 2012 and continue for the duration of the term of the Lease Agreement, including any extensions thereof, and shall overlap with it.

3.	As of the parties’ signing of this Appendix, the areas leased under the Lease Agreement shall be considered to include the Parking Spaces as if they had been incorporated into the Lease Agreement from the outset.

4.	In consideration of each Parking Space, the Lessee shall pay a total of NIS 400 plus VAT.

5.	The rental fees, their linkage, the management fees and the remainder of the provisions of the Lease Agreement shall apply in full to this Appendix and nothing in this Appendix shall derogate from and/or amend the provisions of the Lease Agreement, save for in respect of the Additional Parking Spaces.

/s/ Yair Hadar	/s/ Roni Mamluk

Lessor	Lessee

Descent to parkin level -3
Main elevators
Main storage
Elevator Secondary entrance
Fire Kit
Drag gate
Chiasma -5
RMPA Assets Ltd. parking level -2.
71
72
75
76
77
78
79
80
81
40
41
42
43
82
83
84
85

ר.מ.פ.א. נכסים בע״מ

Amendment to Lease Agreement Dated as of September 5, 2008

Made and entered into on November 1, 2012

By:	RMPA Assets Ltd. (By Mr. Yair Hadar Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessor”)

Of the first part;

And between:	Chiasma (Israel) Ltd. (By Ms. Roni Mamluk Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessee”)

Of the second part;

Whereas	on September 5, 2008 the parties signed a lease agreement and on January 29, 2009, March 24, 2010, June 22, 2010 and November 27, 2011 they entered into amendments to such lease agreement (the lease agreement and the amendments thereto shall hereinafter collectively be known as: the “Lease Agreement”), according to which the Lessee leased certain areas in a building located at 10 Hartum Street in Jerusalem known as Beit Hadar Nechasim (hereinafter: the “Building”), all as set forth in the Lease Agreement; and

Whereas	the Lessee desires to lease the remainder of the area of the storage room on Level P3 of the Building (the “Additional Area”); and

Whereas	the Lessor agreed to lease the Additional Area in a storage room on Level P3 of the Building to the Lessee; and

Whereas	the parties agreed that the provisions, terms and limitations of the Lease Agreement shall also apply in full with respect to the Additional Area set forth in this Amendment;

Now therefore, it is hereby stipulated, conditioned and warranted between the parties as follows:

1.	The Lessor shall lease to the Lessee, and the Lessee shall lease from the Lessor, in addition to the leased areas described in the Lease Agreement, an additional area, which, for the purposes of this Agreement, shall consist of the remaining 10 gross square meters in the storage room leased by the Lessee in accordance with the Amendment to the Lease Agreement dated as of November 27, 2011, on Level P3 of the Building. A plan is attached to this Amendment as Appendix A marking the Additional Area.

2.	The term of the lease of the Additional Area shall commence as of November 1, 2012 and continue for the duration of the term of the Lease Agreement and shall overlap with it (hereinafter: the “Term of the Lease”).

3.	Upon the parties signing of this Appendix, the properties leased by the Lessee in accordance with this Agreement shall be considered to include the Additional Area as if it had been incorporated into the Lease Agreement from the outset.

4.	In consideration of each month of the lease and use by the Lessee during the Term of the Lease, the Lessee shall pay the Lessor monthly rental and usage fees equaling NIS 400 with added VAT as required by law, against provision by the Lessor of a valid tax receipt within no more than 7 business days.

5.	For the removal of doubt, the size of the entire storage room is 20 square meters and the total consideration in respect thereof is NIS 900 + VAT per month.

6.	The rental fees, their linkage, the management fees and the remainder of the provisions of the Lease Agreement shall apply in full to this Appendix and nothing in this Appendix shall derogate from and/or amend the provisions of the Lease Agreement, save for in respect of the provisions of this Amendment. .

/s/ Yair Hadar	/s/ Roni Mamluk

Lessor	Lessee

Amendment to Lease Agreement Dated as of September 5, 2008

Made and entered into on July 1, 2014

By:	RMPA Assets Ltd. (By Mr. Yair Hadar Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessor”)

Of the first part;

And between:	Chiasma (Israel) Ltd. (By Ms. Roni Mamluk Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessee”)
Of the second part;

Whereas	on September 5, 2008 the parties signed a lease agreement (the “Lease Agreement”), in accordance to which the Lessee leased certain areas on Level A (+1) of the building known as Beit Hadar Nechasim (hereinafter: the “Building”) along with a number of parking spaces, all as set forth in the Lease Agreement; and

Whereas	the Lessee desires to return to the Lessor the area of the Additional Leased Property, as defined in the Appendix dated as of March 24, 2010, amounting to a gross area of 132 square meters on the second level of Beit Hadar Nechasim; and

Whereas	notwithstanding the provisions of the Agreement, including any extensions thereof, the Lessee desires to extend the Lease Agreement over the remaining area, which amounts to a gross area of 960 square meters, 15 parking spaces and the storage room, for an additional term; and

Whereas	the Lessor is willing to permit the Lessee to return the area of the Additional Leased Property and to extend the Lease Agreement, including all terms and appendices thereof;

Now therefore, it is hereby stipulated, conditioned and warranted between the parties as follows:

1.	As of August 15, 2014, the Lessor shall take possession of the Additional Leased Property, which amounts to a gross area of 132 square meters.

2.	In respect of the remaining area of 960 square meters, parking spaces and storage room, the Agreement will be extended so that the additional term of the lease shall be from September 5, 2014 through February 28, 2014.

3.	The rental fees and management fees shall be reduced to account for the additional returned area, for which rental fees were NIS 43 per gross square meter plus VAT and management fees were NIS 10 per square meter plus VAT. All of the reduced amounts are linked to the May 2008 Consumer Price Index.

4.	As of July 1, 2014, the Lessee shall retain only 15 parking spaces, for which consideration is paid on a per parking space basis as agreed between the parties.

5.	With regard to the remainder of the payment terms set forth in the Agreement concerning rental fees, management fees, parking spaces and storage room there shall be no additional change.

6.	It is hereby clarified that the provisions of the Agreement, as well as those of its appendices and amendments, shall apply in full to this Amendment, save for terms that were explicitly changed hereunder, and nothing in this Amendment shall be seen to derogate from and/or to amend the provisions of the Lease Agreement, save for as explicitly set forth above.

/s/ Yair Hadar	/s/ Roni Mamluk

Lessor	Lessee

Amendment to Lease Agreement Dated as of September 5, 2008

Made and entered into on January 1, 2015

By:	RMPA Assets Ltd. (By Mr. Yair Hadar Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessor”)

Of the first part;

And between:	Chiasma (Israel) Ltd. (By Ms. Roni Mamluk Who is authorized to sign on the company’s behalf) (who for the sake of convenience will hereinafter be known as: the “Lessee”)

Of the second part;

Whereas	on September 5, 2008 the parties signed a lease agreement (the “Lease Agreement”), in accordance to which the Lessee leased certain areas on Level A (+1) of the building known as Beit Hadar Nechasim (hereinafter: the “Building”) along with a number of parking spaces, all as set forth in the Lease Agreement; and

Whereas	on August 15, 2014 the Lessee returned, and the Lessor took possession of, the area of the Additional Leased Property, which amounts to a gross area of 132 square meters, in accordance with the Amendment to the Lease Agreement dated as of July 1, 2014; and

Whereas	notwithstanding the provisions of the Amendment to the Lease Agreement dated as of July 1, 2014, in which it was agreed that the term of the lease in respect of the remaining area of 960 square meters, parking spaces and storage room was to be extended through February 28, 2015, on November 25, 2014 the Lessee returned to the Lessor a laboratory area of 263 square meters in the Building from the total leased area (hereinafter: the “Returned Area”), and the Lessor took possession of the Returned Area and leased it to another lessee; and

Whereas	the Lessee desires to extend the Lease Agreement with respect to the area remaining in its possession, which amounts to a gross area of 697 square meters (hereinafter: the “Remaining Area of the Leased Property”) divided into approximately 366 square meters of office space (hereinafter: the “Remaining Office Space”) and 331 square meters of laboratory space (hereinafter: the “Remaining Laboratory Space”), 15 parking spaces and the storage room, for an additional term, and the Lessor is willing to extend the Lease Agreement, including all terms and appendices thereto, with respect to such areas;

Now therefore, it is hereby stipulated, conditioned and warranted between the parties as follows:

1.	With respect to the remaining area of 697 square meters, 15 parking spaces and the storage room, the Lease Agreement shall be extended so that the second additional term of the lease shall extend through September 4, 2015.

2.	As of November 25, 2014, the rental fees and management fees shall be calculated in accordance with the terms of the original agreement in respect of the remaining areas.

3.	With regard to the remainder of the terms set forth in the Agreement concerning rental fees, management fees, parking spaces and storage room there shall be no additional change.

4.	It is hereby clarified that the provisions of the Agreement, as well as those of its appendices and amendments, shall apply in full to this Amendment, save for terms that were explicitly changed hereunder, and nothing in this Amendment shall be seen to derogate from and/or to amend the provisions of the Lease Agreement, save for as explicitly set forth above.

/s/ Yair Hadar	/s/ Roni Mamluk

Lessor	Lessee